Filed pursuant to Rule 424(b)(2)
Registration Statement Nos. 333-131266
333-131266-03

The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Prospectus Supplement Dated April 18, 2007.

PROSPECTUS SUPPLEMENT
(To Prospectus dated January 25, 2006)

$
Morgan Stanley Capital Trust VIII
% CAPITAL SECURITIES

guaranteed by

Morgan Stanley Capital Trust VIII (“Morgan Stanley Trust”) is offering capital securities that Morgan Stanley will fully and unconditionally guarantee, based on its combined obligations under a guarantee, a trust agreement and a junior subordinated indenture. Morgan Stanley Trust’s only asset will be junior subordinated debentures issued by Morgan Stanley. Morgan Stanley Trust will pay distributions on the capital securities only from the proceeds, if any, of interest payments on the junior subordinated debentures. The junior subordinated debentures bear interest at an annual rate of     %, payable quarterly in arrears.

Subject to certain conditions specified in this prospectus supplement, Morgan Stanley may defer interest payments on the junior subordinated debentures during any period of up to 40 consecutive quarters without giving rise to an event of default and without permitting acceleration under the terms of the capital securities or the junior subordinated debentures. Morgan Stanley will not be required to settle deferred interest payments pursuant to the alternative payment mechanism described in this prospectus supplement until it has deferred interest for 20 consecutive quarters or made a payment of current interest.

Morgan Stanley Trust will redeem the capital securities on January 15, 2046 (the “scheduled redemption date”), subject to obtaining sufficient proceeds from the redemption by Morgan Stanley of the junior subordinated debentures. Morgan Stanley has agreed to redeem the junior subordinated debentures on the scheduled redemption date only out of net proceeds from the sale of certain replacement securities described in this prospectus supplement. Morgan Stanley also has the right to redeem the junior subordinated debentures early at any time on or after July 15, 2012 or, prior to such date, upon the occurrence of certain events specified in this prospectus supplement. The junior subordinated debentures mature on April 15, 2067 if not redeemed earlier.

Morgan Stanley Trust will apply to have the capital securities listed on the New York Stock Exchange under the trading symbol “     ” for trading within 30 days after they are first issued. No assurance can be given that the New York Stock Exchange will approve the capital securities for listing.

Investing in the capital securities involves risks. See “Risk Factors” beginning on page S-12.

PRICE $25 PER CAPITAL SECURITY

		Underwriting	Proceeds to
	Price to	Discounts and	Morgan Stanley
	Public(1)	Commissions(2)	Trust (1)(2)

Per Capital Security	$25		$$25
Total	$	$	$

(1)	Plus accumulated distributions, if any, from April , 2007.
(2)	Because Morgan Stanley Trust will use all of the proceeds from the sale of the capital securities and its common securities to purchase junior subordinated debentures of Morgan Stanley, Morgan Stanley will pay all underwriting discounts and commissions.

This prospectus supplement and the accompanying prospectus may be used by the underwriters in connection with offers and sales of the capital securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale or otherwise. The underwriters may act as principal or agent in such transactions.
The underwriters may purchase up to an additional             capital securities for $25 per capital security and accumulated distributions, if any, within 30 days from the date of this prospectus supplement to cover over-allotments.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The capital securities are not being offered or sold outside of the United States.
The underwriters expect to deliver the capital securities to purchasers through The Depository Trust Company on April      , 2007.

MORGAN STANLEY

Sole Structuring Agent and Sole Bookrunner

CITI MERRILL LYNCH & CO. UBS INVESTMENT BANK WACHOVIA SECURITIES

A.G. EDWARDS BANC OF AMERICA SECURITIES LLC RBC CAPITAL MARKETS SUNTRUST ROBINSON HUMPHREY WELLS FARGO SECURITIES

April      , 2007

     In this prospectus supplement, references to Morgan Stanley Trust mean Morgan Stanley Capital Trust VIII.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus dated January 25, 2006. Morgan Stanley Trust and Morgan Stanley have not authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Morgan Stanley Trust and Morgan Stanley are offering to sell the capital securities, and are seeking offers to buy the capital securities, only in jurisdictions where offers and sales are permitted.

     Except as otherwise noted, the discussion in this prospectus supplement assumes that the underwriters will only purchase                                     capital securities and will not purchase any additional securities pursuant to their over-allotment option.

     The distribution of this prospectus supplement and the accompanying prospectus and the offering of the capital securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the capital securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

     For a description of certain restrictions on offers, sales and deliveries of the capital securities and on the distribution of this prospectus supplement and the accompanying prospectus and other offering material relating to the capital securities, see the section of this prospectus supplement called “Underwriters.”

PROSPECTUS SUPPLEMENT SUMMARY

     The following information concerning Morgan Stanley, Morgan Stanley Trust, the   % capital securities to be issued by Morgan Stanley Trust, the guarantee to be issued by Morgan Stanley with respect to the capital securities and the   % junior subordinated debentures to be issued by Morgan Stanley due April 15, 2067, subject to Morgan Stanley’s agreement to redeem them earlier, as described below, supplements, and should be read in conjunction with, the information contained in the accompanying prospectus. Terms defined in the accompanying prospectus have the same meanings in this prospectus supplement.

Morgan Stanley

     Morgan Stanley is a global financial services firm that maintains significant market positions in each of its business segments—Institutional Securities, Global Wealth Management Group, Asset Management and Discover. Morgan Stanley, through its subsidiaries and affiliates, provides its products and services to a large and diversified group of clients and customers, including corporations, governments, financial institutions and individuals. Morgan Stanley was originally incorporated under the laws of the State of Delaware in 1981, and its predecessor companies date back to 1924. Morgan Stanley conducts its business from its headquarters in and around New York City, its regional offices and branches throughout the United States, and its principal offices in London, Tokyo, Hong Kong and other world financial centers.

     A summary of the activities of each of the business segments follows:

     Institutional Securities includes capital raising; financial advisory services, including advice on mergers and acquisitions, restructurings, real estate and project finance; corporate lending; sales, trading, financing and market-making activities in equity securities and related products and fixed income securities and related products, including foreign exchange and commodities; benchmark indices and risk management analytics; research; and investment activities.

     Global Wealth Management Group provides brokerage and investment advisory services covering various investment alternatives; financial and wealth planning services; annuity and insurance products; credit and other lending products; banking and cash management services; retirement services; and trust and fiduciary services.

     Asset Management provides global asset management products and services in equity, fixed income, alternative investments and private equity to institutional and retail clients through proprietary and third party retail distribution channels, intermediaries and Morgan Stanley’s institutional distribution channel. Asset Management also engages in investment activities.

     Discover offers Discover®-branded credit cards and related consumer products and services and operates the Discover Network, a merchant and cash access network for Discover Network-branded cards, and PULSE EFT Association LP, an automated teller machine/debit and electronic funds transfer network. Discover also offers consumer finance products and services in the U.K., including Morgan Stanley-branded, Goldfish-branded and various other credit cards issued on the MasterCard® and Visa® networks.

     On December 19, 2006, Morgan Stanley announced that its Board of Directors had approved the spin-off of Discover in order to enhance shareholder value (the “Discover Spin-off”). The Discover Spin-off will allow Morgan Stanley to focus its efforts on more closely aligned firm-wide strategic priorities within its Institutional Securities, Global Wealth Management Group and Asset Management business segments. The Discover Spin-off is subject to regulatory approval and other customary conditions, and is expected to take place in the third quarter of fiscal 2007. At the time of the Discover Spin-off, Morgan Stanley shareholders will receive shares in Discover on generally a tax-free basis.

     Morgan Stanley’s principal executive offices are at 1585 Broadway, New York, New York 10036, and its telephone number is (212) 761-4000. Under this heading, “Use of Proceeds” and “Consolidated Ratios of Earnings to Fixed Charges and Earnings

to Fixed Charges and Preferred Stock Dividends,” the terms “Morgan Stanley,” “we,” “us” and “our” include Morgan Stanley and its consolidated subsidiaries.

Morgan Stanley Capital Trust VIII

     Morgan Stanley Trust is a Delaware statutory trust. Morgan Stanley Trust exists solely to:

  issue and sell its common securities to Morgan Stanley;

  issue and sell its capital securities to the public;

  use the proceeds from the sale of its common securities and capital securities to purchase junior subordinated debentures from Morgan Stanley; and

  engage in other activities that are necessary, convenient or incidental to these purposes.

     The Bank of New York will act as the property trustee of Morgan Stanley Trust. The Bank of New York (Delaware) will act as the Delaware trustee of Morgan Stanley Trust. Two employees, officers or affiliates of Morgan Stanley or its subsidiaries will act as administrators of Morgan Stanley Trust. The principal offices and telephone number of Morgan Stanley Trust are 1585 Broadway, New York, New York 10036 and (212) 761-4000.

The Offering

     Morgan Stanley Trust is offering its capital securities for $25 per security. Morgan Stanley Trust will use all of the proceeds from the sale of its capital securities and its common securities to purchase junior subordinated debentures of Morgan Stanley. The junior subordinated debentures will be Morgan Stanley Trust’s only assets. Morgan Stanley will fully and unconditionally guarantee the obligations of Morgan Stanley Trust, based on its combined obligations under a guarantee, a trust agreement and the Junior Subordinated Indenture, dated as of October 12, 2006, between Morgan Stanley and The Bank of New York, as indenture trustee (the “junior subordinated indenture”).

     The Capital Securities

     If you purchase capital securities, you will be entitled to receive cumulative cash distributions at an annual rate of $     for each capital security, which represents   % of the liquidation amount of $25 for each capital security. If Morgan Stanley Trust is dissolved and its assets distributed, for each capital security you own you are entitled to receive the liquidation amount (which may be paid in the form of a distribution of a like amount of junior subordinated debentures) of $25 plus accumulated but unpaid distributions from the assets of Morgan Stanley Trust available for distribution, after it has paid or made reasonable provision to pay, in accordance with Section 3808(e) of the Delaware Statutory Trust Act, liabilities owed to its creditors. See “Description of Capital Securities—Liquidation Distribution upon Dissolution.” Accordingly, you may not receive the full liquidation amount and accumulated but unpaid distributions if Morgan Stanley Trust does not have enough funds.

     Distributions will accumulate from the date Morgan Stanley Trust issues its capital securities. Morgan Stanley Trust will pay the distributions quarterly on January 15, April 15, July 15 and October 15 of each year, beginning July 15, 2007. If Morgan Stanley defers interest payments on the junior subordinated debentures, Morgan Stanley Trust will defer distributions on the capital securities. These interest payments and, accordingly, distributions on the capital securities, may be deferred for up to 40 consecutive quarters without permitting an acceleration of the junior subordinated debentures.

     If you purchase the capital securities, you will have limited voting rights. You will be entitled to vote on the following matters:

  removal of the property trustee or the Delaware trustee when there is a default under the junior subordinated debentures or when holders of a majority in liquidation value of the outstanding capital securities decide to remove either of the trustees for cause;

  certain modifications to the terms of the capital securities and the guarantee that would adversely affect the rights of the holders of the capital securities; and

  the exercise of Morgan Stanley Trust’s rights as holder of the junior subordinated debentures.

     A more detailed description of your voting rights is contained under “Description of Capital Securities—Removal of Morgan Stanley Capital Trustees; Appointment of Successors,” “—Voting Rights; Amendment of Trust Agreements” and “Description of Guarantees—Amendments and Assignment” on pages 10, 12 and 28, respectively, of the accompanying prospectus.

     The Common Securities

     Morgan Stanley will acquire all of the common securities of Morgan Stanley Trust. The common securities will have an aggregate liquidation amount of $10,000. Except as described under “Ranking” below, the common securities will rank equal to the capital securities in priority of payment. Normally, the common securities will have sole voting power on matters to be voted upon by Morgan Stanley Trust’s security holders.

     The Junior Subordinated Debentures

     Morgan Stanley Trust will purchase the junior subordinated debentures from Morgan Stanley with the proceeds from the sale of its capital securities and its common securities. Morgan Stanley will issue the junior subordinated debentures under a junior subordinated indenture between Morgan Stanley and The Bank of New York, as indenture trustee. The junior subordinated debentures will:

  have an aggregate principal amount equal to $     , which is the aggregate liquidation amount of the capital securities plus the capital contributed by Morgan Stanley for the common securities;

  bear interest at an annual rate of   %;

  pay interest quarterly, subject to the right of Morgan Stanley to defer interest payments for up to 40 consecutive quarters as described below;

  be redeemable at Morgan Stanley’s option at any time on or after July 15, 2012, or, prior to such date, under the circumstances described below;

  be redeemed by Morgan Stanley on January 15, 2046 (the “scheduled redemption date”) to the extent Morgan Stanley raises sufficient proceeds through the sale of replacement securities as further described below; and

  mature on April 15, 2067 (the “final maturity date”).

     The Guarantee of the Capital Securities

     Morgan Stanley will guarantee the capital securities on a limited basis under the guarantee.

     The guarantee requires Morgan Stanley to pay accumulated but unpaid distributions, redemption payments and liquidation payments on the capital securities on behalf of Morgan Stanley Trust only in an amount equal to the sum of the payments Morgan Stanley has made to Morgan Stanley Trust on the junior subordinated debentures. It does not, however, require Morgan Stanley to make payments on behalf of Morgan Stanley Trust if Morgan Stanley Trust does not have sufficient funds to make payments on the capital securities because Morgan Stanley has not made payments on the junior subordinated debentures.

     Ranking

     The capital securities will generally rank equal to the common securities in priority of payment. Morgan Stanley Trust will make payments on the capital securities and the common securities based on a proportionate allocation of the payments it receives on the junior subordinated debentures. However, the capital securities will rank prior to the common securities as to payment if there occurs with respect to the junior subordinated debentures an event of default or a default as a result of a failure to pay any amounts under the junior subordinated debentures when due. For a more detailed explanation, see “Description of Capital Securities—Subordination of Common Securities” on page 9 of the accompanying prospectus.

     The junior subordinated debentures and the guarantee will be unsecured and will rank subordinate and junior in right of payment to all of Morgan Stanley’s current and future senior indebtedness, liabilities and obligations (including senior subordinated debt and certain junior subordinated debt of Morgan Stanley) and will be effectively subordinated to all indebtedness and other liabilities of Morgan Stanley’s subsidiaries. The junior subordinated debentures and the guarantee will rank junior to the junior subordinated debt of Morgan Stanley underlying the existing capital securities of Morgan Stanley Capital Trust II, Morgan Stanley Capital Trust III, Morgan Stanley Capital Trust IV, Morgan Stanley Capital Trust V and Morgan Stanley Capital Trust VI (collectively, the “Earlier Morgan Stanley Trusts”) and guarantees by Morgan Stanley of the capital securities issued by the Earlier Morgan Stanley Trusts, respectively. The junior subordinated debentures and the guarantee will rank pari passu with the junior subordinated debt of Morgan Stanley underlying the existing capital securities of Morgan Stanley Capital Trust VII (“Trust VII”) and the guarantee by Morgan Stanley of the capital securities issued by Trust VII and may rank junior to, senior to or pari passu with junior subordinated debentures and guarantees underlying capital securities (intended to receive comparable tier 1 capital treatment) to be issued in the future by trusts similar to the Morgan Stanley Trust. See “Risk Factors—Holders of Morgan Stanley’s Senior Indebtedness Will Get Paid Before Morgan Stanley Trust Will Get Paid Under the Junior Subordinated Debentures and Before You Will Get Paid Under the Guarantee” on page S-12, “Description of Junior Subordinated Debentures—Subordination” on page S-30, “Description of Junior Subordinated Debentures” beginning on page 16 of the accompanying prospectus and “Description of Guarantees—Status of the Guarantees” on page 28 of the accompanying prospectus for a more detailed explanation.

     Deferral of Distributions

     Subject to certain conditions specified in the following paragraphs, Morgan Stanley may defer interest payments on the junior subordinated debentures during any period of up to 40 consecutive quarters, which we refer to as an optional deferral period, without giving rise to an event of default and without permitting acceleration under the terms of the capital securities or the junior subordinated debentures. See “Description of Capital Securities –Capital Securities Events of Default” on page S-26 and “Description of Junior Subordinated Debentures – Events of Default, Defaults and the Rights of Capital Securities Holders to Take Action Against Morgan Stanley” beginning on page S-50.

     Morgan Stanley’s right to defer interest payments will end on the earlier of the final maturity date or the acceleration of the junior subordinated debentures following an event of default.

     During any optional deferral period, from the earlier of (i) the business day immediately following the first interest payment date on which Morgan Stanley elects to pay current interest and (ii) the business day following the fifth anniversary of the start of the relevant optional deferral period, Morgan Stanley will be required to comply with the alternative payment mechanism described below. See “Description of Junior Subordinated Debentures –Alternative Payment Mechanism” beginning on page S-33.

     After Morgan Stanley makes all interest payments that it has deferred, including accrued interest on the deferred payments, Morgan Stanley may again defer interest payments during new deferral periods of up to 40 consecutive quarters as long as Morgan Stanley adheres to the same requirements.

     Upon the occurrence of certain events of insolvency, bankruptcy or reorganization regarding Morgan Stanley, whether voluntary or involuntary, holders of capital securities will only have a claim for, or right to receive, distributions with respect to deferred interest, including accrued interest on the deferred payments, to the extent such interest (including accrued interest on the deferred payments) relates to the earliest two years of the portion of the optional deferral period for which interest has not been paid. See “Description of Junior Subordinated Debentures –Limitation on Claims in the Event of Morgan Stanley’s Bankruptcy, Insolvency or Reorganization” on page S-32.

     If Morgan Stanley defers interest payments on the junior subordinated debentures, Morgan Stanley Trust will defer distributions on the capital securities. During any deferral period, distributions will continue to accumulate on the capital securities at an annual rate of   % of the liquidation amount of $25 per capital security. Also, the deferred distributions will accrue additional distributions, as permitted by applicable law, at an annual rate of   %, compounded quarterly.

     While Morgan Stanley defers interest payments on the junior subordinated debentures, Morgan Stanley will not, nor will it permit its subsidiaries to:

  declare or pay any dividends or any distributions on, or redeem, purchase, acquire or make a liquidation payment on, any shares of its capital stock;

  make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem debt securities of Morgan Stanley that rank equal or junior to the junior subordinated debentures; or

  make any guarantee payments on any guarantee of debt securities of any of Morgan Stanley’s subsidiaries if the guarantee ranks equal or junior to the junior subordinated debentures.

     See “Description of Junior Subordinated Debentures – Restrictions on Certain Payments During Optional Deferral Periods” beginning on page S-32 for certain exceptions to this restriction.

     If Morgan Stanley defers payments of interest on the junior subordinated debentures, the capital securities would at that time be treated as being issued with original issue discount for United States federal income tax purposes. This means that you would be required to include accrued interest in your income for United States federal income tax purposes before you receive any cash distributions. Please see “United States Federal Income Tax Consequences” beginning on page S-56 for a more complete discussion.

     Alternative Payment Mechanism

     Unless a market disruption event (as defined under “Description of Junior Subordinated Debentures—Market Disruption Events” beginning on page S-47 below) has occurred and is continuing, and subject to certain conditions described below, if Morgan Stanley defers interest on the junior subordinated debentures, Morgan Stanley will be required, not later than (i) the business day immediately following the first interest payment date during an optional deferral period on which it elects to pay current interest, or (ii) if earlier, not later than the business day following the fifth anniversary of the start of the optional deferral period, to use its commercially reasonable efforts to begin selling “qualifying securities” to persons that are not Morgan Stanley’s affiliates. Morgan Stanley will be required to use its commercially reasonable efforts to continue selling qualifying securities until it has raised an amount of net proceeds sufficient to pay the deferred interest (including interest on the deferred payments) in full. Morgan Stanley will not, nor will it permit its subsidiaries to, pay deferred interest (including interest on the deferred payments) on the junior subordinated debentures from any source other than the net proceeds from the sale of qualifying securities, unless otherwise required at the time by any applicable regulatory authority. In addition, such applicable regulatory authority may prevent Morgan Stanley from selling qualifying securities or may prevent Morgan Stanley from using the proceeds of any sales of qualifying securities to pay any deferred interest. We refer to this process as the “alternative payment mechanism.” See “Description of Junior Subordinated Debentures — Alternative Payment Mechanism” beginning on page S-33 for a more detailed description of the alternative payment mechanism.

     The following securities are “qualifying securities” for purposes of the alternative payment mechanism:

  “qualifying warrants,” which are net share settled warrants to purchase Morgan Stanley’s common stock that have an exercise price greater than the current stock market price of Morgan Stanley’s common stock as of their date of issuance, that Morgan Stanley is not entitled to redeem for cash and that the holders of such warrants are not entitled to require Morgan Stanley to repurchase for cash in any circumstance; and

  “qualifying preferred stock,” as described below under “Description of Junior Subordinated Debentures – Alternative Payment Mechanism.”

     Although Morgan Stanley’s failure to comply with the alternative payment mechanism during an optional deferral period would be a breach of Morgan Stanley’s obligations under the junior subordinated indenture, it would not constitute an event of default thereunder or give rise to a right to accelerate the maturity of the junior subordinated debentures or similar remedy under the terms thereof. The remedies of holders of the junior subordinated debentures and the capital securities will be limited in such circumstances as described under “Description of the Junior Subordinated Debentures—Events of Default, Defaults and the Rights of Capital Securities Holders to Take Action Against Morgan Stanley” beginning on page S-50. However, an event of default under the junior subordinated indenture will occur if Morgan Stanley fails to pay all accrued and unpaid interest within 30 days after the conclusion of 40 quarters following the first day of any deferral period. See “— Events of Default and Acceleration” below.

     Morgan Stanley is not required to issue qualifying warrants prior to the fifth anniversary of the commencement of any optional deferral period pursuant to the alternative payment mechanism to the extent that the number of shares of Morgan Stanley common stock underlying any issuance of qualifying warrants applied to pay such interest, together with the shares underlying all prior issuances of qualifying warrants during such optional deferral period so applied, would exceed 2% of the total number of issued and outstanding shares of Morgan Stanley’s common stock as of the date of Morgan Stanley’s then most recent publicly available consolidated financial statements (the “warrant issuance cap”). In addition, Morgan Stanley may not issue qualifying preferred stock if the net proceeds of any issuance of qualifying preferred stock applied to pay interest, together with the net proceeds of all prior issuances of qualifying preferred stock so applied, would exceed 25% of the aggregate liquidation amount of the issuance of the capital securities offered hereby (the “preferred stock issuance cap”).

     Once Morgan Stanley reaches the warrant issuance cap for any optional deferral period, Morgan Stanley will not be required to issue more qualifying warrants prior to the fifth anniversary of the commencement of such optional deferral period even if the number of underlying shares referred to above subsequently increases because of a subsequent increase in the number of outstanding shares of Morgan Stanley’s common stock. The warrant issuance cap will cease to apply following the fifth anniversary of the commencement of any optional deferral period, at which point Morgan Stanley must pay any deferred interest, regardless of the time at which it was deferred, using the alternative payment mechanism, subject to the preferred stock issuance cap, the share cap (defined below) and any market disruption event. For the avoidance of doubt, if the warrant issuance cap has been reached during an optional deferral period and Morgan Stanley subsequently pays all deferred payments (including accrued interest thereon), the warrant issuance cap will cease to apply, and will only apply again once Morgan Stanley starts a new optional deferral period. The preferred stock issuance cap will apply so long as the junior subordinated debentures remain outstanding.

     Morgan Stanley is not required to issue qualifying warrants pursuant to the alternative payment mechanism to the extent that the total number of shares of Morgan Stanley’s common stock underlying such qualifying warrants, together with all prior issuances of qualifying warrants, exceeds 40 million shares (subject to customary anti-dilution adjustments) (the “share cap”). Morgan Stanley must use commercially reasonable efforts to increase the share cap from time to time to a number of shares that would allow Morgan Stanley to satisfy its obligations with respect to the alternative payment mechanism.

     Redemption of Capital Securities

     Morgan Stanley Trust will redeem all of the outstanding capital securities and common securities when Morgan Stanley redeems the junior subordinated debentures or repays the junior subordinated debentures at maturity as further specified below. If Morgan Stanley redeems any junior subordinated debentures before their maturity, Morgan Stanley Trust will use the cash it receives from the redemption to redeem capital securities and common securities.

     Except as described above under “— Ranking,” the aggregate liquidation amount of capital and common securities to be redeemed will be allocated in proportion to their respective aggregate liquidation amounts.

     Early Redemption of Junior Subordinated Debentures

     Subject to obtaining any then required regulatory approval, Morgan Stanley may redeem the junior subordinated debentures before their maturity on or after July 15, 2012, in whole or in part, on one or more occasions, at any time.

     Subject to obtaining any then required regulatory approval, Morgan Stanley may only redeem the junior subordinated debentures before July 15, 2012, as follows:

  in whole only, if adverse changes in tax or investment company law described on page S-22 occur and are continuing;

  in whole or in part, upon adverse changes in the policies or rules and regulations relating to capital treatment of the Securities and Exchange Commission (the “SEC”) or of any applicable regulatory body or governmental authority, as described under “Description of Capital Securities—Redemption” beginning on page S-22.

     In the case of any such redemption, the junior subordinated debentures will be redeemed at 100% of their principal amount plus accrued interest to the date of redemption.

     In addition, subject to obtaining any then required regulatory approval, Morgan Stanley may redeem the junior subordinated debentures at the early redemption price (as defined in “Description of Junior Subordinated Debentures—Optional Early Redemption” beginning on page S-35) before July 15, 2012, in whole or in part, upon a change by any nationally recognized statistical rating organization within the meaning Rule 15c3-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that currently publishes a rating for Morgan Stanley (a “rating agency”) in the equity credit criteria for securities such as the capital securities or the underlying junior subordinated debentures resulting in a lower equity credit to Morgan Stanley than the equity credit assigned by such rating agency to the capital securities or the junior subordinated debentures at their issue date.

     Replacement Capital Intention

     Morgan Stanley intends that, to the extent that the capital securities provide Morgan Stanley with equity credit at the time of any early redemption prior to the scheduled redemption date, Morgan Stanley will repay the principal amount of the junior subordinated debentures upon such redemption only out of net proceeds received by Morgan Stanley from the sale or issuance, during the 180-day period prior to the notice date for such redemption by Morgan Stanley or subsidiaries of Morgan Stanley to third-party purchasers, other than a subsidiary of Morgan Stanley, of securities for which Morgan Stanley will receive equity credit, at the time of sale or issuance, that is, in the aggregate, equal to or greater than the equity credit attributed to the capital securities at the time of such early redemption. The determination of the equity credit of the capital securities may result in the issuance of an amount of new securities that may be less than the principal amount of the capital securities, depending upon, among other things, the nature of the new securities issued and the equity credit attributed by a rating agency to the capital securities and the new securities.

     Repayment of the Junior Subordinated Debentures on the Scheduled Redemption Date – Replacement Capital Obligation

     The junior subordinated debentures mature on April 15, 2067. Morgan Stanley however, has agreed to redeem the junior subordinated debentures on the scheduled redemption date, but only out of net proceeds from the sale to third party purchasers of one or more issuances of securities (“replacement securities”) as described in “Description of Junior Subordinated Debentures – Replacement Securities” beginning on page S-39 below, to the extent specified under such caption, which we refer to as the “replacement capital obligation.” Morgan Stanley will raise the net proceeds described in the preceding sentence during a 180-day period ending on the notice date not more than 30 and not less than 15 days prior to the scheduled redemption date, subject to the occurrence of a market disruption event. If Morgan Stanley has not raised sufficient net proceeds to permit full redemption on the scheduled redemption date, Morgan Stanley may not otherwise redeem the junior subordinated debentures and the unpaid amount will remain outstanding from interest payment date to interest payment date, and the replacement capital obligation will continue to apply until (i) Morgan Stanley has raised sufficient net proceeds to permit repayment in full in accordance with the replacement capital obligation, (ii) the junior subordinated debentures are otherwise redeemed in full on the final maturity date or (iii) upon an event of default resulting in acceleration. See “Description of Junior Subordinated Debentures – Repayment of Principal; Replacement Capital Obligation” beginning on page S-37.

     Replacement Capital Covenant

     Morgan Stanley will covenant in a “replacement capital covenant” for the benefit of a specified class of covered debtholders, as defined under “Description of Replacement Capital Covenant” on page S-53, that it will not, and it will cause Morgan Stanley Trust and Morgan Stanley’s subsidiaries not to, redeem, repurchase, defease or purchase, as applicable, the junior subordinated debentures or the capital securities on or after the scheduled redemption date, unless (i) Morgan Stanley has obtained any then required regulatory approval and (ii) subject to certain limitations, during a 180-day period ending on the notice date not more than 30 and not less than 15 days prior to the date of such redemption, repurchase, defeasance or purchase, as applicable, Morgan Stanley has received net proceeds from the sale of replacement securities as defined above in the amounts specified in the replacement capital covenant.

     The replacement capital covenant will terminate upon the earlier date to occur of (i) the final maturity date, or, if earlier, the date on which the junior subordinated debentures are otherwise redeemed in full, (ii) the date on which the holders of a majority of the principal amount of the then outstanding covered debt agree to terminate the replacement capital covenant, (iii) the date on which Morgan Stanley no longer has outstanding any indebtedness eligible to qualify as covered debt and (iv) the date on which an event of default resulting in an acceleration occurs.

     Morgan Stanley’s covenants in the replacement capital covenant will run only to the benefit of the covered debtholders and not to the benefit of holders of the capital securities and may not be enforced by them. The initial class of covered debtholders are the holders of the junior subordinated debentures underlying the capital securities of Morgan Stanley Capital Trust VI and the holders of such capital securities. Pursuant to the replacement capital covenant, the holders of such capital securities will have the right to pursue legal proceedings directly against Morgan Stanley for the enforcement of the replacement capital covenant. See “Description of Replacement Capital Covenant” on page S-53.

     Events of Default and Acceleration

     Listed below are the events of default applicable to the junior subordinated debentures that may result in acceleration of such debentures:

  failure to pay deferred interest, including accrued interest on the deferred payments, within 30 days after the conclusion of 40 quarters following the first day of any deferral period; and

  certain events of bankruptcy, insolvency and reorganization involving Morgan Stanley.

     So long as Morgan Stanley Trust holds the junior subordinated debentures, the property trustee and the holders of the capital securities may accelerate the junior subordinated indenture with respect to any such event of default. See “Description of Junior Subordinated Debentures – Events of Default, Defaults and the Rights of Capital Securities Holders to Take Action Against Morgan Stanley” beginning on page S-50.

     Distribution of the Junior Subordinated Debentures

     Subject to obtaining any then required regulatory approval, Morgan Stanley has the right to terminate Morgan Stanley Trust at any time. If Morgan Stanley decides to exercise its right to terminate Morgan Stanley Trust, Morgan Stanley Trust will distribute the junior subordinated debentures on a proportional basis to holders of the capital securities and to holders of the common securities in liquidation of Morgan Stanley Trust. However, if there occurs with respect to the junior subordinated debentures an event of default or a default as a result of a failure to pay any amounts due under the junior subordinated debentures, holders of capital securities will have priority over holders of common securities as described under “Ranking” above. If the junior subordinated debentures are distributed, Morgan Stanley will use its reasonable best efforts to list the junior subordinated debentures on the New York Stock Exchange or any other exchange on which the capital securities are then listed.

     Use of Proceeds

     Morgan Stanley Trust will use all of the proceeds from the sale of its capital securities and its common securities to purchase the junior subordinated debentures of Morgan Stanley. Morgan Stanley intends to use a portion of the proceeds from the sale of the junior subordinated debentures to repay its debt to Morgan Stanley Capital Trust II and cause such proceeds to be used for the redemption of all of the $810,000,000 liquidation amount of the 7¼% capital securities issued in 2001 by Morgan Stanley Capital Trust II, which became unconditionally redeemable on July 31, 2006. This disclosure does not constitute a notice of redemption with respect to those capital securities. Any remaining proceeds will be used for general corporate purposes.

     Listing of the Capital Securities

     Morgan Stanley will apply to list the capital securities on the New York Stock Exchange for trading within 30 days after they are first issued. No assurance can be given, however, that the New York Stock Exchange will approve the capital securities for listing. You should be aware that the listing of the capital securities will not necessarily ensure that a liquid trading market will be available for the capital securities or that you will be able to sell your capital securities at the price you originally paid for them.

     Risk Factors

     Your investment in the capital securities will involve risks. You should carefully consider the discussion of risks that follows below in the section entitled “Risk Factors,” and the other information in this prospectus supplement and the accompanying prospectus, before deciding whether an investment in the capital securities is suitable for you.

     Form of Capital Securities

     The capital securities will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company (“DTC”) or its nominee. This means that you will not receive a certificate for your capital securities and the capital securities will not be registered in your name. Rather, your broker or other direct or indirect participant of DTC will maintain your position in the capital securities.

RISK FACTORS

     An investment in the capital securities involves a number of risks. You should carefully review the information contained in the other sections of this prospectus supplement and the accompanying prospectus and should particularly consider the following matters before purchasing any capital securities.

     Because Morgan Stanley Trust will rely on the payments it receives on the junior subordinated debentures to fund all payments on the capital securities, and because Morgan Stanley Trust may distribute the junior subordinated debentures in exchange for the capital securities, you are making an investment decision with regard to the junior subordinated debentures as well as the capital securities. You should carefully review the information in this prospectus supplement and the accompanying prospectus about both of these securities and the guarantee.

Holders of Morgan Stanley’s Senior Indebtedness Will Get Paid Before Morgan Stanley Trust Will Get Paid Under the Junior Subordinated Debentures and Before You Will Get Paid Under the Guarantee

     Morgan Stanley’s obligations under the junior subordinated debentures and the guarantee will be unsecured and will rank subordinate and junior in right of payment to all of Morgan Stanley’s current and future senior indebtedness, liabilities and obligations (including senior subordinated debt and certain junior subordinated debt of Morgan Stanley and obligations of Morgan Stanley in respect of interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements) and will be effectively subordinated to all indebtedness and other liabilities of Morgan Stanley’s subsidiaries. The junior subordinated debentures and related guarantee will rank junior to the junior subordinated debt of Morgan Stanley underlying the Earlier Morgan Stanley Trusts and guarantees by Morgan Stanley of the capital securities issued by the Earlier Morgan Stanley Trusts, respectively. The junior subordinated debentures and the guarantee will rank pari passu with the junior subordinated debt of Morgan Stanley underlying Trust VII and the guarantee by Morgan Stanley of the capital securities issued by Trust VII and may rank junior to, senior to or pari passu with junior subordinated debentures and guarantees underlying capital securities to be issued in the future by trusts similar to the Morgan Stanley Trust or other junior subordinated securities to be issued in the future by Morgan Stanley.

     As of February 28, 2007, there were (1) approximately $186 billion of senior indebtedness of Morgan Stanley (including approximately $21 billion of senior indebtedness consisting of guaranteed obligations of the indebtedness of subsidiaries) recorded as debt on Morgan Stanley’s consolidated balance sheet, (2) approximately $52 billion of senior indebtedness recorded as financial instruments sold, not yet purchased-derivative contracts on Morgan Stanley’s consolidated balance sheet and (3) $4,885 million of junior subordinated indebtedness of Morgan Stanley ranking senior to the junior subordinated debentures.

     The capital securities, the junior subordinated debentures and the guarantee do not limit the ability of Morgan Stanley or any of its subsidiaries to incur additional indebtedness, liabilities and obligations, including indebtedness, liabilities and obligations that rank senior to or equal with the junior subordinated debentures and the guarantee. For more information on the ranking of Morgan Stanley’s obligations under the junior subordinated debentures and the guarantee, see “Description of Junior Subordinated Debentures—Subordination” and “Description of Guarantees—Status of the Guarantees” beginning on pages 18 and 28 of the accompanying prospectus, respectively, and “Description of Junior Subordinated Debentures—Subordination” on page S-30 below.

If Morgan Stanley Does Not Make Payments on the Junior Subordinated Debentures, Morgan Stanley Trust Will Not Be Able to Pay Distributions on the Capital Securities and the Guarantee Will Not Apply

     The ability of Morgan Stanley Trust to pay distributions on the capital securities and the liquidation amount of $25 per capital security in a timely manner depends solely upon Morgan Stanley’s making the related payments on the junior subordinated debentures when due. If Morgan Stanley defaults on its obligation to pay the principal of or interest on the junior subordinated debentures, Morgan Stanley Trust will not have sufficient funds to pay distributions on, or the $25 liquidation amount per security of, the capital securities.

     In that case, you will not be able to rely upon the guarantee for payment of these amounts because the guarantee only applies if Morgan Stanley makes the corresponding payment of principal of or interest on the junior subordinated debentures. Instead, you or the property trustee will have to bring a legal action against Morgan Stanley to enforce the property trustee’s rights under the junior subordinated indenture.

     See “— You May Not Be Able to Enforce Your Rights Against Morgan Stanley Directly If an Event of Default Occurs; You May Have to Rely on the Property Trustee to Enforce Your Rights” below for more information on how to bring a legal action against Morgan Stanley.

The Junior Subordinated Debentures, and As a Result, the Capital Securities, May Be Redeemed Prior to the Final Maturity Date, Subject to the Replacement Capital Obligation and the Replacement Capital Covenant; You May Be Taxed on the Proceeds and You May Not Be Able to Reinvest the Proceeds at the Same or a Higher Rate of Return

     Subject to obtaining any then required regulatory approval, Morgan Stanley in certain circumstances may redeem the junior subordinated debentures before their maturity.

     On or after July 15, 2012, Morgan Stanley may redeem the junior subordinated debentures at any time; provided that, if the redemption date is on or after the scheduled redemption date, Morgan Stanley must comply with the replacement capital covenant and the replacement capital obligation. Before July 15, 2012, Morgan Stanley may redeem the junior subordinated debentures only if adverse changes in tax, investment company law or the policies or rules and regulations relating to capital treatment of the SEC or of any applicable regulatory body or governmental authority occur and are continuing. In the case of any such redemption, the junior subordinated debentures will be redeemed at a redemption price equal to 100% of their principal amount plus accrued interest to the date of such redemption.

     In addition, Morgan Stanley may redeem the junior subordinated debentures at the early redemption price (as defined in “Description of Junior Subordinated Debentures—Optional Early Redemption” beginning on page S-35) before July 15, 2012, in whole or in part, upon a change by any rating agency in the equity credit criteria for securities such as the capital securities or the underlying junior subordinated debentures resulting in a lower equity credit to Morgan Stanley than the equity credit assigned by such rating agency to the capital securities or junior subordinated debentures at their issue date.

     Under current United States federal income tax law, early redemption of the capital securities would be a taxable event to you.

     In addition, you may not be able to reinvest the money you receive upon redemption at a rate that is equal to or higher than the rate of return you receive on the capital securities.

     See “Description of Capital Securities—Redemption” and “—Liquidation Distribution upon Dissolution” beginning on pages S-22 and S-25, respectively, and “Description of Junior Subordinated Debentures—Optional Early Redemption” beginning on page S-35, for more information on redemption of the junior subordinated debentures.

Morgan Stanley’s Agreement to Redeem the Junior Subordinated Debentures On or After the Scheduled Redemption Date Is Limited By the Replacement Capital Covenant and the Replacement Capital Obligation

     Morgan Stanley’s agreement to redeem the junior subordinated debentures on or after the scheduled redemption date is subject to the replacement capital covenant and the replacement capital obligation.

     Morgan Stanley will covenant in a “replacement capital covenant” for the benefit of a specified class of covered debtholders that it will not, and it will cause Morgan Stanley Trust and Morgan Stanley’s subsidiaries not to, redeem, repurchase, defease or purchase, as applicable, the junior subordinated debentures or the capital securities on or after the scheduled redemption date, unless (i) Morgan Stanley has obtained any then required regulatory approval and (ii) subject to certain limitations, during a 180-day period ending on the notice date not more than 30 and not less than 15 days prior to the date of such redemption, repurchase, defeasance or purchase, as applicable, Morgan Stanley has received net proceeds from the sale of replacement securities as defined above in the amounts specified in the replacement capital covenant.

     In the replacement capital obligation, Morgan Stanley will agree to redeem the junior subordinated debentures on the scheduled redemption date only out of proceeds raised from the sale of replacement securities in the amounts specified for such securities. See “Description of Junior Subordinated Debentures – Repayment of Principal; Replacement Capital Obligation” and “–Replacement Securities” beginning on pages S-37 and S-39, respectively, below.

     If a market disruption event occurs or Morgan Stanley is unable to raise sufficient net proceeds from the sale of replacement securities to permit full redemption on the scheduled redemption date, the unpaid amount will remain outstanding until (i) Morgan Stanley has raised sufficient proceeds to permit repayment in full in accordance with the replacement capital obligation, (ii) the junior subordinated debentures are otherwise redeemed in full on the final maturity date or (iii) an event of default resulting in an acceleration occurs. See “Description of Replacement Capital Covenant” on page S-53.

     Accordingly, there could be circumstances in which it would be in the interest of both you and Morgan Stanley that some or all of the junior subordinated debentures be redeemed, and sufficient cash is available for that purpose, but Morgan Stanley will be restricted from doing so because Morgan Stanley did not obtain sufficient proceeds from the sale of replacement securities.

If Morgan Stanley Fails to Pay All Accrued and Unpaid Interest, You Will Not Be Able to Cause the Acceleration of Payment of the Junior Subordinated Debentures Until 10 Years After the Commencement of an Optional Deferral Period

     Morgan Stanley may defer interest payments on the junior subordinated debentures during any period of up to 40 consecutive quarters, without giving rise to an event of default and a right to accelerate the maturity of the junior subordinated debentures.

You Have Limited Remedies for Defaults Under the Junior Subordinated Indenture

     Although various events may constitute defaults under the junior subordinated indenture, a default that is not an “event of default” will not permit the acceleration of the principal of and interest on the junior subordinated debentures. So long as Morgan Stanley Trust holds the junior subordinated debentures, the property trustee and the holders of the capital securities may accelerate the junior subordinated indenture only with respect to the following events of default: (1) a failure by Morgan Stanley to pay deferred interest, including accrued interest on the deferred payments, after the conclusion of 40 quarters following the start of any optional deferral period and (2) certain events of bankruptcy, insolvency and reorganization involving Morgan Stanley.

Distributions on the Capital Securities Could Be Deferred; You May Have to Include Interest in Your Taxable Income Before You Receive Cash

     Morgan Stanley may defer interest payments on the junior subordinated debentures during a period of up to 40 consecutive quarters without giving rise to an event of default and without permitting acceleration under the terms of the capital securities or the junior subordinated debentures. Morgan Stanley’s right to defer interest payments will end on the earlier of the final maturity date and the acceleration of the junior subordinated debentures following an event of default. After Morgan Stanley makes all interest payments that it has deferred, including accrued interest on the deferred payments, Morgan Stanley may again defer interest payments during new optional deferral periods of up to 40 consecutive quarters.

     If Morgan Stanley defers interest payments on the junior subordinated debentures and Morgan Stanley Trust defers distributions on the capital securities, you will have to accrue interest income as original issue discount for United States federal income tax purposes on your proportionate share of the deferred interest on the junior subordinated debentures held by Morgan Stanley Trust. As a result, you would have to include that accrued interest in your gross income for United States federal income tax purposes before you actually receive any cash attributable to that income. You will also not receive the cash distribution related to any accrued and unpaid interest from Morgan Stanley Trust if you sell the capital securities before the record date for any deferred distributions, even if you held the capital securities on the date that the payments would normally have been paid.

     Morgan Stanley has no current intention of exercising its right to defer payments of interest on the junior subordinated debentures. However, if Morgan Stanley exercises this right, the market price of the capital securities may be adversely affected. If you sell your capital securities when distributions are being deferred, you may not receive the same return on investment as someone who continues to hold the capital securities. In addition, because of Morgan Stanley’s right to defer interest payments, the market price of the capital securities may be more volatile than the market prices of other securities that are not subject to interest deferrals.

     See “Description of Capital Securities—Deferral of Distributions” beginning on page S-21, “Description of Junior Subordinated Debentures—Option to Extend Interest Payment Period” on page S-31 and “United States Federal Income Tax Consequences” on page S-56 for more information regarding the interest payment deferral option.

Morgan Stanley’s Ability to Pay Deferred Interest Pursuant to the Alternative Payment Mechanism Depends on a Number of Factors Beyond Morgan Stanley’s Control

     If Morgan Stanley has deferred interest payments, Morgan Stanley will be subject to the alternative payment mechanism and be required not later than the business day immediately following the first interest payment date during an optional deferral period on which it elects to pay current interest, or, if earlier, not later than the business day following the fifth anniversary of the start of the optional deferral period, to use its commercially reasonable efforts to begin selling certain qualifying securities. Morgan Stanley will not pay deferred interest (including interest on the deferred payments) on the junior subordinated debentures from any source other than the net proceeds from the sale of qualifying securities, unless otherwise required at the time by any applicable regulatory authority. In addition, such applicable regulatory authority may prevent Morgan Stanley from selling qualifying securities or may prevent Morgan Stanley from using the proceeds of any sales of qualifying securities to pay any deferred interest. Morgan Stanley is not required to issue qualifying securities pursuant to the alternative payment mechanism if a market disruption event is continuing, which may occur at any time and over which Morgan Stanley has no control, or if certain caps are met on the aggregate number of shares underlying qualifying warrants or on the proceeds that may be raised by issuing qualifying preferred stock. See “Description of Junior Subordinated Debentures –Alternative Payment Mechanism” beginning on page S-33.

If Any Applicable Regulatory Authority Disapproves of the Alternative Payment Mechanism, Morgan Stanley May Be Unable to Pay Deferred Interest

     If so required by any applicable regulatory authority at the time, Morgan Stanley would have to notify such regulatory authority if the alternative payment mechanism is applicable. Such regulatory authority may then be able to prevent Morgan Stanley from selling qualifying securities or may prevent Morgan Stanley from using the proceeds of any sales of qualifying securities to pay any deferred interest. Accordingly, if Morgan Stanley elects to defer interest and such regulatory authority disapproves either of Morgan Stanley’s sale of qualifying securities pursuant to the alternative payment mechanism or of Morgan Stanley’s use of the proceeds to pay deferred interest, Morgan Stanley may be unable to pay deferred interest that otherwise would be paid. Morgan Stanley may continue to defer interest in the event of such regulatory authority’s disapproval of all or part of the alternative payment mechanism until 40 quarters have elapsed since the beginning of the deferral period without triggering an event of default and acceleration under the junior subordinated indenture.

Your Claims in Bankruptcy, Insolvency and Reorganization to Receive Payment in Respect of Accrued Interest May be Limited

     Upon the occurrence of certain events of insolvency, bankruptcy or reorganization regarding Morgan Stanley, whether voluntary or involuntary, holders of capital securities will only have a claim for, or right to receive, distributions with respect to deferred interest, including accrued interest on the deferred payments, to the extent such interest (including accrued interest on the deferred payments) relates to the earliest two years of the portion of the optional deferral period for which interest has not been paid. Since Morgan Stanley is permitted to defer interest payments for up to ten years without an event of default and acceleration, claims may be extinguished under those circumstances in respect of interest accrued during as many as eight years. See “Description of Junior Subordinated Debentures – Limitation on Claims in the Event of Morgan Stanley’s Bankruptcy, Insolvency or Reorganization” on page S-32.

The Holders of the Capital Securities may receive Distribution of the Junior Subordinated Debentures under Certain Circumstances, and the Junior Subordinated Debentures May Trade at a Price that Is Lower than the Price You Paid for the Capital Securities

     Subject to obtaining any then required regulatory approval, Morgan Stanley may terminate Morgan Stanley Trust at any time. If Morgan Stanley decides to exercise its right to terminate Morgan Stanley Trust prior to the redemption or acceleration of the junior subordinated debentures, the property trustee will distribute the junior subordinated debentures to holders of the capital securities and holders of the common securities in liquidation of Morgan Stanley Trust.

     No one can accurately predict the market prices for the junior subordinated debentures that may be distributed. Accordingly, the junior subordinated debentures that you receive upon a distribution, or the capital securities you hold pending the distribution, may trade at a lower price than what you paid to purchase the capital securities.

     Although Morgan Stanley has agreed to use its reasonable best efforts to list the junior subordinated debentures on the New York Stock Exchange or any other exchange on which the capital securities are then listed, Morgan Stanley cannot assure you that the New York Stock Exchange will approve the junior subordinated debentures for listing or that a trading market will exist for the junior subordinated debentures.

     Under current United States federal income tax law, the distribution of junior subordinated debentures upon the termination of Morgan Stanley Trust would generally not be taxable to you. If, however, Morgan Stanley Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of the liquidation, the distribution of the junior subordinated debentures would be taxable to you.

     See “Description of Capital Securities—Liquidation Distribution upon Dissolution” beginning on page S-25 for more information.

If You Sell Your Capital Securities Before the Record Date for a Distribution Payment, You Will Have to Include Accrued but Unpaid Distributions in Your Taxable Income

     The capital securities may trade at prices that do not fully reflect the value of accrued but unpaid interest on the underlying junior subordinated debentures.

     If you dispose of your capital securities before the record date for a distribution payment, you will have to treat a portion of your proceeds from the disposition as ordinary income for United States federal income tax purposes in an amount equal to the accrued but unpaid interest on your proportionate share of the junior subordinated debentures through the date of your disposition, even though the amount you receive for your capital securities may not fully reflect the value of any accrued but unpaid interest at the time of the disposition.

     Upon the sale of your capital securities you will recognize a capital loss if the amount you receive is less than your adjusted tax basis in the capital securities. Normally, you may not apply capital losses to offset ordinary income for United States federal income tax purposes.

     See “United States Federal Income Tax Consequences” beginning on page S-56 for more information.

Morgan Stanley Generally Will Control Morgan Stanley Trust Because Your Voting Rights Are Very Limited; Your Interests May Not Be the Same as Morgan Stanley’s Interests

     As a holder of the capital securities, you will have limited voting rights. You will be entitled to vote only on the following matters: (1) removal of the property trustee or the Delaware trustee when there is a default under the junior subordinated debentures or when holders of a majority in liquidation value of the outstanding capital securities decide to remove either of the trustees for cause; (2) certain modifications to the terms of the capital securities and the guarantee that would adversely affect the rights of the holders of the capital securities; and (3) the exercise of Morgan Stanley Trust’s rights as holder of the junior subordinated debentures.

     Morgan Stanley and the administrators of Morgan Stanley Trust, who are employees or officers of Morgan Stanley or its affiliates, may amend the trust agreement without the consent of holders of capital securities as described under “Description of Capital Securities—Voting Rights; Amendment of Trust Agreements” on page 12 of the accompanying prospectus.

     A more detailed description of your voting rights is contained under “Description of Capital Securities—Removal of Morgan Stanley Capital Trustees; Appointment of Successors,” “—Voting Rights; Amendment of Trust Agreements” and “Description of Guarantees—Amendments and Assignment” on pages 10, 12 and 28, respectively, of the accompanying prospectus.

You May Not Be Able to Enforce Your Rights Against Morgan Stanley Directly If an Event of Default Occurs; You May Have to Rely on the Property Trustee to Enforce Your Rights

     You will not always be able to directly enforce your rights against Morgan Stanley if an event of default occurs.

     If an event of default under the junior subordinated debentures occurs and is continuing, that event will also be an event of default under the capital securities. In that case, you may have to rely on the property trustee, as the holder of the junior subordinated debentures, to enforce your rights against Morgan Stanley. Within 90 days after the occurrence of an event of default under the capital securities that is actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the capital securities and common securities and the administrators, unless the event of default has been cured or waived. In addition, the property trustee will notify each holder of the capital securities of any notice of default received by it with respect to the junior subordinated debentures. See “Description of Capital Securities—Capital Securities Events of Default; Notice” beginning on page 10 of the accompanying prospectus.

     A majority in aggregate liquidation amount of the holders of outstanding capital securities may remove the Delaware trustee or property trustee upon the occurrence of an event of default under the junior subordinated debentures or for cause. In all other cases, only Morgan Stanley, as the sole holder of the common securities of Morgan Stanley Trust, may replace or remove any of the trustees of Morgan Stanley Trust.

     You may bring a legal action against Morgan Stanley directly only if an event of default under the trust agreement has occurred and is continuing because of Morgan Stanley’s failure to pay when due interest on, or the principal of, the junior subordinated debentures. See “Description of Junior Subordinated Debentures— Events of Default, Defaults and the Rights of Capital Securities Holders to Take Action Against Morgan Stanley” beginning on page S-50.

An Active Trading Market for the Capital Securities May Not Develop

     Morgan Stanley will apply to list the capital securities on the New York Stock Exchange for trading within 30 days after they are first issued. No assurance can be given, however, that the New York Stock Exchange will approve the capital securities for listing. You should be aware that the listing of the capital securities will not necessarily ensure that a liquid trading market will be available for the capital securities or that you will be able to sell your capital securities at the price you originally paid for them.

If a Trading Market for the Capital Securities Does Develop, the Market Price of the Capital Securities Will Be Influenced by Unpredictable Factors

     If a trading market for the capital securities does develop, several factors will influence the trading price of the capital securities, including:

  interest and yield rates in the market;

  the time remaining to the maturity of the capital securities; and
  Morgan Stanley’s creditworthiness.

     Some or all of these factors will influence the price that you will receive if you sell your capital securities prior to the maturity date.

MORGAN STANLEY CAPITAL TRUST VIII

     Morgan Stanley Trust is a statutory trust formed under Delaware law by:

  the execution of a trust agreement by Morgan Stanley, as depositor, and the trustees of Morgan Stanley Trust; and

  the filing of a certificate of trust with the Secretary of State of the State of Delaware.

     The capital securities offered hereby will constitute all of the capital securities of Morgan Stanley Trust. Morgan Stanley, or one of its affiliates, will acquire all of the common securities of Morgan Stanley Trust, which have an aggregate liquidation amount of $10,000.

     Morgan Stanley has agreed to pay all fees and expenses related to Morgan Stanley Trust and the offering of the common securities and the capital securities.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO FIXED
CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth Morgan Stanley’s consolidated ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for the periods indicated.

	Three Months Ended		Fiscal Year

	February 28,	February 28,
	2007	2006	2006	2005	2004	2003	2002

Ratio of earnings
to fixed charges	1.3	1.3	1.3	1.3	1.5	1.5	1.4
Ratio of earnings to fixed
charges and preferred
stock dividends	1.3	1.3	1.3	1.3	1.5	1.5	1.4

For purposes of calculating the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends, earnings are the sum of:

  income before losses from unconsolidated investees, income taxes, (loss)/gain on discontinued operations, cumulative effect of accounting change and fixed charges;

  dividends on preferred securities subject to mandatory redemption.

     For purposes of calculating both ratios, fixed charges are the sum of:

  interest cost, including interest on deposits;

  dividends on preferred securities subject to mandatory redemption; and

  that portion of rent expense estimated to be representative of the interest factor.

     The preferred stock dividend amounts represent pre-tax earnings required to cover dividends on preferred stock.

DESCRIPTION OF CAPITAL SECURITIES

     The following, together with “Description of Capital Securities” beginning on page 8 of the accompanying prospectus, unless modified herein, is a description of the material terms of the capital securities. You should also read the trust agreement, the Delaware Statutory Trust Act and the Trust Indenture Act. A form of the trust agreement is on file at the Securities and Exchange Commission (the “SEC”) as an exhibit to the registration statement pertaining to this prospectus supplement and the accompanying prospectus.

     Morgan Stanley Trust will issue the capital securities under the terms of the trust agreement. The trust agreement is qualified under the Trust Indenture Act. The Bank of New York will act as the property trustee for purposes of complying with the Trust Indenture Act. The terms of the capital securities will include those stated in the trust agreement and the Delaware Statutory Trust Act and those made part of the trust agreement by the Trust Indenture Act.

General

     The capital securities will be limited to $      aggregate liquidation amount outstanding, or $      aggregate liquidation amount if the underwriters purchase all the additional capital securities they are entitled to purchase pursuant to their over-allotment option. The capital securities will rank equal to, and payments will be made on the capital securities on a proportional basis with, the common securities. However, the capital securities will rank prior to the common securities as to payment if there occurs with respect to the junior subordinated debentures an event of default or a default as a result of a failure to pay amounts under the junior subordinated debentures when due as described under “Description of Capital Securities—Subordination of Common Securities” on page 9 of the accompanying prospectus. Please note, however, that the aggregate liquidation amount of the common securities is only $10,000. The trust agreement does not permit Morgan Stanley Trust to issue any securities other than the common securities and the capital securities or to incur any indebtedness.

     Morgan Stanley will register the junior subordinated debentures in the name of Morgan Stanley Capital Trust VIII. The property trustee will hold the junior subordinated debentures in trust for the benefit of the holders of the capital securities and the common securities.

Distributions

     Distributions on the capital securities will be fixed at an annual rate of      % of the stated liquidation amount of $25 per capital security, payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning July 15, 2007. If Morgan Stanley Trust is dissolved and its assets distributed, for each capital security you own, you are entitled to receive the liquidation amount (which may be paid in the form of a distribution of a like amount of junior subordinated debentures) of $25 plus accumulated but unpaid distributions from the assets of Morgan Stanley Trust available for distribution, after it has paid or made reasonable provision to pay, in accordance with Section 3808(e) of the Delaware Statutory Trust Act, liabilities owed to its creditors. See “—Liquidation Distribution upon Dissolution.” Distributions to which holders of the capital securities are entitled and that are past due will accumulate additional distributions at an annual rate of      % of the unpaid distributions, compounded quarterly. The term “distribution” includes any additional distributions payable unless otherwise stated.

     The amount of distributions payable for any period less than a full distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in a partial month in that period. Distributions on the capital securities will accumulate from and including the most recent distribution payment date to which distributions have been paid or duly provided for, or, if no distributions have been paid or duly provided for, from and including April      , 2007 until, but excluding the date the liquidation amount has been paid or duly made available for payment. The amount of distributions payable for any full distribution period will be computed by dividing the rate per annum by four.

     Distributions on the capital securities:

  will be cumulative;

  will accumulate from and including April   , 2007, the date of initial issuance of the capital securities; and

  will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning July 15, 2007 and will be payable to the holder of record, as described below.

     Funds available for distribution will be limited to payments received from Morgan Stanley on the junior subordinated debentures. In particular, if Morgan Stanley defers interest payments on the junior subordinated debentures, Morgan Stanley Trust will defer distributions on the capital securities. These interest payments and, accordingly, distributions on the capital securities, may be deferred for up to 40 consecutive quarters without permitting an acceleration of the junior subordinated debentures.

Payment of Distributions

     Morgan Stanley Trust will pay distributions on the capital securities to DTC, which will credit the relevant accounts at DTC on the applicable payment dates, or if DTC does not then hold the capital securities, Morgan Stanley Trust will make the payments by check mailed to the addresses of the holders as such addresses appear on the books and records of Morgan Stanley Trust on the relevant record dates. However, a holder of $1 million or more in aggregate liquidation amount of capital securities may receive distribution payments, other than distributions payable at maturity, by wire transfer of immediately available funds upon written request to the property trustee, in its capacity as securities registrar under the trust agreement, not later than 15 calendar days prior to the date on which the distribution is payable. The record dates will be the 15th calendar day, whether or not a business day, before the relevant payment date.

     Morgan Stanley Trust will pay distributions through the property trustee. The property trustee will hold amounts received from the junior subordinated debentures in the payment account for the benefit of the holders of the capital securities and the common securities.

     If a distribution is payable on a day that is not a business day, then that distribution will be paid on the next day that is a business day, and without any interest or other payment for any delay, with the same force and effect as if made on the payment date.

     A business day is a day other than (a) a Saturday or Sunday, and (b) a day on which banking institutions in The City of New York, New York are authorized or required by law or executive order to close.

Deferral of Distributions

     As long as there is no event of default under the junior subordinated debentures, Morgan Stanley has the right to defer payments of interest on the junior subordinated debentures at any time and from time to time by extending the interest payment period for a period (an “optional deferral period”) of up to 40 consecutive quarters, but not beyond April 15, 2067, the final maturity date of the junior subordinated debentures, or any acceleration of the junior subordinated debentures following an event of default.

     As a consequence, during an optional deferral period, Morgan Stanley Trust will defer payment of the quarterly distributions on the capital securities. The accumulated but unpaid distributions will continue to accumulate additional distributions, as permitted by applicable law at an annual rate of   %, compounded quarterly during the optional deferral period.

     During any optional deferral period, from the earlier of (i) the business day immediately following the first interest payment date on which Morgan Stanley elects to pay current interest and (ii) the business day following the fifth anniversary of the start of the relevant optional deferral period, Morgan Stanley will be required to comply with the alternative payment mechanism described below. See “Description of Junior Subordinated Debentures –Alternative Payment Mechanism” beginning on page S-33.

     While Morgan Stanley defers interest payments on the junior subordinated debentures, it will be restricted, subject to the exceptions listed in “Description of Junior Subordinated Debentures—Restrictions on Certain Payments During Optional Deferral Periods” beginning on page S-32 below, from (a) declaring or paying any dividends or any distributions on, or redeeming, purchasing, acquiring or making a liquidation payment on, any shares of its capital stock; (b) making any payment of principal of or interest or premium, if any, on or repaying, repurchasing or redeeming debt securities of Morgan Stanley that rank equal or junior to the junior subordinated debentures; or (c) making any guarantee payments on any guarantee of debt securities of any of Morgan Stanley’s subsidiaries if the guarantee ranks equal or junior to the junior subordinated debentures. See “Description of Junior Subordinated Debentures—Option to Extend Interest Payment Period” on page S-31 for more information regarding these restrictions.

     If Morgan Stanley Trust defers making a distribution, the deferred distributions, including accumulated additional distributions, will be paid on the distribution payment date following the last day of the optional deferral period to the holders on the record date for that distribution payment date. Upon termination of an optional deferral period and payment of all amounts due on the capital securities, Morgan Stanley may elect to begin a new optional deferral period, subject to the above conditions.

     Morgan Stanley has no current intention of deferring payments of interest by extending the interest payment period on the junior subordinated debentures.

Redemption

     When Morgan Stanley repays or redeems the junior subordinated debentures, whether at the scheduled redemption date, the final maturity date or upon earlier redemption, the property trustee will apply the proceeds from the repayment or redemption to redeem capital securities and common securities having an aggregate liquidation amount equal to that portion of the principal amount of junior subordinated debentures being repaid or redeemed. The redemption price per security will equal the $25 liquidation amount, plus accumulated but unpaid distributions to but excluding the redemption date; provided that, in the case of an early redemption in accordance with the rating agency call (as defined in “Description of Junior Subordinated Debentures—Optional Early Redemption” beginning on page S-35 below), the redemption price per security will equal the early redemption price (as defined in “Description of Junior Subordinated Debentures—Optional Early Redemption” beginning on page S-35 below) per junior subordinated debenture. Early redemption of the junior subordinated debentures may require regulatory approval.

     If less than all of the junior subordinated debentures are to be repaid or redeemed, then the aggregate liquidation amount of the capital securities and the common securities to be redeemed will be allocated in proportion to their respective aggregate liquidation amounts, except in the case of an event of default or a default under the junior subordinated debentures as a result of any failure by Morgan Stanley to pay any amounts under the junior subordinated debentures when due. Please note, however, that the aggregate liquidation amount of the common securities is only $10,000. See “Description of Capital Securities—Subordination of Common Securities” on page 9 of the accompanying prospectus.

     Subject to obtaining any then required regulatory approval, Morgan Stanley may redeem the junior subordinated debentures:

on or after July 15, 2012, in whole or in part, on one or more occasions, at any time; and

before July 15, 2012, at any time:

o	within 90 days following the occurrence and continuation of a tax event or an investment company event, each as defined below, in whole only, or

o	following the occurrence and continuation of a regulatory event or rating agency event, each as defined below, in whole or in part.

     If then required under the rules and regulations of the SEC, Morgan Stanley will obtain the prior approval of the SEC or any applicable regulatory body or governmental authority before exercising its redemption rights described in this prospectus supplement or the accompanying prospectus.

     A redemption of the junior subordinated debentures will cause a mandatory redemption of the capital securities and the common securities. See “Description of Junior Subordinated Debentures—Optional Early Redemption” beginning on page S-35.

     “Tax event” means the receipt by Morgan Stanley of an opinion of counsel experienced in such matters, who is not an officer or employee of Morgan Stanley or any of its affiliates, to the effect that as a result of:

  any amendment to, or change, including any announced prospective change, in the laws, or any regulations thereunder, of the United States or any political subdivision thereof or taxing authority therein affecting taxation which is effective on or after the date of this prospectus supplement; or

  any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations which is announced on or after the date of this prospectus supplement;

     there is more than an insubstantial risk that:

(1)	Morgan Stanley Trust is, or will be within 90 days of the delivery of the opinion of counsel, subject to United States federal income tax with respect to income received or accrued on the junior subordinated debentures;

(2)	interest payable by Morgan Stanley to Morgan Stanley Trust on the junior subordinated debentures is not, or will not be within 90 days of the delivery of the opinion of counsel, deductible by Morgan Stanley, in whole or in part, for United States federal income tax purposes; or

(3)	Morgan Stanley Trust is, or will be within 90 days of the delivery of the opinion of counsel, subject to more than a de minimis amount of taxes, duties or other governmental charges.

     If a tax event has occurred and is continuing and Morgan Stanley Trust is the holder of all the junior subordinated debentures, Morgan Stanley will pay any additional sums required so that distributions on the capital securities will not be reduced by any additional taxes, duties or other governmental charges payable by Morgan Stanley Trust as a result of the tax event. See “Description of Junior Subordinated Debentures—Additional Sums” on page S-32.

     “Investment company event” means the receipt by Morgan Stanley of an opinion of counsel experienced in such matters, who is not an officer or employee of Morgan Stanley or any of its affiliates, to the effect that, as a result of the occurrence of a change in law or regulation or a written change, including any announced prospective change, in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that Morgan Stanley Trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of this prospectus supplement.

     “Regulatory event” means the determination by Morgan Stanley, based on the opinion of counsel experienced in such matters, who may be an employee of Morgan Stanley or any of its affiliates, that as a result of:

  any amendment to, clarification of or change (including any announced prospective change) in applicable laws or regulations or official interpretations thereof or policies with respect thereto, or any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

which amendment, clarification, change, pronouncement or decision is effective or announced on or after the date of this prospectus supplement, there is more than an insubstantial risk that the capital securities will no longer constitute tier 1 (or its equivalent) capital of Morgan Stanley or any holding company of which Morgan Stanley is a subsidiary for the purposes of the capital adequacy guidelines or policies of the SEC or any applicable regulatory body or governmental authority.

     “Rating agency event” means the determination by Morgan Stanley of a change by any nationally recognized statistical rating organization within the meaning of Rule 15c3-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that currently publishes a rating for Morgan Stanley (a “rating agency”) in the equity credit criteria for securities such as the capital securities or the underlying junior subordinated debentures resulting in a lower equity credit to Morgan Stanley than the equity credit assigned by such rating agency to the capital securities or the junior subordinated debentures on the date of this prospectus supplement.

Redemption Procedures

     Morgan Stanley Trust may redeem capital securities only in an amount equal to the funds it has on hand and legally available to pay the redemption price.

     The property trustee will mail written notice of the redemption of the capital securities to the registered holders at least 15 but not more than 30 days before the date fixed for redemption. If Morgan Stanley Trust gives a notice of redemption, then, by 12:00 noon, New York City time, on the date of redemption, if the funds are available for payment, the property trustee will, for capital securities held in book-entry form:

  irrevocably deposit with DTC funds sufficient to pay the applicable redemption price; and

  give DTC irrevocable instructions and authority to pay the redemption price to the holders of the capital securities.

     With respect to capital securities not held in book-entry form, if funds are available for payment, the property trustee will:

  irrevocably deposit with the paying agent funds sufficient to pay the applicable redemption price; and

  give the paying agent irrevocable instructions and authority to pay the redemption price to the holders of capital securities upon surrender of their certificates evidencing the capital securities.

     Notwithstanding the above, distributions payable on or prior to the date of redemption for any capital securities called for redemption will be payable to the holders of the capital securities on the relevant record dates.

     Once notice of redemption is given and funds are deposited, then all rights of the holders of the capital securities called for redemption will terminate, except the right to receive the redemption price, but without any interest or other payment for any delay in receiving it. If notice of redemption is given and funds deposited as required, the capital securities then will cease to be outstanding.

     If any date fixed for redemption is not a business day, then payment of the redemption price will be made on the next day that is a business day, without any interest or other payment for the delay.

     If payment of the redemption price for the capital securities called for redemption is improperly withheld or refused and not paid either by Morgan Stanley Trust or by Morgan Stanley under the guarantee, then distributions on those capital securities will continue to accumulate at the then applicable rate, from and including the date of redemption to but excluding the date of actual payment. In this case, the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

     Subject to the above and applicable law, including United States federal securities laws, Morgan Stanley or its affiliates may at any time and from time to time purchase outstanding capital securities by tender, in the open market or by private agreement, and may resell capital securities.

     If less than all the capital securities and common securities are redeemed, then the aggregate liquidation amount of the capital securities and the common securities to be redeemed normally will be allocated in proportion to their respective aggregate liquidation amounts. However, if there has occurred with respect to the junior subordinated debentures an event of default or a default as a result of any failure by Morgan Stanley to pay any amounts under the junior subordinated debentures when due, holders of the capital securities will be paid in full before any payments are made to holders of the common securities. See “Description of Capital Securities—Subordination of Common Securities” on page 9 of the accompanying prospectus for a more complete discussion. Please note, however, that the aggregate liquidation amount of the common securities is only $10,000. The property trustee will select the particular capital securities to be redeemed on the pro rata basis described above not more than 30 days prior to the date of redemption by any method the property trustee deems fair and appropriate or, if the capital securities are then held in book-entry form, in accordance with DTC’s customary procedures.

Liquidation Distribution upon Dissolution

     The amount payable on the capital securities in the event of any liquidation of Morgan Stanley Trust is the liquidation amount of $25 per capital security plus accumulated but unpaid distributions, subject to certain exceptions, which may be paid in the form of a distribution of junior subordinated debentures.

     Morgan Stanley may at any time dissolve Morgan Stanley Trust, subject to obtaining any then required regulatory approval. If Morgan Stanley Trust dissolves and it has paid or made reasonable provision to pay, in accordance with Section 3808(e) of the Delaware Statutory Trust Act, the liabilities owed to its creditors, the junior subordinated debentures may be distributed to the holders of the capital securities and common securities.

     The trust agreement states that Morgan Stanley Trust will dissolve automatically on April 15, 2067, or earlier upon:

(1)	the bankruptcy, dissolution or liquidation of Morgan Stanley;

(2)	written direction by Morgan Stanley to the property trustee to dissolve Morgan Stanley Trust and distribute junior subordinated debentures to the holders of the capital securities, which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of Morgan Stanley;

(3)	the redemption of all the capital securities in connection with the redemption of all the junior subordinated debentures or the maturity of the junior subordinated debentures; or

(4)	the entry of an order for the dissolution of Morgan Stanley Trust by a court of competent jurisdiction.

     If Morgan Stanley Trust dissolves as described in clauses (1), (2) or (4) above, after Morgan Stanley Trust pays all amounts owed to creditors, holders of the capital securities and the common securities will be entitled to receive:

  junior subordinated debentures having a principal amount equal to the liquidation amount of the capital securities and the common securities of the holders; or, if this is not practical,

  a cash amount equal to, in the case of holders of capital securities, the aggregate liquidation amount plus accumulated but unpaid distributions to but excluding the date of payment.

     If Morgan Stanley Trust cannot pay the full amount due on the capital securities and the common securities because it has insufficient assets for payment, then the amounts Morgan Stanley Trust owes on the capital securities will be proportionately allocated. The holders of the common securities will be entitled to receive distributions upon any liquidation on a pro rata basis with the holders of the capital securities, except that if there occurs with respect to the junior subordinated debentures an event of default or a default as a result of a failure by Morgan Stanley to pay any amounts in respect of the junior subordinated debentures when due, Morgan Stanley Trust will pay the total amounts due on the capital securities before making any distribution on the common securities. See “Description of Capital Securities—Subordination of Common Securities” on page 9 of the accompanying prospectus.

     After the liquidation date is fixed for any distribution of junior subordinated debentures, upon dissolution of Morgan Stanley Trust:

  the capital securities and the common securities will no longer be deemed to be outstanding;

  DTC or its nominee, as the registered holder of capital securities, will receive a registered global certificate or certificates representing the junior subordinated debentures to be delivered upon distribution with respect to capital securities held by DTC or its nominee; and

  any certificates representing capital securities not held by DTC or its nominee will be deemed to represent junior subordinated debentures having an aggregate principal amount equal to the liquidation amount of the capital securities, and bearing accrued but unpaid interest equal to accumulated but unpaid distributions on the capital securities, until the holder of those certificates presents them to the securities registrar for the capital securities for transfer or reissuance.

Capital Securities Events of Default

     See “Description of Capital Securities—Capital Securities Events of Default; Notice” beginning on page 10 of the accompanying prospectus for a description of events that constitute an event of default under the trust agreement.

     An event of default under the junior subordinated indenture entitles the property trustee, as sole holder of the junior subordinated debentures, and the holders of the capital securities to declare the junior subordinated debentures due and payable under the junior subordinated indenture. The only events of default under the junior subordinated indenture are (i) Morgan Stanley’s failure to pay deferred interest, including accrued interest on the deferred payments, within 30 days after the conclusion of 40 quarters following the first day of any deferral period and (ii) the occurrence of certain events of bankruptcy, insolvency and reorganization involving Morgan Stanley. For a more complete description of remedies available upon the occurrence of an event of default with respect to the junior subordinated debentures, see “Description of the Junior Subordinated Debentures—Events of Default, Defaults and the Rights of Capital Securities Holders to Take Action Against Morgan Stanley” beginning on page S-50, as well as “Description of the Junior Subordinated Debentures—Events of Default and Defaults” on page 19 of the accompanying prospectus.

Voting Rights

     Except as described under “Description of the Guarantees—Amendments and Assignments” and “Description of the Junior Subordinated Debentures—Modification of Indentures” on pages 28 and 23, respectively, of the accompanying prospectus, or as otherwise required by law or the trust agreement, as an owner of capital securities, you will be entitled to vote only on the following matters:

removal of the property trustee or the Delaware trustee:

o	when there is a default under the junior subordinated debentures; or

o	when holders of a majority in liquidation value of the outstanding capital securities decide to remove either of the trustees for cause;

certain modifications to the terms of the capital securities and the guarantee that would adversely affect the rights of the holders of the capital securities; and

the exercise of Morgan Stanley Trust’s rights as holder of the junior subordinated debentures.

The Capital Securities Will Initially Be Issued in Book-Entry Form and Held Through DTC

     DTC will act as securities depositary for the capital securities. Morgan Stanley Trust will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates will represent the total aggregate number of capital securities. Morgan Stanley Trust will deposit these certificates with DTC or a custodian appointed by DTC. Morgan Stanley Trust will not issue certificates to you for the capital securities that you purchase, unless DTC’s services are discontinued as described below.

     Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for this purpose by DTC. Each person owning a beneficial interest in the capital securities must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the capital securities.

     DTC has provided Morgan Stanley Trust and Morgan Stanley with the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency”

registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

     When you purchase capital securities within the DTC system, the purchase must be made by or through a Direct Participant. The Direct Participant will receive a credit for the capital securities on DTC’s records. You, as the actual owner of the capital securities, are the “beneficial owner.” Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts capital securities are credited.

     You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the capital securities should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping accurate account of the holdings of their customers like you.

     Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

     The laws of some states may require that specified purchasers of securities take physical delivery of the capital securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global certificates representing the capital securities.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Morgan Stanley Trust and Morgan Stanley understand that, under DTC’s existing practices, in the event that Morgan Stanley Trust or Morgan Stanley requests any action of holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under the trust agreement or the junior subordinated debentures, DTC would authorize the Direct Participants holding the relevant beneficial interests to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     The property trustee, on behalf of Morgan Stanley Trust, will send redemption notices to Cede & Co. If less than all of the capital securities are being redeemed, DTC will reduce each Direct Participant’s holdings of capital securities in accordance with its procedures.

     In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to capital securities. Under its usual procedures, DTC would mail an omnibus proxy to Morgan Stanley Trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the capital securities are credited on the record date, which are identified in a listing attached to the omnibus proxy.

     The property trustee, on behalf of Morgan Stanley Trust, will make distributions on the capital securities directly to DTC. DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

     Payments by Direct and Indirect Participants to beneficial owners such as you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, Morgan Stanley, Morgan Stanley Trust, the trustees, the paying agent or any other agent of Morgan Stanley or Morgan Stanley Trust.

     DTC may discontinue providing its services as securities depositary with respect to the capital securities at any time by giving reasonable notice to Morgan Stanley Trust. Additionally, Morgan Stanley may decide to discontinue the book-entry only system of transfers with respect to the capital securities. Morgan Stanley understands, however, that under current industry practices, DTC would notify its participants of Morgan Stanley’s request but will only withdraw beneficial interests from a global security at the request of each participant. In that event, Morgan Stanley Trust will print and deliver certificates in fully registered form for the capital securities in exchange for any such interests withdrawn. If DTC notifies Morgan Stanley Trust that it is unwilling to continue as securities depositary, or if it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by Morgan Stanley Trust within ninety days after receiving such notice or becoming aware that DTC is no longer so registered, Morgan Stanley Trust will issue the capital securities in definitive form, at its expense, upon registration of transfer of, or in exchange for, such global security. Any such capital securities issued in definitive form in exchange for a global security will be registered in the name or names that DTC gives to the property trustee. It is expected that DTC’s instructions will be based upon directions received by DTC from participants with respect to ownership of beneficial interests in the global security that had been held by DTC.

     According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

     Morgan Stanley Trust and Morgan Stanley obtained the information in this section concerning DTC and DTC’s book-entry system from sources that Morgan Stanley Trust and Morgan Stanley believe to be reliable, but take no responsibility for the accuracy of the information. DTC may change or discontinue the foregoing procedures at any time.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

     The following, together with the description applicable to junior subordinated debentures under “Description of Junior Subordinated Debentures” beginning on page 16 of the accompanying prospectus, unless modified herein, describes material terms of the junior subordinated debentures. You should also read the Junior Subordinated Indenture, dated as of October 12, 2006, between Morgan Stanley and The Bank of New York, as indenture trustee (the “junior subordinated indenture”), filed with the SEC on Form 8-K on October 12, 2006 and the Trust Indenture Act.

     Under circumstances involving the dissolution of Morgan Stanley Trust, Morgan Stanley Trust may distribute the junior subordinated debentures to the holders of the capital securities and the common securities in liquidation of Morgan Stanley Trust. See “Description of Capital Securities—Liquidation Distribution upon Dissolution” beginning on page S-25. If the junior subordinated debentures are distributed to the holders of capital securities, Morgan Stanley will use its reasonable best efforts to have the junior subordinated debentures listed on the New York Stock Exchange or with another organization on which the capital securities are then listed.

General

     The junior subordinated debentures are unsecured, subordinated obligations of Morgan Stanley. The junior subordinated debentures to be acquired by Morgan Stanley Trust will be limited in aggregate principal amount to $      , or $      aggregate principal amount if the underwriters purchase all the additional capital securities they are entitled to purchase pursuant to their over-allotment option. The amount will be limited to the sum of:

  the aggregate stated liquidation amount of the capital securities issued by Morgan Stanley Trust; and

  the amount of capital contributed by Morgan Stanley to Morgan Stanley Trust in exchange for the common securities.

     The junior subordinated debentures and the guarantee will be unsecured and will rank subordinate and junior in right of payment to all of Morgan Stanley’s current and future senior indebtedness (as defined below). The junior subordinated debentures will be effectively subordinated to all indebtedness and other liabilities of Morgan Stanley’s subsidiaries. The junior subordinated debentures and related guarantee will rank junior to the junior subordinated debt of Morgan Stanley underlying the existing capital securities of Morgan Stanley Capital Trust II, Morgan Stanley Capital Trust III, Morgan Stanley Capital Trust IV, Morgan Stanley Capital Trust V and Morgan Stanley Capital Trust VI (collectively, the “Earlier Morgan Stanley Trusts”) and guarantees by Morgan Stanley of the capital securities issued by the Earlier Morgan Stanley Trusts, respectively. The junior subordinated debentures and the guarantee will rank pari passu with the junior subordinated debt of Morgan Stanley underlying the existing capital securities of Morgan Stanley Capital Trust VII (“Trust VII”) and the guarantee by Morgan Stanley of the capital securities issued by Trust VII and may rank junior to, senior to or pari passu with junior subordinated debentures and guarantees underlying capital securities to be issued in the future by trusts similar to the Morgan Stanley Trust or other junior subordinated securities to be issued in the future by Morgan Stanley. For information on the subordination of the junior subordinated debentures, see “— Subordination” on page S-30 and “Description of Junior Subordinated Debentures” beginning on page 16 of the accompanying prospectus.

     The entire principal amount of the junior subordinated debentures will mature and become due and payable, with any accrued and unpaid interest thereon, on April 15, 2067 (the “final maturity date”). However, Morgan Stanley has agreed to redeem the junior subordinated debentures on January 15, 2046 (the “scheduled redemption date”) subject to certain conditions described in “Repayment of Principal” and “Description of Replacement Capital Covenant” below.

     The provisions of the junior subordinated indenture described in the accompanying prospectus relating to discharge, defeasance and covenant defeasance will not apply to the junior subordinated debentures. See “Description of Junior Subordinated Debentures—Discharge, Defeasance and Covenant Defeasance” beginning on page 22 of the accompanying prospectus.

Interest

     The junior subordinated debentures will bear interest at an annual rate of   %. Interest on the junior subordinated debentures will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including April   , 2007 until, but excluding, the date the principal has been paid or duly made available for payment. Interest is payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning July 15, 2007.

     Interest payments not paid on the applicable interest payment date will bear additional interest, as permitted by applicable law, at the rate per annum of   %, compounded quarterly. Morgan Stanley will pay interest on the junior subordinated debentures to holders as they appear on the books and records of the property trustee on the relevant record date. The record date will be 15 calendar days, whether or not a business day, before the relevant payment date.

     The amount of interest payable for any period less than a full interest period will be computed on the basis of a 360 day year of twelve 30 day months and the actual days elapsed in a partial month in that period. The amount of interest payable for any full interest period will be computed by dividing the rate per annum by four.

     If any date on which interest is payable on the junior subordinated debentures is not a business day, then payment of the interest payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of the delay, with the same force and effect as if made on the date that payment was originally payable. The term “interest” as used in this prospectus supplement and the accompanying prospectus includes quarterly interest payments, interest on quarterly interest payments not paid on the applicable interest payment date, compounded interest and additional sums, as applicable.

     The interest payment provisions for the junior subordinated debentures correspond to the distribution provisions for the capital securities. See “Description of Capital Securities—Distributions” beginning on page S-20.

Subordination

     Holders of the junior subordinated debentures should recognize that contractual provisions in the junior subordinated indenture may prohibit Morgan Stanley from making payments on these securities. The junior subordinated debentures are subordinate and junior in right of payment, to the extent and in the manner stated in the junior subordinated indenture and the junior subordinated debentures, to all of Morgan Stanley’s senior indebtedness and certain junior indebtedness.

     For purposes of the junior subordinated debentures, “senior indebtedness” includes (i) obligations of, or guaranteed or assumed by, Morgan Stanley for borrowed money or evidenced by bonds, debentures, notes or similar instruments, including obligations with respect to securities issued under Morgan Stanley’s senior indentures or senior subordinated indentures, and amendments, renewals, extensions, modifications and refundings of any of that indebtedness or of those obligations, (ii) capitalized lease obligations of Morgan Stanley, (iii) obligations of Morgan Stanley issued or assumed as the deferred purchase price of property, (iv) obligations, contingent or otherwise, of Morgan Stanley in respect of any letters of credit, bankers acceptance, security purchase facilities or similar credit transactions, (v) obligations of Morgan Stanley in respect of interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements, (vi) the junior subordinated debt of Morgan Stanley underlying the existing capital securities of the Earlier Morgan Stanley Trusts and guarantees by Morgan Stanley of the capital securities issued by the Earlier Morgan Stanley Trusts, respectively and (vii) all obligations of the type referred to in clauses (i) through (vi) of other persons which Morgan Stanley has guaranteed or is responsible or liable for as obligor or otherwise. The junior subordinated debentures will rank pari passu with the junior subordinated debt of Morgan Stanley underlying Trust VII and the guarantee by Morgan Stanley of the capital securities issued by Trust VII and may rank junior to, senior to or pari passu with junior subordinated debentures and guarantees underlying capital securities to be issued in the future by trusts similar to the Morgan Stanley Trust or other junior subordinated securities to be issued in the future by Morgan Stanley. For the avoidance of doubt, the junior subordinated debentures will rank pari passu with the claims of Morgan Stanley’s trade creditors.

Option to Extend Interest Payment Period

     As long as no event of default has occurred under the junior subordinated indenture, Morgan Stanley has the right, at any time and from time to time, to defer payments of interest for a period (an “optional deferral period”) of up to 40 consecutive quarters without giving right to an event of default and without permitting acceleration under the terms of the capital securities or the junior subordinated debentures. Morgan Stanley’s right to defer interest payments will end on the earlier of the final maturity date of the junior subordinated debentures or the acceleration of the junior subordinated debentures following an event of default. During an optional deferral period, interest will continue to accrue and holders of junior subordinated debentures, or holders of capital securities while outstanding, will be required to accrue interest income as original issue discount for United States federal income tax purposes. See “United States Federal Income Tax Consequences” beginning on page S-56 for further information on United States federal income tax consequences. On the interest payment date following the last day of any optional deferral period, Morgan Stanley will pay all interest then accrued and unpaid, together with additional interest on the accrued and unpaid interest as permitted by law (“compounded interest”) compounded quarterly, at the annual rate of   %, plus any additional sums, as described below.

     During an optional deferral period, Morgan Stanley is subject to restrictions described below under “Restrictions on Certain Payments During Optional Deferral Periods” and from the earlier of (i) the business day immediately following the first interest payment date on which Morgan Stanley elects to pay current interest and (ii) the business day following the fifth anniversary of the start of the relevant optional deferral period, Morgan Stanley will be required to comply with the alternative payment mechanism described below under “— Alternative Payment Mechanism.”

     Before termination of any optional deferral period, Morgan Stanley may further defer the payments of interest. However, no optional deferral period, including all previous and further deferrals, may exceed 40 consecutive quarters or extend beyond the final maturity date of the junior subordinated debentures. If any junior subordinated debentures are called for redemption before the end of an optional deferral period, the optional deferral period will end on that redemption date or an earlier date as determined by Morgan Stanley, subject to Morgan Stanley’s compliance with the alternative payment mechanism.

     After the termination of any optional deferral period and the payment of all amounts due, Morgan Stanley may begin a new optional deferral period, subject to the same limitations as described above. There is no limitation on the number of times Morgan Stanley may elect to begin an optional deferral period.

     If an event of bankruptcy, insolvency or reorganization involving Morgan Stanley resulting in acceleration of the junior subordinated debentures occurs prior to the end of an optional deferral period, Morgan Stanley’s obligation to pay deferred interest may be cancelled in part as described in “—Limitation on Claims in the Event of Morgan Stanley’s Bankruptcy, Insolvency or Reorganization” below.

     If the property trustee is the sole holder of the junior subordinated debentures, Morgan Stanley will give the property trustee and the Delaware trustee written notice of its selection of an optional deferral period no more than 15 business days before the next succeeding date on which the distributions on the capital securities are payable. The property trustee will give notice of Morgan Stanley’s selection of an optional deferral period to the holders of the capital securities.

     If the property trustee is not the sole holder, or is not itself the holder, of the junior subordinated debentures, Morgan Stanley will give the holders of the junior subordinated debentures and the property trustee written notice of its selection of an optional deferral period at least 10 business days before the earlier of:

  the next interest payment date; and

  the date Morgan Stanley is required to give notice to holders of the junior subordinated debentures of the record or payment date for the related interest payment.

     Morgan Stanley has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the junior subordinated debentures.

Limitation on Claims in the Event of Morgan Stanley’s Bankruptcy, Insolvency or Reorganization

     The junior subordinated indenture provides that a holder of junior subordinated debentures, by that holder’s acceptance of the junior subordinated debentures, agrees that in certain events of Morgan Stanley’s bankruptcy, insolvency or reorganization prior to the redemption or repayment of its junior subordinated debentures, that holder of junior subordinated debentures will only have a claim for, or right to receive, distributions with respect to deferred interest, including accrued interest on the deferred payments, to the extent such interest (including accrued interest on the deferred payments) relates to the earliest two years of the portion of the optional deferral period for which interest has not been paid.

Additional Sums

     If, at any time while the property trustee is the holder of the junior subordinated debentures, Morgan Stanley Trust is required to pay any additional taxes, duties or other governmental charges as a result of a tax event, Morgan Stanley will pay as additional interest on the junior subordinated debentures any additional amounts (“additional sums”) that are required so that the distributions paid by Morgan Stanley Trust will not be reduced as a result of any of those taxes, duties or governmental charges.

Restrictions on Certain Payments During Optional Deferral Periods

     Morgan Stanley will not, nor will it permit any of its subsidiaries to:

  declare or pay any dividends or any distributions on, or redeem, purchase, acquire or make a liquidation payment on, any shares of Morgan Stanley’s capital stock;

  make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem debt securities of Morgan Stanley that rank equal or junior to the junior subordinated debentures; or

  make any guarantee payments on any guarantee of debt securities of any of Morgan Stanley’s subsidiaries if the guarantee ranks equal or junior to the junior subordinated debentures,

if at such time Morgan Stanley has given notice of its election of an optional deferral period and has not rescinded this notice, or the optional deferral period, or any extension thereof, is continuing.

     The restrictions listed above do not apply to:

  repurchases, redemptions or other acquisitions of shares of capital stock of Morgan Stanley in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, (2) a dividend reinvestment or stockholder stock purchase plan, or (3) the issuance of capital stock of Morgan Stanley, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the optional deferral period;

  an exchange, redemption, reclassification or conversion of any class or series of Morgan Stanley’s capital stock, or any capital stock of a subsidiary of Morgan Stanley, for any class or series of Morgan Stanley’s capital stock, or of any class or series of Morgan Stanley’s indebtedness for any class or series of Morgan Stanley’s capital stock;

  the purchase of fractional interests in shares of Morgan Stanley’s capital stock under the conversion or exchange provisions of the capital stock or the security being converted or exchanged;

  any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan;

  any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock;

  payments by Morgan Stanley under the guarantee of the capital securities; or

  the ability of Morgan Stanley & Co. Incorporated, or any of Morgan Stanley’s other affiliates, to engage in any market-making transactions in Morgan Stanley’s capital stock in the ordinary course of business.

     If any optional deferral period lasts longer than one year, unless required to do so by any applicable regulatory authority and subject to the exceptions listed in the preceding paragraph, Morgan Stanley will covenant not to repurchase any of its securities that rank pari passu with or junior to any APM qualifying securities (as defined below under “— Replacement Securities”) for a one-year period following the payment of all deferred interest on the junior subordinated debentures pursuant to the alternative payment mechanism described in “— Alternative Payment Mechanism” below.

     In addition, as long as Morgan Stanley Trust holds any of the junior subordinated debentures, Morgan Stanley agrees:

  to continue to hold, directly or indirectly, 100% of the common securities of Morgan Stanley Trust, provided that certain successors that are permitted under the junior subordinated indenture may succeed to Morgan Stanley’s ownership of the common securities;

  as holder of the common securities, not to voluntarily dissolve, windup or liquidate Morgan Stanley Trust, other than (1) as part of the distribution of the junior subordinated debentures to the holders of the capital securities in accordance with the terms of the capital securities or (2) as part of a merger, consolidation or amalgamation which is permitted under the trust agreement; and

  to use its reasonable efforts, consistent with the terms and provisions of the trust agreement, to cause Morgan Stanley Trust to continue not to be taxable as a corporation for United States federal income tax purposes.

Alternative Payment Mechanism

     Subject to certain conditions described immediately below and the exclusion described in “Market Disruption Events” below, if Morgan Stanley defers interest on the junior subordinated debentures, Morgan Stanley will be required, not later than (i) the business day immediately following the first interest payment date during an optional deferral period on which it elects to pay current interest, or (ii) if earlier, not later than the business day following the fifth anniversary of the start of the optional deferral period, to use its commercially reasonable efforts to begin selling “qualifying securities” (as defined below) to persons that are not Morgan Stanley affiliates. Morgan Stanley will be required, with respect to any subsequent interest payment date during an optional deferral period until the deferred interest has been paid in full, to use its commercially reasonable efforts to sell qualifying securities until it has raised an amount of net proceeds that, together with the net proceeds of any sales of qualifying securities within the 180 days preceding such interest payment date, is sufficient to pay the deferred interest (including interest on the deferred payments) on such interest payment date, provided that, if, due to a market disruption event or otherwise, Morgan Stanley is able to raise some, but not all, net proceeds from the sale of qualifying securities necessary to pay all deferred interest (including interest on the deferred payments) on any interest payment date, Morgan Stanley will apply any such available net proceeds on such interest payment date to pay accrued and unpaid installments of interest in chronological order. Morgan Stanley will not, nor will it permit its subsidiaries to, pay deferred interest (including interest on the deferred payments) on the junior subordinated debentures from any source other than the net proceeds from the sale of qualifying securities, unless otherwise required at the time by any applicable regulatory authority. In addition, such applicable regulatory authority may prevent Morgan Stanley from selling qualifying securities or may prevent Morgan Stanley from using the proceeds of any sales of qualifying securities to pay any deferred interest. We refer to this method of funding the payment of accrued and unpaid interest as the “alternative payment mechanism.”

     “Qualifying securities” means

  “qualifying warrants,” which are net share settled warrants to purchase Morgan Stanley’s common stock that have an exercise price greater than the current stock market price of Morgan Stanley’s common stock as of their date of issuance, that Morgan Stanley is not entitled to redeem for cash and that the holders of such warrants are not entitled to require Morgan Stanley to repurchase for cash in any circumstance; and

  “qualifying preferred stock,” as such terms is defined below under “—Replacement Securities”.

     Although Morgan Stanley’s failure to comply with its obligations with respect to the alternative payment mechanism would be a breach of Morgan Stanley’s obligations under the junior subordinated indenture, it would not constitute an event of default thereunder or give rise to a right to accelerate the maturity of the junior subordinated debentures or similar remedy under the terms thereof. The remedies of holders of the junior subordinated debentures and the capital securities will be limited in such circumstances as described under “Description of the Junior Subordinated Debentures—Events of Default, Defaults and the Rights of Capital Securities Holders to Take Action Against Morgan Stanley” below.

     Morgan Stanley intends to issue qualifying warrants with exercise prices at least 10% above the current stock market price of Morgan Stanley common stock on the date of issuance and with other commercially reasonable terms. The “current stock market price” of Morgan Stanley common stock on any date will be the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if Morgan Stanley common stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which Morgan Stanley common stock is traded or quoted. If Morgan Stanley common stock is not either listed or quoted on any U.S. securities exchange on the relevant date, the “current stock market price” will be the last quoted bid price for Morgan Stanley common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If Morgan Stanley common stock is not so quoted, the “current stock market price” will be the average of the mid-point of the last bid and ask prices for Morgan Stanley common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by Morgan Stanley for this purpose.

     Under the alternative payment mechanism, Morgan Stanley is not required to issue qualifying warrants prior to the fifth anniversary of the commencement of any optional deferral period pursuant to the alternative payment mechanism to the extent that the number of shares of Morgan Stanley common stock underlying any issuance of qualifying warrants applied to pay such interest, together with the number of shares underlying all prior issuances of qualifying warrants during such optional deferral period so applied, would exceed 2% of the total number of issued and outstanding shares of Morgan Stanley’s common stock as of the date of Morgan Stanley’s then most recent publicly available consolidated financial statements (the “warrant issuance cap”). In addition, Morgan Stanley may not issue qualifying preferred stock if the net proceeds of any issuance of qualifying preferred stock applied to pay interest, together with the net proceeds of all prior issuances of qualifying preferred stock so applied, would exceed 25% of the aggregate liquidation amount of the issuance of the capital securities offered hereby (the “preferred stock issuance cap”).

     Once Morgan Stanley reaches the warrant issuance cap for any optional deferral period, Morgan Stanley will not be required to issue more qualifying warrants prior to the fifth anniversary of the commencement of such optional deferral period even if the number of underlying shares referred to in clause (i) subsequently increases because of a subsequent increase in the number of outstanding shares of Morgan Stanley’s common stock. The warrant issuance cap will cease to apply following the fifth anniversary of the commencement of any optional deferral period, at which point Morgan Stanley must pay any deferred interest, regardless of the time at which it was deferred, using the alternative payment mechanism, subject to the preferred stock issuance cap, the share cap (defined below) and any market disruption event. For the avoidance of doubt, if the warrant issuance cap has been reached during an optional deferral period and Morgan Stanley subsequently pays all deferred payments (including accrued interest thereon), the warrant issuance cap will cease to apply, and will only apply again once Morgan Stanley starts a new optional deferral period. The preferred stock issuance cap will apply so long as the junior subordinated debentures remain outstanding.

     Morgan Stanley is not required to issue qualifying warrants pursuant to the alternative payment mechanism to the extent that the total number of shares of Morgan Stanley’s common stock underlying such qualifying warrants, together with all prior issuances of qualifying warrants, exceeds 40 million shares (subject to customary anti-dilution adjustments) (the “share cap”). Morgan Stanley must use commercially reasonable efforts to increase the share cap from time to time to a number of shares that would allow Morgan Stanley to satisfy its obligations with respect to the alternative payment mechanism.

     If, due to a market disruption event, the warrant issuance cap, preferred stock issuance cap, share cap or otherwise, Morgan Stanley was able to raise some, but not all, eligible proceeds necessary to pay all deferred interest (including compounded interest thereon) on any interest payment date, Morgan Stanley will apply any available eligible proceeds to pay accrued and unpaid installments of interest on the applicable interest payment date in chronological order and each holder of capital securities will be entitled to receive its pro rata share of any amounts received on the junior subordinated debentures. If Morgan Stanley has outstanding securities in addition to, and that rank pari passu with, the junior subordinated debentures under which Morgan Stanley is obligated to sell qualifying securities and apply the net proceeds to the payment of deferred interest or distributions, then on any date and for any period the amount of net proceeds received by Morgan Stanley from those sales and available for payment of the deferred interest and distributions will be applied to the junior subordinated debentures and those other securities on a pro rata basis in proportion to the total amounts that are due on the junior subordinated debentures and such securities, or on such other basis as any regulator applicable to Morgan Stanley may approve.

     Morgan Stanley will not be required to sell qualifying securities in accordance with the alternative payment mechanism during any quarterly period preceding any interest payment date to the extent it provides written certification to the trustee (which the trustee will promptly forward upon receipt to each holder of record of capital securities) no more than 30 and no less than 15 days in advance of such interest payment date certifying that:

  a market disruption event was existing after the immediately preceding interest payment date; and

  either (a) the market disruption event continued for the entire period from the business day immediately following the preceding interest payment date to the business day immediately preceding the date on which that certification is provided or (b) the market disruption event continued for only part of this period, but Morgan Stanley was unable after commercially reasonable efforts to raise sufficient eligible proceeds during the rest of that period to pay all accrued and unpaid interest.

     “Commercially reasonable efforts” to sell securities in accordance with the alternative payment mechanism means commercially reasonable efforts by Morgan Stanley to complete the offer and sale of qualifying securities to third parties that are not subsidiaries of Morgan Stanley in public offerings or private placements. Morgan Stanley will not be excused from its obligations under the alternative payment mechanism if it determines not to pursue or complete the sale of qualifying warrants or qualifying preferred stock due to pricing, dividend rate or dilution considerations.

     If Morgan Stanley is involved in a business combination where immediately after its consummation more than 50% of the surviving or resulting entity’s voting stock is owned by the shareholders of the other party or parties to the business combination, then the alternative payment mechanism will not apply to any optional deferral period that is terminated on the interest payment date immediately succeeding the date of consummation of the business combination.

Optional Early Redemption

     Subject to obtaining any then required regulatory approval, Morgan Stanley may redeem the junior subordinated debentures on or after July 15, 2012, in whole or in part, on one or more occasions, at any time.

     Subject to obtaining any then required regulatory approval, Morgan Stanley may only redeem the junior subordinated debentures before July 15, 2012 as follows:

  within 90 days following the occurrence and continuance of (the “90-day period”) a tax event or investment company event, in whole only; or

  following the occurrence and continuance of a regulatory event, in whole or in part;

     each as described under “Description of Capital Securities—Redemption” beginning on page S-22.

     In each case, the junior subordinated debentures will be redeemed at a redemption price equal to 100% of their principal amount, plus any accrued and unpaid interest, including any compounded interest and any additional sums, if any, to the date of such redemption.

     In addition, subject to obtaining any then required regulatory approval, Morgan Stanley may redeem the junior subordinated debentures at the early redemption price (as defined below) on any date (such date, the “early redemption date”) before July 15, 2012, in whole or in part, following the occurrence and continuation of a rating agency event (as defined in “Description of Capital Securities—Redemption” beginning on page S-22 (such right to redeem, the “rating agency call”).

     “Early redemption price” means, with respect to any junior subordinated debentures to be redeemed in accordance with the rating agency call, the greater of (1) 100% of the principal amount of the junior subordinated debentures to be redeemed, and (2) the sum of the present values of the remaining scheduled payments of principal (discounted from July 15, 2012) and interest that would have been payable to and including July 15, 2012 (discounted from their respective interest payment dates) on the junior subordinated debentures to be redeemed (not including any portion of such payments of interest accrued to the early redemption date) to the early redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate, plus 50 basis points, as calculated by the premium calculation agent; plus, in either case (1) or (2), accrued and unpaid interest on the principal amount being redeemed to the early redemption date.

     “Treasury rate” means, with respect to any date of redemption, the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated H.15(519) or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption Treasury Constant Maturities, for the maturity corresponding to the comparable treasury issue (if no maturity is within three months before or after the remaining life (as defined below), yields for the two published maturities most closely corresponding to the comparable treasury issue will be determined and the treasury rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the comparable treasury issue, calculated using a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such date of redemption.

     The treasury rate will be calculated on the third business day preceding the early redemption date.

     “Premium calculation agent” means Morgan Stanley & Co. Incorporated, or if that firm is unwilling or unable to select the comparable treasury issue, an investment banking institution of national standing appointed by the trustee after consultation with Morgan Stanley.

     “Comparable treasury issue” means the U.S. Treasury security selected by the premium calculation agent as having a maturity comparable to the term remaining from the early redemption date to July 15, 2012 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable term.

     “Comparable treasury price” means, with respect to an early redemption date (1) the average of five reference treasury dealer quotations for such early redemption date, after excluding the highest and lowest reference treasury dealer quotations, or (2) if the premium calculation agent obtains fewer than five such reference treasury dealer quotations, the average of all such quotations.

     “Reference treasury dealer” means (1) Morgan Stanley & Co. Incorporated and its successors, provided, however, that if the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a

“primary treasury dealer”) Morgan Stanley will substitute therefor another primary treasury dealer and (2) any other primary treasury dealers selected by the premium calculation agent after consultation with Morgan Stanley.

     “Reference treasury dealer quotations” means, with respect to each reference treasury dealer and any early redemption date, the average, as determined by the premium calculation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the premium calculation agent at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

     Because Morgan Stanley & Co. Incorporated is Morgan Stanley’s affiliate, the economic interests of Morgan Stanley & Co. Incorporated may be adverse to the interests of the holders of the capital securities, including with respect to certain determinations and judgments that it must make as premium calculation agent in the event Morgan Stanley redeems the junior subordinated debentures pursuant to the rating agency call. Morgan Stanley & Co. Incorporated is obligated to carry out its duties and functions as premium calculation agent in good faith and using its reasonable judgment.

     Morgan Stanley will notify Morgan Stanley Trust of the early redemption price promptly after the calculation thereof and Morgan Stanley Trust will have no responsibility for calculating the early redemption price.

     Morgan Stanley’s right to redeem the junior subordinated debentures due to a tax event or investment company event is subject to the condition that, if Morgan Stanley or Morgan Stanley Trust has the opportunity to eliminate, within the 90-day period, the tax event or investment company event by taking some ministerial action that will have no adverse effect on Morgan Stanley, Morgan Stanley Trust or the holders of the capital securities and the common securities and will involve no material cost, Morgan Stanley will pursue such measures in lieu of redemption. Morgan Stanley cannot redeem the junior subordinated debentures while either it or Morgan Stanley Trust is pursuing any ministerial action under the trust agreement as described above. For the avoidance of doubt, the 90-day period will not run during the undertaking of any such ministerial action by Morgan Stanley.

Replacement Capital Intention

     Morgan Stanley intends that, to the extent that the capital securities provide Morgan Stanley with equity credit at the time of any early redemption prior to the scheduled redemption date, Morgan Stanley will repay the principal amount of the junior subordinated debentures upon such redemption only out of net proceeds received by Morgan Stanley from the sale or issuance, during the 180-day period prior to the notice date for such redemption by Morgan Stanley or subsidiaries of Morgan Stanley to third-party purchasers, other than a subsidiary of Morgan Stanley, of securities for which Morgan Stanley will receive equity credit, at the time of sale or issuance, that is, in the aggregate, equal to or greater than the equity credit attributed to the capital securities at the time of such early redemption. The determination of the equity credit of the capital securities may result in the issuance of an amount of new securities that may be less than the principal amount of the capital securities, depending upon, among other things, the nature of the new securities issued and the equity credit attributed by a rating agency to the capital securities and the new securities.

Repayment of Principal; Replacement Capital Obligation

     The junior subordinated debentures mature on the final maturity date. However, Morgan Stanley has agreed to redeem the junior subordinated debentures on the scheduled redemption date, but only out of net proceeds raised from the sale to third party purchasers of one or more issuances of “replacement securities,” as defined in “Replacement Securities” below, to the extent specified under such caption, which we refer to as the “replacement capital obligation.” If the scheduled redemption date falls on a day that is not a business day, the scheduled redemption date will be the following business day.

     Morgan Stanley’s obligation to repay the junior subordinated debentures on the scheduled redemption date is limited. Morgan Stanley has agreed to use its commercially reasonable efforts (as defined below) (except as described below) to raise sufficient net proceeds from the sale of replacement securities to repay the junior subordinated debentures on the scheduled redemption date only to the extent that it has raised sufficient net proceeds within the 180-day period prior to the notice date not more than 30 and not less than 15 days prior to the scheduled redemption date, subject to the occurrence of a market disruption event. If Morgan Stanley has not raised sufficient proceeds to permit repayment of all principal and accrued and unpaid interest on the junior subordinated debentures on the scheduled redemption date, it will apply any available proceeds so raised first to pay accrued and unpaid installments of interest in chronological order and second to repay all principal outstanding on the junior subordinated debentures. Each holder of capital securities will be entitled to receive its pro rata share of any amounts received on the junior subordinated debentures. Morgan Stanley will agree to continue using its commercially reasonable efforts (except as described below) to raise sufficient proceeds to permit repayment of the balance of the amount due on the junior subordinated debentures as soon as commercially practicable and will use any proceeds raised on each interest payment date following the scheduled redemption date to reduce the balance outstanding on such interest payment date until the junior subordinated debentures are paid in full. Morgan Stanley may not otherwise redeem the junior subordinated debentures on or after the scheduled redemption date. The replacement capital obligation will continue to apply until (i) Morgan Stanley has raised sufficient net proceeds to permit repayment in full in accordance with the replacement capital obligation, (ii) the junior subordinated debentures are otherwise paid in full on the final maturity date or (iii) upon an event of default resulting in acceleration. Except under the circumstances described below, Morgan Stanley’s failure to use its commercially reasonable efforts to raise sufficient proceeds would be a breach of covenant under the junior subordinated indenture. However, in no event will such failure be an event of default thereunder.

     Morgan Stanley generally has the right to modify or terminate the replacement capital obligation only with the consent of the holders of a majority by liquidation amount of the capital securities or, if the junior subordinated debentures have been distributed by the property trustee, the holders of a majority by principal amount of the junior subordinated debentures. Morgan Stanley has the right, however, to amend the replacement capital obligation at any time, without the consent of such holders (i) where such amendment is not adverse to such holders and an officer of Morgan Stanley has delivered to such holders a written certification stating that, in his or her determination, such amendment is not adverse to such holders; (ii) to impose additional restrictions on the types of securities qualifying as replacement securities; and (iii) to eliminate common stock, mandatorily convertible preferred stock and debt exchangeable for equity (but only to the extent exchangeable for common stock) as a replacement security if Morgan Stanley has been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction in Morgan Stanley’s earnings per share as calculated for financial reporting purposes. Any such modification may further restrict Morgan Stanley’s ability to repay or redeem the junior subordinated debentures.

     Any principal amount of the junior subordinated debentures remaining outstanding, together with accrued and unpaid interest, will be due and payable on April 15, 2067 (or if this day is not a business day, the following business day), which is the final maturity date for the junior subordinated debentures, regardless of the amount of replacement securities Morgan Stanley has issued and sold by that time.

     “Commercially reasonable efforts” to sell securities in accordance with the replacement capital obligation means commercially reasonable efforts by Morgan Stanley to complete the offer and sale of replacement securities to third parties that are not subsidiaries of Morgan Stanley in public offerings or private placements. Morgan Stanley will not be considered to have made commercially reasonable efforts to effect a sale of replacement securities if it determines to not pursue or complete such sale due to pricing, coupon, dividend rate or dilution considerations.

     Morgan Stanley will not be required to redeem the junior subordinated debentures on the scheduled redemption date or any interest payment date following the scheduled redemption date, as the case may be (each a “required repayment date”), to the extent it provides written certification to the trustee (which the trustee will promptly forward upon receipt to each holder of record of capital securities) no more than 30 and no less than 15 days in advance of such required repayment date certifying that:

  a market disruption event was existing during the 180-day period preceding the date of the certificate or, in the case of any required repayment after the scheduled redemption date, the 90-day period preceding the date of the certificate; and

  either (a) the market disruption event continued for the entire 180-day period or 90-day period, as the case may be, or (b) the market disruption event continued for only part of the period, but Morgan Stanley was unable after commercially reasonable efforts to raise sufficient net proceeds during the rest of that period to permit repayment of the junior subordinated debentures in full.

     Net proceeds that Morgan Stanley is permitted to apply to repayment of the junior subordinated debentures on and after the scheduled redemption date will be applied, first, to pay deferred interest to the extent of eligible proceeds under the alternative payment mechanism, second, to pay current interest that Morgan Stanley is not paying from other sources and, third, to repay the principal of junior subordinated debentures, subject to a minimum principal amount of $5 million to be repaid on any required repayment date; provided that if Morgan Stanley is obligated to sell replacement securities in accordance with the replacement capital obligation and apply the net proceeds to payments of principal of or interest on any outstanding securities in addition to the junior subordinated debentures, then on any date and for any period the amount of net proceeds received by Morgan Stanley from those sales and available for such payments will be applied to the junior subordinated debentures and those other securities having the same scheduled repayment date or scheduled redemption date as the junior subordinated debentures pro rata in accordance with their respective outstanding principal amounts and none of such net proceeds will be applied to any other securities having a later scheduled repayment date or scheduled redemption date until the principal of and all accrued and unpaid interest on the junior subordinated debentures has been paid in full.

Replacement Securities

     As used herein, “replacement securities” means: (i) “common stock” and “rights to acquire common stock,” (ii) “mandatorily convertible preferred stock,” (iii) “debt exchangeable for equity” and (iv) “qualifying capital securities.” These terms are defined below.

     “Common stock” means any equity securities of Morgan Stanley (including equity securities held as treasury shares and equity securities sold pursuant to Morgan Stanley’s dividend reinvestment plan and employee benefit plans) that have no preference in the payment of dividends or amounts payable upon the liquidation, dissolution or winding up of Morgan Stanley (including a security that tracks the performance of, or relates to the results of, a business, unit or division of Morgan Stanley), and any securities that have no preference in the payment of dividends or amounts payable upon the liquidation, dissolution or winding up of Morgan Stanley and are issued in exchange therefor in connection with a merger, consolidation, binding share exchange, business combination, recapitalization or other similar event.

     “Rights to acquire common stock” includes any right to acquire Morgan Stanley common stock, including any right to acquire such common stock pursuant to a stock purchase plan or employee benefit plan.

     “Mandatorily convertible preferred stock” means cumulative preferred stock with (i) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (ii) a requirement that the preferred stock convert into Morgan Stanley common stock within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the preferred stock, subject to customary anti-dilution adjustments.

     “Debt exchangeable for equity” means “debt exchangeable for common equity” or “debt exchangeable for preferred equity” (each as defined below).

     “Qualifying capital securities” means securities (other than common stock, rights to acquire common stock and securities convertible into or exchangeable for common stock) that in the determination of Morgan Stanley’s Board of Directors, reasonably construing the definitions and other terms of the replacement capital obligation (as described in “Description of Junior Subordinated Debentures—Repayment of Principal; Replacement Capital Obligation” on page S-37) or replacement capital covenant that Morgan Stanley will enter into for the benefit of a specified class of debtholders (as described in “Description of Replacement Capital Covenant” on page S-53), as the case may be, meet one of the following criteria:

(i)	securities issued by Morgan Stanley or any of its subsidiaries that (A) rank pari passu with or junior to the junior subordinated debentures upon the liquidation, dissolution or winding up of Morgan Stanley, (B) have no maturity or a maturity of at least 60 years and (C) (1) are “non-cumulative” (as defined below) and are subject to a “qualifying replacement capital covenant” (as defined below) or (2) have a “mandatory trigger provision” (as defined below) and an “optional deferral provision” (as defined below) and are subject to “intent-based replacement disclosure” (as defined below);

(ii)	securities issued by Morgan Stanley or any of its subsidiaries that (A) rank pari passu with or junior to the junior subordinated debentures upon the liquidation, dissolution or winding up of Morgan Stanley, (B) have no maturity or a maturity of at least 40 years, (C) are subject to a qualifying replacement capital covenant and (D) have a mandatory trigger provision and an optional deferral provision;

(iii)	“qualifying preferred stock” (as defined below);

(iv)	non-cumulative preferred stock issued by Morgan Stanley that ranks junior to the junior subordinated debentures upon a liquidation, dissolution or winding up of Morgan Stanley, and (A) (1) has no maturity or a final maturity of at least 60 years and (2) is subject to intent-based replacement disclosure; or (B) (1) has no maturity or a maturity of at least 40 years and is subject to a qualifying replacement covenant or (2) is subject to intent-based replacement disclosure and has a mandatory trigger provision; or (C) (1) has no maturity or a final maturity of at least 25 years, (2) is subject to a qualifying replacement covenant and (3) has a mandatory trigger provision;

(v)	preferred stock issued by Morgan Stanley that ranks junior to the junior subordinated debentures upon a liquidation, dissolution or winding up of Morgan Stanley, and (A) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (B)(1) has no maturity or a maturity of at least 60 years and (2) is subject to a qualifying replacement capital covenant;

(vi)	securities issued by Morgan Stanley or any of its subsidiaries that (A) rank pari passu with or junior to the junior subordinated debentures upon a liquidation, dissolution or winding up of Morgan Stanley, (B) have no maturity or a maturity of at least 60 years and an optional deferral provision, and (C) are subject to a qualifying replacement capital covenant;

(vii)	securities issued by Morgan Stanley or any of its subsidiaries that (A) rank pari passu with or junior to the junior subordinated debentures upon a liquidation, dissolution or winding up of Morgan Stanley, (B) are non-cumulative, (C) have no maturity or a maturity of at least 40 years and (D) either (1) are subject to a qualifying replacement capital covenant or (2) have a mandatory trigger provision and an optional deferral provision and are subject to intent-based replacement disclosure;

(viii)	securities issued by Morgan Stanley or any of its subsidiaries that (A) rank junior to all of the senior and subordinated debt of Morgan Stanley other than the junior subordinated debentures and securities ranking pari passu with the junior subordinated debentures, (B) have an optional deferral provision and a mandatory trigger provision and (C) have no maturity or a maturity of at least 60 years and are subject to a qualifying replacement capital covenant;

(ix)	other securities issued by Morgan Stanley or any of its subsidiaries that (A) rank upon a liquidation, dissolution or winding-up of Morgan Stanley pari passu with or junior to the junior subordinated debentures, (B) have no maturity or a maturity of at least 25 years and (C) are subject to a qualifying replacement capital covenant and have a mandatory trigger provision and an optional deferral provision;

(x)	cumulative preferred stock issued by Morgan Stanley or any of its subsidiaries that (A) has no maturity or a maturity of at least 60 years and (B) is subject to intent-based replacement disclosure;

(xi)	non-cumulative preferred stock issued by Morgan Stanley or any of its subsidiaries that (A) has no maturity or a maturity of at least 60 years and (B) is subject to intent-based replacement disclosure;

(xii)	securities issued by Morgan Stanley or any of its subsidiaries that (A) rank pari passu with or junior to the junior subordinated debentures upon a liquidation, dissolution or winding up of Morgan Stanley, (B) either (1) have no maturity or a maturity of at least 60 years and intent-based replacement disclosure or (2) have no maturity or a maturity of at least 30 years and are subject to a qualifying replacement capital covenant and (C) have an optional deferral provision; or

(xiii)	securities issued by Morgan Stanley or any of its subsidiaries that (A) rank junior to all of the senior and subordinated debt of Morgan Stanley other than the junior subordinated debentures and securities ranking pari passu with the junior subordinated debentures, (B) have a mandatory trigger provision and an optional deferral provision and (C) have no maturity or a maturity of at least 30 years and are subject to intent-based replacement disclosure.

     For purposes of the definitions of “common stock,” “rights to acquire common stock,” “mandatorily convertible preferred stock,” “debt exchangeable for equity” and “qualifying capital securities,” the following terms shall have the following meanings:

     “Alternative payment mechanism” means, with respect to any qualifying capital securities, provisions in the related transaction documents that require the issuer, in its discretion, to issue (or use commercially reasonable efforts to issue) one or more types of APM qualifying securities raising eligible proceeds at least equal to the deferred distributions on such qualifying capital securities and apply the proceeds to pay unpaid distributions on such qualifying capital securities, commencing on the earlier of (x) the first distribution date after commencement of a deferral period on which the issuer pays current distributions on such qualifying capital securities and (y) the fifth anniversary of the commencement of such deferral period, and that:

(i)	define “eligible proceeds” to mean, for purposes of such alternative payment mechanism, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) that the issuer has received during the 180 days prior to the related distribution date from the issuance of APM qualifying securities to persons other than Morgan Stanley and its subsidiaries, up to the preferred cap (as defined in (vi) below) in the case of APM qualifying securities that are qualifying preferred stock or mandatorily convertible preferred stock;

(ii)	permit the issuer to pay current distributions on any distribution date out of any source of funds but (x) require the issuer to pay deferred distributions only out of eligible proceeds and (y) prohibit the issuer from paying deferred distributions out of any source of funds other than eligible proceeds (other than following an acceleration of such securities or the occurrence of the final maturity thereof), unless (if the issuer elects to so provide in the terms of such securities) an applicable governmental authority directs otherwise;

(iii)	if deferral of distributions continues for more than one year, require Morgan Stanley not to redeem or repurchase any securities that rank pari passu with or junior to any APM qualifying securities that the issuer has issued to settle deferred distributions in respect to that deferral period until at least one year after all deferred distributions have been paid (a “repurchase restriction”);

(iv)	notwithstanding the foregoing provision, if an applicable governmental authority disapproves the sale of APM qualifying securities, may (if the issuer elects to so provide in the terms of such securities) permit the issuer to pay deferred distributions from any source without a breach of its obligations under the related transaction documents;

(v)	if an applicable governmental authority does not disapprove the issuance and sale of APM qualifying securities but disapproves the use of the proceeds thereof to pay deferred distributions, may (if the issuer elects to so provide in the terms of such securities) permit the issuer to use such proceeds for other purposes and to continue to defer distributions without a breach of its obligations under the related transaction documents; and

(vi)	limit the obligation of the issuer to issue (or use commercially reasonable efforts to issue) APM qualifying securities to:

(A)	in the case of APM qualifying securities that are common stock or qualifying warrants, an amount from the issuance thereof pursuant to the alternative payment mechanism (including at any point in time from all prior issuances thereof during such deferral period pursuant to the alternative payment mechanism) with respect to deferred distributions attributable to the first five years of any deferral period equal to 2% of the total number of issued and outstanding shares of common stock as of the date of Morgan Stanley’s then most recent publicly available consolidated financial statements (the

“common cap”); provided (and it being understood) that the common cap shall cease to apply to such deferral period by a date (as specified in the related transaction documents) which shall be not later than the ninth anniversary of the commencement of such deferral period; and

	(B)	in the case of APM qualifying securities that are qualifying preferred stock or mandatorily convertible preferred stock, an amount from the issuance thereof pursuant to the related alternative payment mechanism (including at any point in time from all prior issuances of qualifying preferred stock and unconverted mandatorily convertible preferred stock pursuant to such alternative payment mechanism) equal to 25% of the liquidation preference or principal amount of the qualifying capital securities that are the subject of the related alternative payment mechanism (the “preferred cap”);

(vii)	in the case of qualifying capital securities other than qualifying preferred stock, include a bankruptcy claim limitation provision; and

(viii)

permit Morgan Stanley, at its option, to provide that if it is involved in a merger, consolidation, amalgamation, binding share exchange or conveyance, transfer or lease of assets substantially as an entirety to any other person or a similar transaction (a “business combination”) where immediately after the consummation of the business combination more than 50% of the surviving or resulting entity’s voting stock is owned by the shareholders of the other party to the business combination, then clauses (i), (ii) and (iii) above will not apply to any deferral period that is terminated on the next distribution date following the date of consummation of the business combination;

     provided (and it being understood) that:

(i)	the alternative payment mechanism may at the discretion of Morgan Stanley include a share cap limiting the issuance of APM qualifying securities consisting of common stock and qualifying warrants in each case to a maximum issuance cap to be set at the discretion of Morgan Stanley; provided that such maximum issuance cap will be subject to Morgan Stanley’s agreement to use commercially reasonable efforts (A) to increase the maximum issuance cap when reached, if Morgan Stanley can do so and still satisfy its future fixed or contingent obligations under the securities and derivative instruments that provide for settlement or payment in shares of common stock, and (B) if Morgan Stanley cannot increase the maximum issuance cap as contemplated in the preceding clause, to request its board of directors to adopt a resolution for shareholder vote at the next occurring annual shareholders meeting to increase the number of shares of Morgan Stanley’s authorized common stock for purposes of satisfying its obligations to pay deferred distributions;

(ii)	the issuer shall not be obligated to issue (or use commercially reasonable efforts to issue) APM qualifying securities for so long as a market disruption event has occurred and is continuing;

(iii)	if, due to a market disruption event or otherwise, Morgan Stanley is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred distributions on any distribution date, Morgan Stanley will apply any available eligible proceeds to pay accrued and unpaid distributions on the applicable distribution date in chronological order subject to the common cap, the preferred cap, and any maximum issuance cap referred to above, as applicable; and

(iv)	if Morgan Stanley has outstanding more than one class or series of securities under which it is obligated to sell a type of APM qualifying securities and apply some part of the proceeds to the payment of deferred distributions, then on any date and for any period the amount of net proceeds received by Morgan Stanley from those sales and available for payment of deferred distributions on such securities shall be applied to such securities on a pro rata basis up to the common cap, the preferred cap and any maximum issuance cap referred to above, as applicable, in proportion to the total amounts that are due on such securities, or on such other basis as an applicable governmental authority may approve.

     “APM qualifying securities” means, with respect to an alternative payment mechanism, any debt exchangeable for preferred equity or any mandatory trigger provision, one or more of the following (as designated in the transaction documents for any qualifying capital securities that include an alternative payment mechanism or a mandatory trigger provision or for any debt exchangeable for preferred equity):

(i)	common stock;

(ii)	qualifying warrants;

(iii)	mandatorily convertible preferred stock; and

(iv)	qualifying preferred stock;

provided that if the APM qualifying securities for any alternative payment mechanism, any debt exchangeable for preferred equity or any mandatory trigger provision include both common stock and qualifying warrants, such alternative payment mechanism, debt exchangeable for preferred equity or mandatory trigger provision may permit, but need not require, the issuer to issue qualifying warrants or qualifying preferred stock; provided further that if such alternative payment mechanism, mandatory trigger provision or debt exchangeable for preferred equity includes all of the securities included in (i) through (iv) above, it may allow for an amendment of the terms of such security to eliminate common stock and qualifying warrants as APM qualifying securities if Morgan Stanley has been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction in Morgan Stanley’s earnings per share as calculated for financial reporting purposes.

     “Applicable government authority” means the Commission, the Federal Reserve Board, the Office of the Comptroller of the Currency, the Office of Thrift Supervision or any other federal or state authority with regulatory oversight over Morgan Stanley’s capitalization.

     “Bankruptcy claim limitation provision” means, with respect to any qualifying capital securities that have an alternative payment mechanism or a mandatory trigger provision, provisions that, upon any liquidation, dissolution, winding up or reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the issuer, limit the claim of the holders of such qualifying capital securities to distributions that accumulate during (x) any deferral period, in the case of qualifying capital securities that have an alternative payment mechanism or (y) any period in which the issuer fails to satisfy one or more financial tests set forth in the terms of such securities or related transaction documents, in the case of qualifying capital securities having a mandatory trigger provision, to:

(i)	in the case of qualifying capital securities having an alternative payment mechanism or mandatory trigger provision with respect to which the APM qualifying securities do not include qualifying preferred stock, 25% of the stated or principal amount of such securities then outstanding; and

(ii)	in the case of any other qualifying capital securities, an amount not in excess of the sum of (A) the amount of accumulated and unpaid distributions (including compounded amounts) that relate to the earliest two years of the portion of the deferral period for which distributions have not been paid and (B) an amount equal to the excess, if any, of the preferred cap over the aggregate amount of net proceeds from the sale of qualifying preferred stock and unconverted mandatorily convertible preferred stock that the issuer has applied to pay such distributions pursuant to the alternative payment mechanism or the mandatory trigger provision, provided that the holders of such securities are deemed to agree that, to the extent the remaining claim exceeds the amount set forth in subclause (A), the amount they receive in respect of such excess shall not exceed the amount they would have received had the claim for such excess ranked pari passu with the interests of the holders, if any, of qualifying preferred stock.

     “Commission” means the United States Securities and Exchange Commission.

     “Common cap” has the meaning specified in the definition of alternative payment mechanism.

     “Debt exchangeable for common equity” means a security or combination of securities (together in this definition, “such securities”) that:

(i)	gives the holder a beneficial interest in (A) a fractional interest in a stock purchase contract for a share of Morgan Stanley common stock that will be settled in three years or less, with the number of shares of such common stock purchasable pursuant to such stock purchase contract to be within a range established at the time of issuance of such debt securities, subject to customary anti-dilution adjustments and (B) Morgan Stanley debt securities that are not redeemable at the option of the issuer or the holder thereof prior to the settlement of the stock purchase contracts;

(ii)	provides that the investors directly or indirectly grant to Morgan Stanley a security interest in such debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the investors’ direct or indirect obligation to purchase Morgan Stanley common stock pursuant to such stock purchase contracts;

(iii)	includes a remarketing feature pursuant to which Morgan Stanley debt securities are remarketed to new investors commencing not later than 30 days prior to the settlement date of the purchase contract; and

(iv)	provides for the proceeds raised in the remarketing to be used to purchase Morgan Stanley common stock under the stock purchase contracts and, if there has not been a successful remarketing by the settlement date of the purchase contract, provides that the stock purchase contracts will be settled by Morgan Stanley acquiring the debt securities or other collateral directly or indirectly pledged by investors in the debt exchangeable for common equity.

     “Debt exchangeable for preferred equity” means a security or combination of securities (together in this definition, “such securities”) that:

(i)	gives the holder a beneficial interest in (A) subordinated debt securities of Morgan Stanley that include a provision requiring Morgan Stanley to issue (or use commercially reasonable efforts to issue) one or more types of APM qualifying securities raising proceeds at least equal to the deferred distributions on such subordinated debt securities commencing not later than the second anniversary of the commencement of such deferral period and that are the most junior subordinated debt of Morgan Stanley (or rank pari passu with the most junior subordinated debt of Morgan Stanley) (in this definition, “subordinated debt”) and (B) a fractional interest in a stock purchase contract for a share of qualifying preferred stock of Morgan Stanley that ranks pari passu with or junior to all other preferred stock of Morgan Stanley (in this definition, “preferred stock”);

(ii)	provides that the investors directly or indirectly grant to Morgan Stanley a security interest in such subordinated debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the investors’ direct or indirect obligation to purchase Morgan Stanley preferred stock pursuant to such stock purchase contracts;

(iii)	includes a remarketing feature pursuant to which the subordinated debt of Morgan Stanley is remarketed to new investors commencing not later than the first distribution date that is at least five years after the date of issuance of securities or earlier in the event of an early settlement event based on: (A) the dissolution of the issuer of such debt exchangeable for preferred equity or (B) one or more financial tests set forth in the terms of the instrument governing such debt exchangeable for preferred equity;

(iv)	provides for the proceeds raised in the remarketing to be used to purchase qualifying preferred stock under the stock purchase contracts and, if there has not been a successful remarketing by the first distribution date that is six years after the date of issuance of such securities, provides that the stock purchase contracts will be settled by Morgan Stanley acquiring the subordinated debt securities or other collateral directly or indirectly pledged by investors in the debt exchangeable for preferred equity;

(v)	is subject to a qualifying replacement capital covenant that will apply to such securities and preferred stock, and will not include debt exchangeable for equity as a replacement capital security; and

(vi)	after the issuance of such Morgan Stanley preferred stock provides the holders of such securities with a beneficial interest in such preferred stock.

     “Distribution date” means, as to any securities or combination of securities, the dates on which periodic distributions on such securities are scheduled to be made.

     “Distribution period” means, as to any securities or combination of securities, each period from and including a distribution date for such securities to but not including the next succeeding distribution date for such securities.

     “Distributions” means, as to a security or combination of securities, dividends, interest payments or other income distributions to the holders thereof that are not subsidiaries of Morgan Stanley.

     “Intent-based replacement disclosure” means, as to any security or combination of securities, that Morgan Stanley has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the Commission made by Morgan Stanley under the Exchange Act prior to or contemporaneously with the issuance of such securities, that it will redeem or purchase such securities only with the proceeds of replacement capital securities that have terms and provisions at the time of redemption or purchase that receive as much or more equity-like credit than the securities then being redeemed or purchased, raised within 180 days of the applicable redemption or purchase date.

     “Mandatory trigger provision” means, as to any of the qualifying capital securities, provisions in the terms thereof or of the related transaction documents that:

(i)	require, or at its option in the case of qualifying preferred stock permit, the issuer of such qualifying capital securities to make payment of distributions on such securities only pursuant to the issue and sale of APM qualifying securities, within two years of a failure of the issuer to satisfy one or more financial tests set forth in the terms of such qualifying capital securities or related transaction agreements, in an amount such that the net proceeds of such sale are at least equal to the amount of unpaid distributions on such qualifying capital securities (including without limitation all deferred and accumulated amounts), and in either case require the application of the net proceeds of such sale to pay such unpaid distributions, provided that (A) such mandatory trigger provision shall limit the issuance and sale of Morgan Stanley common stock and qualifying warrants the proceeds of which may be applied to pay such distributions pursuant to such provision to the common cap, unless the mandatory trigger provision requires such issuance and sale within one year of such failure, and (B) the amount of qualifying preferred stock the net proceeds of which the issuer may apply to pay such distributions pursuant to such provision may not exceed the preferred cap;

(ii)	other than in the case of qualifying preferred stock, if the provisions described in clause (i) do not require such issuance and sale within one year of such failure, prohibit the issuer from repurchasing any securities that are pari passu with or junior to its APM qualifying securities, the proceeds of which were used to pay deferred distributions since such failure before the date six months after Morgan Stanley applies the net proceeds of the sales described in clause (i) to pay such unpaid distributions in full; and

(iii)	other than in the case of qualifying preferred stock, include a bankruptcy claim limitation provision;

     provided (and it being understood) that:

(i)	Morgan Stanley will not be obligated to issue (or use commercially reasonably efforts to issue) any such APM qualifying securities for so long as a market disruption event has occurred and is continuing;

(ii)	if, due to a market disruption event or otherwise, Morgan Stanley is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred distributions on any distribution date, Morgan Stanley will apply any available eligible proceeds to pay accrued and unpaid distributions on the applicable distribution date in chronological order subject to the common cap, the preferred cap and any maximum issuance cap, as applicable; and

(iii)	if Morgan Stanley has outstanding more than one class or series of securities under which it is obligated to sell a type of any such APM qualifying securities and applies some part of the proceeds to the payment of deferred distributions, then on any date and for any period the amount of net proceeds received by Morgan Stanley from those sales and available for payment of deferred distributions on such securities shall be applied to such securities on a pro rata basis up to the common cap, the preferred cap, and any maximum issuance cap, as applicable, in proportion to the total amounts that are due on such securities.

     No remedy other than permitted remedies will arise by the terms of such securities or related transaction agreements in favor of the holders of such securities as a result of Morgan Stanley’s failure to pay distributions because of the mandatory trigger provision until distributions have been deferred for one or more distribution periods that total together at least ten years.

     “Non-cumulative” means, with respect to any securities, that the issuer thereof may elect not to make any number of periodic distributions without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more permitted remedies. Qualifying preferred stock and securities that include an alternative payment mechanism shall be deemed to be non-cumulative for all purposes of the replacement capital covenant, as described under the heading “Description of Replacement Capital Covenant” beginning on page S-53.

     “Optional deferral provision” means, as to any security or combination of securities, a provision in the terms thereof or of the related transaction agreements to the effect that either:

(i)	(A) the issuer of such securities may, in its sole discretion, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods of up to five years or, if a market disruption event is continuing, ten years, without any remedy other than permitted remedies and (B) such securities are subject to an alternative payment mechanism (provided that such alternative payment mechanism need not apply during the first five years of any deferral period and need not include a common cap, preferred cap, bankruptcy claim limitation provision or repurchase restriction); or

(ii)	the issuer of such securities may, in its sole discretion, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods up to at least ten years, without any remedy other than permitted remedies.

     “Permitted remedies” means, with respect to any securities, one or more of the following remedies:

(i)	rights in favor of the holders of such securities permitting such holders to elect one or more directors of Morgan Stanley (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded), or

(ii)	complete or partial prohibitions on the issuer paying distributions on or repurchasing common stock or other securities that rank pari passu with or junior as to distributions to such securities for so long as distributions on such securities, including unpaid distributions, remain unpaid.

     “Person” means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

     “Preferred cap” has the meaning specified in the definition of alternative payment mechanism.

     “Qualifying preferred stock” means non-cumulative perpetual preferred stock issued by the Morgan Stanley or its subsidiaries that (i) ranks pari passu with or junior to all other preferred stock of Morgan Stanley, and contains no remedies other than permitted remedies and (ii) either (A) is subject to intent-based replacement disclosure and has a provision that prohibits the issuer from paying any dividends thereon upon its failure to satisfy one or more financial tests set forth therein or (B) is subject to a qualifying replacement capital covenant.

     “Qualifying replacement capital covenant” means (i) a replacement capital covenant substantially similar to the replacement capital covenant that Morgan Stanley will enter into for the benefit of a specified class of debtholders or (ii) a replacement capital covenant, as identified by the Board of Directors of Morgan Stanley, acting in good faith and in its reasonable discretion and reasonably construing the definitions and other terms of the replacement capital covenant described in “Description of the Replacement Capital Covenant” below (A) entered into by an issuer that at the time it enters into such replacement capital covenant is a reporting company under the Exchange Act and (B) that restricts the issuer from redeeming or purchasing identified securities except to the extent of the applicable percentage of the net proceeds of specified replacement securities that have terms and provisions at the time of redemption, repurchase, defeasance or purchase that receive as much or more equity-like credit than the securities then being redeemed, repurchased or purchased, raised within the six-month period prior to the applicable redemption, repurchase, defeasance or purchase date.

     “Qualifying warrants” means net share settled warrants to purchase common stock that have an exercise price greater than the current stock market price of Morgan Stanley’s common stock as of their date of issuance, that do not entitle Morgan Stanley to redeem for cash and the holders of such warrants are not entitled to require Morgan Stanley to repurchase for cash in any circumstance.

     “Repurchase restriction” has the meaning specified in the definition of alternative payment mechanism

     “Subsidiary” of Morgan Stanley means, at any time, any person the shares of stock or other ownership interests of which having ordinary voting power to elect a majority of the board of directors or other managers of such person are at the time owned, or the management or policies of which are otherwise at the time controlled, directly or indirectly through one or more intermediaries (including other subsidiaries) or both, by Morgan Stanley.

Market Disruption Events

     A “market disruption event” means, for purposes of sales of qualifying securities pursuant to the alternative payment mechanism or sales of replacement securities pursuant to the replacement capital obligation described above, as applicable (collectively, the “permitted securities”), the occurrence or existence of any of the following events or sets of circumstances:

  Morgan Stanley would be required to obtain the consent or approval of its shareholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue or sell the permitted securities and such consent or approval has not yet been obtained notwithstanding Morgan Stanley’s commercially reasonable efforts to obtain such consent or approval or an applicable governmental authority instructs Morgan Stanley not to sell or offer for sale the permitted securities at such time;

  trading in securities generally (or shares of Morgan Stanley’s securities specifically) on the New York Stock Exchange or any other national securities exchange or over-the-counter market on which Morgan Stanley’s common stock and/or preferred stock is then listed or traded shall have been suspended or its settlement generally shall have been materially disrupted or minimum prices shall have been established on any such market or exchange by the SEC, by the relevant exchange or any other regulatory body or governmental authority having jurisdiction, and the establishment of such minimum prices materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Morgan Stanley’s common stock and/or preferred stock;

  a banking moratorium shall have been declared by the federal or state authorities of the United States and such moratorium materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the permitted securities;

  a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States and such disruption materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the permitted securities;

  the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis and such event materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the permitted securities;

  there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, and such change materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the permitted securities;

  an event occurs and is continuing as a result of which the offering document for such offer and sale of the permitted securities would, in Morgan Stanley’s reasonable judgment contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and either (a) the disclosure of that event at such time, in Morgan Stanley’s reasonable judgment, is not otherwise required by law and would have a material adverse effect on the business of Morgan Stanley or (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the ability of Morgan Stanley to consummate such transaction, provided that no single suspension period contemplated by this bulletpoint shall exceed 90 consecutive days and multiple suspension periods contemplated by this paragraph shall not exceed an aggregate of 180 days in any 360-day period; or

  Morgan Stanley reasonably believes, for reasons other than those referred to in the bullet point directly above, that the offering document for such offer and sale of the permitted securities would not be in compliance with a rule or regulation of the SEC and Morgan Stanley is unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that no single suspension period contemplated by this bullet point shall exceed 90 consecutive days and multiple suspension periods contemplated by this bullet point shall not exceed an aggregate of 180 days in any 360-day period.

Registration, Denomination and Transfer

     Morgan Stanley will register the junior subordinated debentures in the name of Morgan Stanley Trust. The property trustee will hold the junior subordinated debentures in trust for the benefit of the holders of the capital securities and the common securities. The junior subordinated debentures will be issued in denominations of $25 and integral multiples thereof.

     If the junior subordinated debentures are distributed to holders of capital securities, it is anticipated that DTC will act as securities depositary for the junior subordinated debentures. For a description of DTC and the specific terms of the depositary arrangements, see “Description of Capital Securities—The Capital Securities Will Initially Be Issued in Book-Entry Form and Held Through DTC” beginning on page S-26.

     As of the date of this prospectus supplement, the description of DTC’s book-entry system and DTC’s practices as they relate to purchases of, transfers of, notices concerning and payments on the capital securities apply in all material respects to any debt obligations represented by one or more global securities held by DTC.

     A global security will be exchangeable for junior subordinated debentures registered in the names of persons other than DTC or its nominee only if:

  DTC notifies Morgan Stanley that it is unwilling or unable to continue as a depositary for the global security and no successor depositary has been appointed;

  DTC ceases to be a clearing agency registered under the Exchange Act at a time DTC is required to be so registered to act as depositary, and no successor depositary has been appointed; or

  Morgan Stanley, in its sole discretion, determines that the global security will be exchangeable for definitive certificates and DTC participants request to participate in such exchange.

     Any global security that is exchangeable as described above will be exchangeable for junior subordinated debentures registered in the names DTC directs. Morgan Stanley expects that the instructions will be based upon directions received by DTC from its Direct Participants with respect to ownership of beneficial interests in the global security.

     If the junior subordinated debentures are issued in certificated form, payments of principal and interest will be payable, the transfer of the junior subordinated debentures will be registrable, and junior subordinated debentures will be exchangeable for junior subordinated debentures of other authorized denominations of a like aggregate principal amount. However, payment of interest may be made at the option of Morgan Stanley by check mailed to the address of the holder entitled to the payment. Upon written request to the paying agent not less than 15 calendar days prior to the date on which interest is payable, a holder of $1 million or more in aggregate principal amount of junior subordinated debentures may receive payment of interest, other than payments of interest payable at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds.

     Junior subordinated debentures may be presented for registration of transfer, exchange, redemption or payment with an endorsed form of transfer, or a duly executed and satisfactory written instrument of transfer, at the securities registrar’s office in New York, New York or the office of any transfer agent selected by Morgan Stanley without service charge and upon payment of any taxes and other governmental charges as described in the junior subordinated indenture. Morgan Stanley will appoint the indenture trustee as securities registrar under the junior subordinated indenture. Morgan Stanley may at any time designate additional transfer and paying agents with respect to the junior subordinated debentures.

     In the event of any redemption, Morgan Stanley and the indenture trustee will not be required to:

  register the transfer of or exchange junior subordinated debentures during a period beginning 15 calendar days before the first mailing of the notice of redemption; or

  register the transfer of or exchange any junior subordinated debentures selected for redemption, except, in the case of any junior subordinated debentures being redeemed in part, any portion not to be redeemed.

     At the request of Morgan Stanley, funds deposited with the indenture trustee or any paying agent held for Morgan Stanley for the payment of principal, interest and premium, if any, on any junior subordinated debenture which remain unclaimed for two years after the principal, interest and premium, if any, has become payable will be repaid to Morgan Stanley and the holder of the junior subordinated debenture will, as a general unsecured creditor, look only to Morgan Stanley for payment thereof.

Modification of Indenture

     For a description of the provisions for modifying the junior subordinated indenture and the junior subordinated debentures, unless otherwise described herein, see “Description of Junior Subordinated Debentures—Modification of Indentures” beginning on page 23 of the accompanying prospectus. In addition, if any of the capital securities are outstanding:

  no modification may be made to the junior subordinated indenture that materially adversely affects the holders of the capital securities;

  no termination of the junior subordinated indenture may occur; and

  no waiver of any event of default or default under the junior subordinated debentures may be effective,

without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the outstanding capital securities unless and until the principal of and premium, if any, on the junior subordinated debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

     In addition, if any of the capital securities are outstanding, all holders of the capital securities must consent if Morgan Stanley wants to amend the junior subordinated indenture to:

  impair the rights of holders of capital securities to institute a direct action (as defined below);

  remove any obligation to obtain the consent of holders of capital securities; or

  change the percentage of holders of the capital securities required to amend or waive any provision of the junior subordinated indenture.

     So long as Morgan Stanley complies with the terms of the junior subordinated debentures and the junior subordinated indenture, Morgan Stanley may defer interest payable on the junior subordinated debentures, as described in this prospectus supplement, without the consent of Morgan Stanley Trust or the holders of the capital securities.

     Notwithstanding the foregoing, neither Morgan Stanley nor Morgan Stanley Trust may amend the terms of the junior subordinated debentures or the junior subordinated indenture to add events of default or acceleration events.

Events of Default, Defaults and the Rights of Capital Securities Holders to Take Action Against Morgan Stanley

     Under the junior subordinated debentures, only (i) Morgan Stanley’s failure to pay deferred interest, including accrued interest on the deferred payments, within 30 days after the conclusion of 40 quarters following the first day of any deferral period and (ii) the occurrence of certain events of bankruptcy, insolvency and reorganization involving Morgan Stanley results in an event of default which would allow for the junior subordinated debentures to be accelerated. See “Description of Junior Subordinated Debentures—Events of Default and Defaults” beginning on page 19 of the accompanying prospectus for:

  the limited list of defaults applicable to the junior subordinated debentures in addition to the defaults discussed elsewhere herein; and

  the actions that may be taken by the indenture trustee and the holders of junior subordinated debentures, including Morgan Stanley Trust, following an event of default or default, respectively.

     So long as Morgan Stanley Trust holds the junior subordinated debentures, the property trustee and the holders of the capital securities will have the following rights under the junior subordinated indenture with respect to an event of default or a default:

  upon the occurrence and continuation of an event of default, the property trustee or the holders of not less than 25% in aggregate liquidation amount of the capital securities may declare the principal and interest accrued thereon of the junior subordinated debentures due and payable immediately;

  upon the occurrence of a default, there is no right of acceleration except for those defaults that are also events of default; if a default in the payment of principal of, or any interest on, any series of junior subordinated debentures issued under the junior subordinated indenture occurs and is continuing and Morgan Stanley fails to pay the full amount then due and payable with respect to the junior subordinated debentures immediately upon the demand of the indenture trustee, the indenture trustee is entitled to institute an action or proceeding to collect the amount due and unpaid; if any default occurs and is continuing, the indenture trustee may pursue legal action to enforce the performance of any provision in the junior subordinated indenture to protect the rights of the indenture trustee and the holders of the junior subordinated debentures;
  if all defaults have been cured or waived, the consent of the holders of more than 50% in aggregate liquidation amount of the capital securities is required to annul a declaration by the indenture trustee, Morgan Stanley Trust or the holders of the capital securities that the principal of the junior subordinated debentures is due and payable immediately;

  unless the default is cured, the consent of each holder of capital securities is required to waive a default in the payment of principal, premium or interest with respect to the junior subordinated debentures or a default in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture; and

  unless the default is cured, the consent of the holders of more than 50% in aggregate liquidation amount of the capital securities is required to waive any other default.

     The indenture trustee shall be under no obligation to exercise any of the rights or powers vested in it by the junior subordinated indenture at the request or direction of any of the holders pursuant to the junior subordinated indenture, unless such holders shall have offered to the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

     If the event of default or default under the junior subordinated debentures is attributable to the failure of Morgan Stanley to pay any amounts payable on the junior subordinated debentures when due, then a registered holder of capital securities may bring a legal action against Morgan Stanley directly for enforcement of payment to such holder of amounts owed on the junior subordinated debentures with a principal amount equal to the aggregate liquidation amount of the capital securities held by such holder (a “direct action”). Morgan Stanley may not amend the junior subordinated debentures to remove this right to bring a direct action without the prior written consent of the registered holders of all the capital securities. Morgan Stanley may reduce its payments then due under the junior subordinated debentures by any corresponding payments it has made to holders of the capital securities in connection with a direct action.

     The holders of the capital securities will not be able to exercise directly any remedies available to the holders of the junior subordinated debentures except under the circumstance described in the preceding paragraph. See “Description of Capital Securities—Capital Securities Events of Default; Notice” beginning on page 10 of the accompanying prospectus.

Distribution of Junior Subordinated Debentures

     As described above, the junior subordinated debentures may be distributed in exchange for the capital securities upon dissolution and liquidation of Morgan Stanley Trust, after satisfaction of Morgan Stanley Trust’s liabilities to its creditors. See “Description of Capital Securities—Liquidation Distribution Upon Dissolution” above.

     If the junior subordinated debentures have been distributed in exchange for the capital securities, the holders of not less than 25% in aggregate principal amount of the junior subordinated debentures will have the right upon the occurrence and continuation of an event of default, unless the principal of all the junior subordinated debentures has already become due and payable, to declare the principal and interest accrued thereon due and payable immediately.

     If the junior subordinated debentures are distributed to the holders of capital securities, Morgan Stanley anticipates that the depositary arrangements for the junior subordinated debentures will be substantially identical to those in effect for the capital securities.

DESCRIPTION OF GUARANTEE

     The following, together with the “Description of Guarantees” beginning on page 27 of the accompanying prospectus, is a description of the material terms of the guarantee. You should read the guarantee, to be dated as of April   , 2007, between Morgan Stanley and The Bank of New York, as guarantee trustee, and the Trust Indenture Act. A form of guarantee is on file at the SEC as an exhibit to the registration statement pertaining to this prospectus supplement and the accompanying prospectus.

     The following payments on the capital securities (the “guarantee payments”), if not fully paid by Morgan Stanley Trust, will be paid by Morgan Stanley under the guarantee, without duplication:

  any accumulated and unpaid distributions required to be paid on the capital securities, to the extent Morgan Stanley Trust has funds available to make the payment;

  the redemption price for any capital securities called for redemption, if Morgan Stanley Trust has funds available to make the payment; and

  upon a voluntary or involuntary dissolution, winding-up or liquidation of Morgan Stanley Trust, other than in connection with a distribution of the junior subordinated debentures to the holders of capital securities, the lesser of:
(1)	the aggregate of the $25 per capital security liquidation amount and all accumulated and unpaid distributions on the capital securities to the date of payment, if Morgan Stanley Trust has funds available to make the payment; and

(2)	the amount of assets of Morgan Stanley Trust remaining available for distribution to holders of the capital securities upon liquidation of Morgan Stanley Trust.

     Morgan Stanley’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Morgan Stanley to the holders of the capital securities or by causing Morgan Stanley Trust to pay the amounts to the holders.

DESCRIPTION OF REPLACEMENT CAPITAL COVENANT

     The following is a description of the material terms of the replacement capital covenant, a copy of which will be filed with the SEC as an exhibit to the registration statement pertaining to this prospectus supplement and the accompanying prospectus.

     Morgan Stanley will covenant in the replacement capital covenant for the benefit of a specified class of covered debtholders (as defined in the replacement capital covenant) that it will not, and it will cause Morgan Stanley Trust and Morgan Stanley’s subsidiaries not to, redeem, repurchase, defease discharge or purchase, as applicable, the junior subordinated debentures or the capital securities on or after the scheduled redemption date, unless:

  Morgan Stanley has obtained any then required regulatory approval; and

  subject to certain limitations, during discharge the 180 days prior to the notice date not more than 30 and not less than 15 days prior to the date for such redemption, repurchase, defeasance discharge or purchase Morgan Stanley has received net proceeds from the sale of replacement securities in the amount specified in the replacement capital covenant.

     Morgan Stanley’s covenants in the replacement capital covenant will run only to the benefit of a specified class of covered debtholders and, if the specified class of covered debt is redeemed, repurchased or purchased, as applicable, will run only to the benefit of holders of such other series of Morgan Stanley’s long-term indebtedness then outstanding that qualify as covered debt pursuant to the replacement capital covenant. The initial class of covered debtholders are the holders of the junior subordinated debentures underlying the capital securities of Morgan Stanley Capital Trust VI and the holders of such capital securities. Pursuant to the replacement capital covenant, the holders of such capital securities will have the right to pursue legal proceedings directly against Morgan Stanley for the enforcement of the replacement capital covenant. The replacement capital covenant is not intended to benefit the holders of the capital securities offered hereby and may not be enforced by them, and the replacement capital covenant is not a term of the indenture, the guarantee or the capital securities.

     Morgan Stanley’s ability to raise proceeds from replacement securities during the 180 days prior to the notice date for such proposed redemption, repurchase or purchase will depend on, among other things, market conditions at that time as well as the acceptability to prospective investors of the terms of those replacement securities.

     Morgan Stanley generally has the right to modify or terminate the replacement capital covenant only with the consent of the holders of the covered debt. Morgan Stanley has the right, however, to amend the replacement capital covenant at any time, without the consent of such holders (i) where such amendment or supplement is not adverse to such holders or imposes additional restrictions on the types of securities qualifying as replacement securities and an officer of Morgan Stanley has delivered to such holders a written certification stating that, in his or her determination, such amendment is not adverse to such holders and (ii) to eliminate common stock, rights to acquire common stock, mandatorily convertible preferred stock and debt exchangeable for common equity as replacement securities if Morgan Stanley has been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction in Morgan Stanley’s earnings per share as calculated for financial reporting purposes.

     The replacement capital covenant will terminate upon the earliest to occur of (i) the final maturity date, or, if earlier, the date on which the junior subordinated debentures are otherwise redeemed in full, (ii) the date on which the holders of a majority of the principal amount of the then outstanding covered debt agree to terminate the replacement capital covenant, (iii) the date on which Morgan Stanley no longer has outstanding any indebtedness eligible to qualify as covered debt and (iv) the date on which an event of default resulting in an acceleration occurs. Indebtedness eligible to qualify as “covered debt” includes all of Morgan Stanley’s long-term, unsecured indebtedness that (i) upon a bankruptcy or similar event of Morgan Stanley ranks subordinate to Morgan Stanley’s most senior series of indebtedness, (ii) is assigned a rating by at least one rating agency, (iii) has an outstanding principal amount of not less than $100,000,000 and (iv) was issued through or with the assistance of a commercial or investment banking firm acting as underwriter or in a similar capacity or placement agent or a similar capacity; or if no such subordinated indebtedness is outstanding, then the most senior of Morgan Stanley’s outstanding classes of unsecured indebtedness that satisfy criteria (ii), (iii) and (iv) above.

     RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

     Morgan Stanley will guarantee payments of distributions and redemption and liquidation payments due on the capital securities to the extent Morgan Stanley Trust has funds available for such payment, as described under “Description of Guarantee” above. No single document executed by Morgan Stanley will provide for the full, irrevocable and unconditional guarantee of the capital securities. It is only the combined operation of the guarantee, the trust agreement and the junior subordinated indenture that has the effect of providing a full, irrevocable and unconditional guarantee of Morgan Stanley Trust’s obligations under the capital securities.

     As long as Morgan Stanley pays interest and other payments when due on the junior subordinated debentures, those payments will be sufficient to cover distributions and redemption and liquidation payments due on the capital securities, primarily because:

  the aggregate principal amount of the junior subordinated debentures will be equal to the sum of the aggregate liquidation amount of the capital securities and the common securities;

  the interest rate and interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the capital securities;

  Morgan Stanley will, pursuant to an expense agreement, pay for any and all costs, expenses and liabilities of Morgan Stanley Trust, except withholding taxes and Morgan Stanley Trust’s obligations to holders of the capital securities and the common securities; and

  the trust agreement provides that Morgan Stanley Trust will not engage in any activity that is not consistent with the limited purposes of Morgan Stanley Trust.

     The only events of default applicable to the capital securities that may result in acceleration of the junior subordinated debentures are: (i) a failure to pay deferred interest, including accrued interest on the deferred payments, within 30 days after the conclusion of 40 quarters following the first day of any deferral period; and (ii) certain events of bankruptcy, insolvency and reorganization involving Morgan Stanley. However, in the event of payment defaults under, or acceleration of, senior indebtedness (as defined above), the junior subordinated indenture provides that no payments may be made on the junior subordinated debentures until such senior indebtedness has been paid in full or any payment default under the such indebtedness has been cured or waived. See “Description of Junior Subordinated Debentures” beginning on page 16 of the accompanying prospectus.

Limited Purpose of Morgan Stanley Trust

     The capital securities represent preferred undivided beneficial interests in the assets of Morgan Stanley Trust. Morgan Stanley Trust exists for the sole purpose of:

  issuing and selling the capital securities and common securities;

  investing the proceeds from the sale of the capital securities and common securities in the junior subordinated debentures; and

  engaging in only those other activities necessary, convenient or incidental to these purposes.

     A principal difference between the rights of a holder of a capital security and a holder of a junior subordinated debenture is that a holder of a junior subordinated debenture is entitled to receive from Morgan Stanley payments on junior subordinated debentures held by the holder, while a holder of capital securities is entitled to receive distributions or other amounts payable with respect to the capital securities from Morgan Stanley Trust or from Morgan Stanley under the guarantee only if and to the extent Morgan Stanley Trust has funds available for the payment of those distributions.

Rights upon Dissolution

     The holders of the capital securities are entitled to receive, out of assets held by Morgan Stanley Trust, a distribution in cash upon any voluntary or involuntary dissolution, winding-up or liquidation of Morgan Stanley Trust that does not involve the distribution of the junior subordinated debentures, after Morgan Stanley Trust has paid or made reasonable provision to pay, in accordance with Section 3808(e) of the Delaware Statutory Trust Act, the liabilities owed to its creditors as required by applicable law. See “Description of Capital Securities—Liquidation Distribution upon Dissolution” beginning on page S-25.

     In the event of any voluntary or involuntary liquidation or bankruptcy of Morgan Stanley, Morgan Stanley Trust, as registered holder of the junior subordinated debentures, would be a subordinated creditor of Morgan Stanley, subordinated and junior in right of payment to all Morgan Stanley’s senior indebtedness, but entitled to receive payment in full of all amounts payable with respect to the junior subordinated debentures before any stockholders of Morgan Stanley receive payments or distributions. Since Morgan Stanley is the guarantor under the guarantee and has agreed to pay for all costs, expenses and liabilities of Morgan Stanley Trust (other than withholding taxes and Morgan Stanley Trust’s obligations to the holders of the capital securities and common securities), the positions of a holder of the capital securities and a holder of the junior subordinated debentures relative to other creditors and to stockholders of Morgan Stanley in the event of liquidation or bankruptcy of Morgan Stanley are expected to be substantially the same.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

     In the opinion of Davis Polk & Wardwell, tax counsel to Morgan Stanley and Morgan Stanley Trust, the following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of the capital securities.

     This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly on a retroactive basis. The authorities on which this summary is based are subject to various interpretations, and this summary is not binding on the Internal Revenue Service (“IRS”) or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described in this prospectus supplement. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed in this tax section or that a court would not sustain such a challenge.

     Except as otherwise stated, this summary deals only with capital securities held as capital assets by a holder who (i) purchased the capital securities upon original issuance (an “Initial Holder”) at the “issue price” (as defined below) and (ii) is a U.S. Holder (as defined below). As used herein, the “issue price” shall be equal to the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the capital securities is sold for money. It is expected, and this discussion assumes, that the issue price of the capital securities is equal to their stated liquidation amount. This summary does not address all the tax consequences that may be relevant to a U.S. Holder, nor does it address the tax consequence to holders that are not U.S. Holders or to holders that may be subject to special tax treatment, such as:

  certain financial institutions;

  insurance companies;

  dealers or certain traders in securities or foreign currencies;

  investors holding the capital securities as part of a hedging transaction, “straddle,” conversion transaction, or integrated transaction;

  U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

  partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

  regulated investment companies;

  real estate investment trusts; or

  persons subject to the alternative minimum tax.

     As used herein, the term “U.S. Holder” means a beneficial owner of a capital security that is, for U.S. federal income tax purposes:

  a citizen or resident of the United States;

  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof; or

  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

     The term “U.S. Holder” also includes certain former citizens and residents of the United States.

     HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

Characterization of Morgan Stanley Trust

     Under current law and based on the representations, facts and assumptions set forth in this prospectus supplement (and other relevant documents), and assuming full compliance with the terms of the trust agreement (and other relevant documents), Morgan Stanley Trust will be characterized for U.S. federal income tax purposes as a grantor trust and will not be characterized as an association taxable as a corporation. Accordingly, for U.S. federal income tax purposes, each holder of the capital securities generally will be considered the owner of an undivided portion of the junior subordinated debentures owned by Morgan Stanley Trust, and each U.S. Holder will be required to include all income or gain recognized for U.S. federal income tax purposes with respect to its allocable share of the junior subordinated debentures on its own income tax return.

Characterization of the Junior Subordinated Debentures

     Although the matter is not free from doubt, the junior subordinated debentures will be characterized for U.S. federal income tax purposes as indebtedness of Morgan Stanley. Furthermore, by purchasing the capital securities, each holder agrees (in the absence of an administrative pronouncement or judicial ruling to the contrary) to treat the junior subordinated debentures as indebtedness of Morgan Stanley for U.S. federal income tax purposes. The remainder of this discussion assumes that the junior subordinated debt securities will be respected as indebtedness of Morgan Stanley for U.S. federal income tax purposes.

Interest Income and Original Issue Discount

     Under the terms of the junior subordinated debentures, Morgan Stanley has the ability to defer payments of interest from time to time. Treasury regulations under Sections 1273 and 1275 of the Code provide that debt instruments like the junior subordinated debentures will not be considered issued with original issue discount (“OID”) by reason of Morgan Stanley’s ability to defer payments of interest if the likelihood of such deferral is “remote.”

     Morgan Stanley has concluded, and this discussion assumes (except where specifically indicated otherwise), that, as of the date of this prospectus supplement, the likelihood of deferring payments of interest under the terms of the junior subordinated debentures is “remote” within the meaning of the Treasury regulations referred to above, in part because exercising that option generally would prevent Morgan Stanley from declaring dividends on its capital stock and generally would prevent Morgan Stanley from making any payments on debt securities that rank equal or junior to the junior subordinated debentures. Therefore, the junior subordinated debentures will not be treated as initially having been issued with OID by reason of Morgan Stanley’s deferral option. Rather, stated interest on the junior subordinated debentures will generally be taxable to a U.S. Holder as ordinary income when paid or accrued in accordance with that holder’s regular method of accounting for U.S. federal income tax purposes. It should be noted, however, that it is possible that the IRS could take a position contrary to the position described above.

     If Morgan Stanley were to exercise its option to defer payments of interest, the junior subordinated debentures would be treated as redeemed and reissued for OID purposes and the sum of the remaining interest payments on the junior subordinated debentures would thereafter be treated as OID, which would accrue, and be includible in a U.S. Holder’s taxable income, on an economic accrual basis (regardless of the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes) over the remaining term of the junior subordinated debentures (including any period of interest deferral), without regard to the timing of payments under the junior subordinated debentures. The amount of OID that would accrue in any period would generally equal the amount of interest that accrued on the junior subordinated debentures in that period (including interest on deferred interest). Consequently, during any period of interest deferral, U.S. Holders will include OID in gross income in advance of the receipt of cash.

     If the possibility of Morgan Stanley’s exercising its option to defer payments of interest were not treated as remote, the junior subordinated debentures would be treated as initially having been issued with OID in an amount equal to the aggregate stated interest. That OID would generally be includible in a U.S. Holder’s taxable income, over the term of the junior subordinated debentures, on an economic accrual basis as described above.

Characterization of Income

     Because the income underlying the capital securities will not be characterized as dividends for income tax purposes, (i) corporate holders of the capital securities will not be entitled to a dividends-received deduction for any income received or accrued on the capital securities and (ii) non-corporate individual holders will not be entitled to any preferential tax rate for any income received on the capital securities.

Receipt of Junior Subordinated Debentures upon Liquidation of Morgan Stanley Trust

     Under certain circumstances described herein, Morgan Stanley Trust may distribute the junior subordinated debentures to holders in exchange for their capital securities and in liquidation of Morgan Stanley Trust. See “Description of Capital Securities—Liquidation Distribution upon Dissolution” in this prospectus supplement. Except as discussed below, a distribution of the junior subordinated debentures would not be a taxable event for U.S. federal income tax purposes, and each U.S. Holder would have an aggregate adjusted basis for U.S. federal income tax purposes in the junior subordinated debentures received equal to the U.S. Holder’s aggregate adjusted basis in the capital securities exchanged. For U.S. federal income tax purposes, a U.S. Holder’s holding period in the junior subordinated debentures received in a liquidation of Morgan Stanley Trust would include the period during which the capital securities were held by the holder.

Redemption for Cash

     Under certain circumstances described in this prospectus supplement, the junior subordinated debentures may be redeemed for cash with the proceeds distributed to holders in redemption of their capital securities. See “Description of Capital Securities” in this prospectus supplement. A redemption of the capital securities would be taxable for U.S. federal income tax purposes, and a U.S. Holder would recognize gain or loss as if it had sold the capital securities for cash. See “—Sales of Capital Securities” below.

Sales of Capital Securities

     A U.S. Holder that sells capital securities will recognize gain or loss equal to the difference between its adjusted basis in the capital securities and the amount realized on the sale of the capital securities. Assuming that Morgan Stanley does not exercise its option to defer payments of interest on the junior subordinated debentures, a U.S. Holder’s adjusted basis in the capital securities generally will be its initial purchase price. If, however, Morgan Stanley does exercise its option to defer payments of interest and the junior subordinated debentures are therefore deemed, for OID purposes, to be redeemed and reissued with OID, a U.S. Holder’s basis in the capital securities generally will be its initial purchase price, increased by any OID included in the holder’s gross income to the date of disposition, and decreased by payments received on the capital securities following such deemed reissuance. For these purposes, the amount realized does not include any amount attributable to accrued interest, which will be taxed as described above under “Interest Income and Original Issue Discount.” Any gain or loss on the sale of the capital securities generally will be capital gain or loss (except to the extent attributable to accrued interest, as described above), and generally will be long-term capital gain or loss if the capital securities have been held for more than one year prior to the date of disposition.

Backup Withholding and Information Reporting

     Backup withholding may apply in respect of the amounts paid to a U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the capital securities and the proceeds from a sale or other disposition of the capital securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

     THE PRECEDING DISCUSSION IS ONLY A SUMMARY AND DOES NOT ADDRESS THE CONSEQUENCES TO A PARTICULAR HOLDER OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES. POTENTIAL HOLDERS OF THE CAPITAL SECURITIES ARE URGED TO CONTACT THEIR OWN TAX ADVISORS TO DETERMINE THEIR PARTICULAR TAX CONSEQUENCES.

CERTAIN ERISA CONSIDERATIONS

     Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the capital securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit Plans, as well as individual retirement accounts and Keogh plans to which Section 4975 of the Internal Revenue Code applies (also “Plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code (“Parties in Interest”) with respect to such Plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Internal Revenue Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

     Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and non-U.S. plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA or Section 4975 of the Internal Revenue Code, but may be subject to similar rules under other applicable laws or documents (“Similar Laws”).

     Under ERISA and a regulation (the “Plan Assets Regulation”) issued by the U.S. Department of Labor, the assets of Morgan Stanley Trust would be deemed to be “plan assets” of a Plan for purposes of ERISA and Section 4975 of the Internal Revenue Code if a Plan makes an “equity” investment in Morgan Stanley Trust and no exception were applicable under the Plan Assets Regulation. An “equity interest” is defined under the Plan Assets Regulation as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

     If the assets of Morgan Stanley Trust were deemed to be “plan assets,” the persons providing services to the assets of Morgan Stanley Trust may become Parties in Interest with respect to an investing Plan and may be governed by the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code with respect to transactions involving those assets.

     In this regard, if the person or persons with discretionary responsibilities over the junior subordinated debentures or the guarantee were affiliated with Morgan Stanley, any such discretionary actions taken regarding those assets could be deemed to constitute a prohibited transaction under ERISA or the Internal Revenue Code (e.g., the use of such fiduciary authority or responsibility in circumstances under which those persons have interests that may conflict with the interests of the investing Plans and affect the exercise of their best judgment as fiduciaries).

     Under an exception contained in the Plan Assets Regulation, the assets of Morgan Stanley Trust would not be deemed to be “plan assets” of investing Plans if the capital securities are “publicly-offered securities” - that is, they are:

  widely held, i.e., owned by more than 100 investors independent of Morgan Stanley Trust and of each other;

  freely transferable; and

  sold to a Plan as part of an offering pursuant to an effective registration statement under the Securities Act of 1933 (the “Securities Act”), and then timely registered under Section 12(b) or 12(g) of the Exchange Act.

     Morgan Stanley expects that the capital securities will meet the criteria of “publicly-offered securities” above, although no assurance can be given in this regard. The underwriters expect that the capital securities will be held by at least 100 independent investors at the conclusion of the offering and that the capital securities will be freely transferable. The capital securities will be sold as part of an offering under an effective registration statement under the Securities Act, and then will be timely registered under the Exchange Act.

     All of the common securities will be purchased and held by Morgan Stanley. Even if the assets of Morgan Stanley Trust are not deemed to be “plan assets” of Plans investing in Morgan Stanley Trust, specified transactions involving Morgan Stanley Trust could be deemed to constitute direct or indirect prohibited transactions under Section 406 of ERISA and Section 4975 of the Internal Revenue Code regarding an investing Plan.

     For example, if Morgan Stanley were a Party in Interest with respect to an investing Plan, either directly or by reason of the activities of one or more of its affiliates, extensions of credit between Morgan Stanley and Morgan Stanley Trust, as represented by the junior subordinated debentures and the guarantee, would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Internal Revenue Code, unless exemptive relief were available under an applicable administrative exemption.

     The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the capital securities. Those class exemptions are:

  PTCE 96-23, for specified transactions determined by in-house asset managers;

  PTCE 95-60, for specified transactions involving insurance company general accounts;

  PTCE 91-38, for specified transactions involving bank collective investment funds;

  PTCE 90-1, for specified transactions involving insurance company separate accounts; and

  PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

     In addition, Section 408(b)(17)(A) of ERISA provides an exemption covering sales and purchases of securities and lending transactions between a Plan and a party in interest for adequate consideration, provided that the party in interest is a party in interest to the Plan solely because of a service provider relationship to the Plan (or an affiliation with a Plan service provider) and neither the party in interest nor any of its affiliates have or exercise discretion with respect to the assets of the Plan involved in the transactions (the “Statutory Exemption”).

     The capital securities may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless the purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or there is some other basis on which the purchase and holding of the securities by the Plan or Plan Asset Entity is not prohibited.

     Any purchaser or holder of the capital securities or any interest in the capital securities will be deemed to have represented by its purchase and holding that either:

  it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan; or

  it is not a governmental, non-U.S. or church plan which is subject to Similar Laws; or

  it is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1, 84-14 or the Statutory Exemption or Similar Laws with respect to such purchase or holding; or

  there is no basis on which the purchase and holding could constitute a prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code or any Similar Laws.

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the capital securities on behalf of or with “plan assets” of any Plan or a governmental, non-U.S. or church plan consult with their counsel regarding the potential consequences if the assets of Morgan Stanley Trust were deemed to be “plan assets” and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or any other exemptive relief.

     Purchasers of the capital securities have the exclusive responsibility for ensuring that their purchase and holding of the capital securities does not violate the prohibited transaction rules of ERISA or the Code. The sale of any capital securities to a Plan, Plan Asset Entity or any other benefit plan investor (“Benefit Plan Investor”) is in no respect a representation by Morgan Stanley or any of its affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such Benefit Plan Investors generally or any particular Benefit Plan Investor, or that such an investment is appropriate for such Benefit Plan Investors generally or any particular Benefit Plan Investor.

UNDERWRITERS

     Under the terms and subject to the conditions of an underwriting agreement dated as of the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. Incorporated is acting as representative, have severally agreed to purchase, and Morgan Stanley Trust has agreed to sell to them, severally, the respective number of capital securities set forth opposite their names below.

Name	Number of Capital Securities
Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
UBS Securities LLC
Wachovia Capital Markets, LLC
A.G. Edwards & Sons, Inc.
Banc of America Securities LLC
RBC Dain Rauscher Inc.
SunTrust Capital Markets, Inc.
Wells Fargo Securities, LLC

Total

     The underwriters are offering the capital securities subject to their acceptance of the securities from Morgan Stanley Trust and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the capital securities are conditioned upon the delivery of legal opinions by their counsel. The underwriters are obligated to purchase all the capital securities, other than those covered by the underwriters’ over-allotment option, if any capital securities are purchased.

     The underwriters initially propose to offer the capital securities directly to the public at the public offering price set forth on the cover page of this prospectus supplement. The underwriters may also offer the capital securities to securities dealers at a price that represents a concession not in excess of $      per capital security. Any underwriter may allow, and dealers may reallow, a concession not in excess of $      per capital security to certain other dealers. After the initial offering of the capital securities, the offering price and other selling terms may from time to time be changed by the underwriters.

     Because the proceeds from the sale of the capital securities will be used to purchase the junior subordinated debentures issued by Morgan Stanley, the underwriting agreement provides that Morgan Stanley will pay to the underwriters as compensation for their services $      per capital security or $      in the aggregate, or $      in the aggregate if the underwriters purchase all the additional securities to which they are entitled under their over-allotment option. Morgan Stanley’s offering expenses, not including underwriting discounts and commissions, are estimated to be approximately $      .

     Morgan Stanley Trust has granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional         capital securities at the public offering price on the cover page of this prospectus supplement. The underwriters may exercise this option solely to cover over-allotments, if any, made in connection with this offering. Morgan Stanley will pay to the underwriters compensation in the amount per capital security stated above for any additional capital securities. If the option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase approximately the same percentage of additional capital securities as the number set forth next to the underwriter’s name in the preceding table bears to the total number of capital securities offered by the underwriters.

     Morgan Stanley and Morgan Stanley Trust have agreed that, without the prior written consent of Morgan Stanley & Co. Incorporated, on behalf of the underwriters, they will not, during the period beginning on the date of the underwriting agreement and continuing to and including the closing under the underwriting agreement:

  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any securities of Morgan Stanley or Morgan Stanley Trust that are substantially similar to the capital securities or securities convertible into or exercisable or exchangeable for such securities; or

  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities,

whether any transactions described above are to be settled by securities, in cash or otherwise, except in the offering.

     Prior to this offering, there has been no public market for the capital securities. Morgan Stanley Trust will apply to list the capital securities on the New York Stock Exchange. In order to meet one of the requirements for listing the capital securities on the New York Stock Exchange, the underwriters intend to sell capital securities to a minimum of 400 beneficial holders in lots of 100 capital securities or more. If the listing is approved, trading of the capital securities on the New York Stock Exchange is expected to commence within 30 days after they are first issued. The underwriters have advised Morgan Stanley Trust that they presently intend to make a market in the capital securities prior to the commencement of trading on the New York Stock Exchange. The underwriters are not obligated to make a market in the capital securities, however, and may discontinue market making activities at any time without notice. No assurance can be given as to the liquidity of any trading market for the capital securities.

     Morgan Stanley and Morgan Stanley Trust have agreed to indemnify the underwriters and certain other persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make under the Securities Act.

     No action has been or will be taken by Morgan Stanley or any underwriter that would permit a public offering of the capital securities or possession or distribution of this prospectus supplement or the accompanying prospectus or any other offering material relating to the capital securities in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the capital securities, or distribution of this prospectus supplement or the accompanying prospectus or any other offering material relating to the capital securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on Morgan Stanley or any underwriter.

     Each underwriter has represented and agreed that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the capital securities or possesses or distributes this prospectus supplement and the accompanying prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the capital securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales and Morgan Stanley will not have responsibility therefor.

     The capital securities are not being offered or sold outside of the United States.

     In order to facilitate the offering of the capital securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the capital securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the capital securities for their own account. A short sale is covered if the short position is no greater than the number of capital securities available for purchase by the underwriters under the over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing capital securities in the open market. In determining the source of capital securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of the capital securities compared to the price available under the over-allotment option. The underwriters may also sell capital securities in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing capital securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the capital securities in the open market after pricing that could adversely affect investors who purchase capital securities in the offering. As an additional means of facilitating the offering of capital securities, the underwriters may bid for and purchase these capital securities in the open market to stabilize the price of these capital securities. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the capital securities in the offering, if the syndicate repurchases previously distributed capital securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the capital securities above independent market levels or prevent or retard a decline in the market price of the capital securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

     This prospectus supplement and the accompanying prospectus may be used by Morgan Stanley & Co. Incorporated and Morgan Stanley affiliates in connection with offers and sales of the capital securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale or otherwise. Morgan Stanley & Co. Incorporated and Morgan Stanley affiliates may act as principal or agent in such transactions.

     Morgan Stanley & Co. Incorporated is a wholly-owned subsidiary of Morgan Stanley. The Administrators appointed by Morgan Stanley Trust are employees or officers of Morgan Stanley & Co. Incorporated or its affiliates. The participation of Morgan Stanley & Co. Incorporated in the offering of the capital securities will be conducted in compliance with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

     Because the National Association of Securities Dealers, Inc. (“NASD”) is expected to view the capital securities offered hereby as interests in a direct participation program, the offering is being made in compliance with Rule 2810 of the NASD’s Conduct Rules. The underwriters and any dealers utilized in the sale of capital securities do not intend to confirm sales to accounts over which they exercise discretionary authority without the prior specific written approval of such customers.

     It is expected that delivery of the capital securities will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the capital securities. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade capital securities on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the capital securities initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

VALIDITY OF SECURITIES

     The validity of the capital securities will be passed on for Morgan Stanley Trust by Richards, Layton & Finger, P.A. The validity of the junior subordinated debentures and the guarantee will be passed upon for Morgan Stanley by Davis Polk & Wardwell. Certain legal matters relating to the securities will be passed upon for the underwriters by Sidley Austin LLP. Sidley Austin LLP has in the past represented Morgan Stanley and continues to represent Morgan Stanley on a regular basis and in a variety of matters.

EXPERTS

     The consolidated financial statements and financial statement schedules of Morgan Stanley and its subsidiaries at November 20, 2006 and 2005 and for each of the three fiscal years in the period ended November 30, 2006, and management’s report on effectiveness of internal control over financial reporting, which are incorporated in this prospectus supplement and the accompanying prospectus by reference to Exhibit No. 99.1 of Morgan Stanley’s Current Report on Form 8-K filed April 10, 2007, Schedule I of Morgan Stanley’s Annual Report on Form 10-K for fiscal year ended November 30, 2006, filed on February 13, 2007 (“2006 Form 10-K”) and Item 9A of the 2006 Form 10-K, respectively, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and the financial statement schedule and include explanatory paragraphs relating to the adoption, in fiscal 2005, of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” and Morgan Stanley’s change, effective December 1, 2005, in accounting policy for recognition of equity awards granted to retirement-eligible employees and relating to, in fiscal 2006, the application of Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements”), (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to the unaudited interim financial information for the periods ended February 28, 2007 and 2006, which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their report dated April 5, 2007 (which report included an explanatory paragraph regarding Morgan Stanley’s adoption of Statement of Financial Accounting Standards No. 157, “Fair Value Measurement” and Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115”), included in the Company's Quarterly Report on Form 10-Q for the quarter ended February 28, 2007 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

PROSPECTUS

Morgan Stanley Capital Trust VII
Morgan Stanley Capital Trust VIII
Morgan Stanley Capital Trust IX
Morgan Stanley Capital Trust X

CAPITAL SECURITIES

guaranteed by

Morgan Stanley

     The Morgan Stanley Capital Trusts may offer from time to time capital securities guaranteed by Morgan Stanley. This prospectus describes the general terms of these securities and the general manner in which we and the Morgan Stanley Capital Trusts will offer the securities. The specific terms of any securities we and the Morgan Stanley Capital Trusts offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we and the Morgan Stanley Capital Trusts will offer the securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

     As used in this prospectus, except as otherwise specified, the terms “Morgan Stanley,” “we,” “us” and “our” refer to Morgan Stanley excluding its consolidated subsidiaries.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The securities are not insured or protected by the Securities Investor Protection Corporation or any other governmental agency.

MORGAN STANLEY

January 25, 2006

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, the SEC maintains a website that contains reports, proxy statements and other information that we electronically file. The address of the SEC’s website is http://www.sec.gov.

     This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we and the Morgan Stanley Capital Trusts are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

     Our common stock, par value $0.01 per share, is listed on the New York Stock Exchange, Inc. and the Pacific Exchange, Inc. under the symbol “MS.” You may inspect reports, proxy statements and other information concerning us and our consolidated subsidiaries at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and the Pacific Exchange, Inc., 115 Sansome Street, San Francisco, California 94104.

     The SEC allows us to incorporate by reference much of the information we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, other than information in the documents or filings that is deemed to have been furnished and not filed, until we and the Morgan Stanley Capital Trusts complete our offering of the securities to be issued under the registration statement or, if later, the date on which any of our affiliates cease offering and selling these securities:

  Annual Report on Form 10-K for the fiscal year ended November 30, 2004, as updated by Exhibit 99.1 of our Current Report on Form 8-K filed on October 12, 2005;

  Quarterly Reports on Form 10-Q for the quarterly periods ended February 28, 2005 and May 31, 2005, each as updated by Exhibit Nos. 99.2 and 99.3, respectively, of our Current Report on Form 8-K filed on October 12, 2005;

  Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2005; and

  Current Reports on Form 8-K dated December 13, 2004, December 21, 2004, January 5, 2005, January 14, 2005 (both reports), January 21, 2005, March 3, 2005, March 17, 2005, March 23, 2005, March 28, 2005 (both reports), April 1, 2005, April 2, 2005, April 4, 2005, April 6, 2005, April 13, 2005, April 30, 2005, May 4, 2005, May 13, 2005, May 16, 2005, May 18, 2005, June 13, 2005 (as amended by a Form 8-K/A filed on June 14, 2005), June 22, 2005, June 23, 2005, June 30, 2005 (three reports), July 11, 2005, August 17, 2005 (both reports), August 31, 2005, September 2, 2005, September 6, 2005, September 9, 2005, September 19, 2005, September 21, 2005, October 12, 2005 (the Current Report dated October 12, 2005 updates the historical financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2004 and Quarterly Reports on Form 10-Q for the periods ended February 28, 2005 and May

31, 2005 for certain discontinued operations and the transfer of the principal components of the residential mortgage loan business from the Discover business to the Institutional Securities business), October 31, 2005; November 14, 2005, November 22, 2005 (2 filings), December 2, 2005, December 12, 2005, December 20, 2005 (2 filings), December 21, 2005 and January 10, 2006.

     You can request a copy of these documents, excluding exhibits not specifically incorporated by reference into these documents, at no cost, by writing or telephoning us at the following address:

Morgan Stanley
1585 Broadway
New York, New York 10036
Attention: Investor Relations
(212) 761-4000

     There are no separate financial statements of the Morgan Stanley Capital Trusts in this prospectus. We do not believe these financial statements would be material to holders of the capital securities because:

  the Morgan Stanley Capital Trusts are special purpose entities that will not have any independent operations other than issuing capital securities and common securities, which are together referred to as “trust securities,” holding junior subordinated debentures of Morgan Stanley as trust assets and other necessary or incidental activities as described in this prospectus or any applicable prospectus supplement; and

  Morgan Stanley guarantees the payments on the capital securities of the Morgan Stanley Capital Trusts.

     We do not expect any of the Morgan Stanley Capital Trusts will be subject to the reporting requirements of the Securities Exchange Act of 1934.

MORGAN STANLEY

     Morgan Stanley is a global financial firm that, through its subsidiaries and affiliates, provides its products and services to a large and diversified group of clients and customers, including corporations, governments, financial institutions and individuals. Morgan Stanley was originally incorporated under the laws of the State of Delaware in 1981, and its predecessor companies date back to 1924. Morgan Stanley conducts its business from its headquarters in New York, its regional offices and branches throughout the United States and its principal offices in London, Tokyo, Hong Kong and other world financial centers. Morgan Stanley maintains leading market positions in each of its business segments — Institutional Securities, Retail Brokerage, Asset Management and Discover.

      Morgan Stanley’s Institutional Securities business includes:

  Investment banking, including securities underwriting and distribution and financial advisory services, including advice on mergers and acquisitions, restructurings, real estate and project finance.

  Sales, trading, financing and market-making activities in equity securities and related products and fixed income securities and related products, including foreign exchange and commodities.

  Other activities, such as principal investing and real estate investment management; providing benchmark indices and risk management analytics; and research.

Morgan Stanley’s Retail Brokerage business includes:

  Comprehensive brokerage, investment and financial services designed to accommodate individual investment goals and risk profiles.

Morgan Stanley’s Asset Management business includes:

  Global asset management products and services for individual and institutional investors, through three principal distribution channels: a proprietary channel consisting of Morgan Stanley’s representatives; a non-proprietary channel consisting of third-party broker-dealers, banks, financial planners and other intermediaries; and Morgan Stanley’s institutional channel.

Morgan Stanley’s Discover business includes:

  Discover Financial Services, which offers Discover®-branded cards and other consumer finance products and services.

  Discover Network, a network of merchant and cash access locations primarily in the United States and PULSE EFT Association, Inc., a U.S.-based automated teller machine/debit network.

  Consumer Banking Group International, which includes Morgan Stanley-branded cards and personal loan products in the United Kingdom.

     Morgan Stanley’s principal executive offices are at 1585 Broadway, New York, New York 10036, and its telephone number is (212) 761-4000. Under this heading, “Use of Proceeds” and “Consolidated Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Stock Dividends,” the terms “Morgan Stanley,” “we,” “us” and “our” include Morgan Stanley and its consolidated subsidiaries.

THE MORGAN STANLEY CAPITAL TRUSTS

     We created the Morgan Stanley Capital Trusts, each of which is a Delaware statutory trust, pursuant to trust agreements and the filing of certificates of trust with the Delaware Secretary of State. We will execute amended and restated trust agreements for the Morgan Stanley Capital Trusts, referred to in this prospectus as the “trust agreements,” which will state the terms and conditions for the Morgan Stanley Capital Trusts to issue and sell their trust securities. We have filed a form of trust agreement as an exhibit to the registration statement of which this prospectus forms a part. We, as holder of the common securities, intend to select our employees, officers or affiliates to serve as administrators of the Morgan Stanley Capital Trusts.

      Each Morgan Stanley Capital Trust exists solely to

  issue and sell its trust securities;

  use the proceeds from the sale of its trust securities to purchase Morgan Stanley’s junior subordinated debentures; and

  engage in other activities that are necessary, convenient or incidental to the above purposes (such as registering the transfer of trust securities).

     Accordingly, our junior subordinated debentures will be the sole assets of each Morgan Stanley Capital Trust, and payments under the junior subordinated debentures owned by each Morgan Stanley Capital Trust will be its sole source of revenues.

     We will hold directly or indirectly all of the common securities of each of the Morgan Stanley Capital Trusts. Unless otherwise specified in the applicable prospectus supplement, the common securities will represent an aggregate liquidation amount equal to at least 3% of each Morgan Stanley Capital Trust’s total capitalization. The capital securities will represent the remaining percentage of each Morgan Stanley Capital Trust’s total capitalization. The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the capital securities. However, if there is an event of default under, or if Morgan Stanley defaults in payments due under, the junior subordinated debentures owned by a Morgan Stanley Capital Trust, then distributions, redemption payments and liquidation payments must be paid to the holders of the capital securities of that trust before any payments are paid to the holders of the common securities of that trust. Unless otherwise specified in the applicable prospectus supplement, each Morgan Stanley Capital Trust will have a term of approximately 50 years from the initial issue date of its capital securities, but may dissolve earlier as provided in the applicable trust agreement and described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the name and address of the Delaware trustee for each Morgan Stanley Capital Trust will be The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711, and the name and address of the property trustee, the guarantee trustee and the indenture trustee for each Morgan Stanley Capital Trust will be The Bank of New York, 101 Barclay Street, Floor 8 West, New York, New York 10286.

     The capital securities will be guaranteed by us as described in this prospectus and the applicable prospectus supplement.

     Only we, as direct or indirect owner of the common securities, can remove or replace the administrators. In addition, we can increase or decrease the number of administrators. Also, we, as direct or indirect holder of the common securities, will generally have the sole right to remove or replace the property trustee and Delaware trustee. However, if a default with respect to the junior subordinated debentures occurs, then, so long as that default is continuing, the holders of a majority in liquidation amount of the outstanding capital securities of that trust may remove and replace the property trustee and Delaware trustee for that trust at any time.

     We will pay all fees and expenses related to the organization of the Morgan Stanley Capital Trusts and the offering of the capital securities. We will also pay all ongoing costs and expenses of the Morgan Stanley Capital Trusts, except each trust’s obligations under the trust securities.

USE OF PROCEEDS

     The Morgan Stanley Capital Trusts will use all proceeds from the sale of trust securities to purchase junior subordinated debentures from us. Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our junior subordinated debentures for general corporate purposes, which may include, among other things:

  additions to working capital;

  the redemption of outstanding preferred stock;

  the repurchase of outstanding common stock; and

  the repayment of indebtedness.

     We anticipate that we will raise additional funds from time to time through equity or debt financing, including borrowings under revolving credit agreements, to finance our businesses worldwide.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND
EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth Morgan Stanley’s consolidated ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for the periods indicated.

	Nine Months Ended		Fiscal Year

	August 31, 2005	August 31, 2004	2004	2003	2002	2001	2000

Ratio of earnings to fixed charges	1.3	1.5	1.5	1.5	1.4	1.3	1.5
Ratio of earnings to fixed charges and
preferred stock dividends	1.3	1.5	1.5	1.5	1.4	1.3	1.5

     For purposes of calculating the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends, earnings are the sum of:

  income before losses from unconsolidated investees, income taxes, (loss)/gain on discontinued operations, cumulative effect of accounting change and fixed charges;

      less:

  dividends on preferred securities subject to mandatory redemption.

      For purposes of calculating both ratios, fixed charges are the sum of:

  interest cost, including interest on deposits;

  dividends on preferred securities subject to mandatory redemption; and

  that portion of rent expense estimated to be representative of the interest factor.

      The preferred stock dividend amounts represent pre-tax earnings required to cover dividends on preferred stock.

DESCRIPTION OF CAPITAL SECURITIES

     Each Morgan Stanley Capital Trust will issue only one series of capital securities and one series of common securities. The trust agreement for each Morgan Stanley Capital Trust will be qualified as an indenture under the Trust Indenture Act of 1939. The capital securities will have terms and will be subject to conditions as set forth in the trust agreement or made a part of the trust agreement by the Trust Indenture Act. This summary of certain provisions of the capital securities and each trust agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each trust agreement, including the definitions of certain terms, and those provisions made part of each trust agreement by the Trust Indenture Act. A form of the trust agreement to be used in connection with the issuance of the capital securities and a form of the capital securities are filed as exhibits to the registration statement that includes this prospectus. Wherever particular defined terms of a trust agreement are referred to in this prospectus, those defined terms are incorporated in this prospectus by reference. A copy of the form of the trust agreement is available upon request from the property trustee of the relevant trust.

General

     The capital securities will represent preferred undivided beneficial interests in the assets of the applicable Morgan Stanley Capital Trust. The only assets of a Morgan Stanley Capital Trust, and its only source of revenues, will be the junior subordinated debentures purchased by the Morgan Stanley Capital Trust with the proceeds from the sale of its trust securities. Accordingly, distribution and other payment dates for the trust securities will correspond with the interest and other payment dates for the junior subordinated debentures. If we do not make payments on the junior subordinated debentures in accordance with their terms, the Morgan Stanley Capital Trust will not have funds available to pay distributions or other amounts payable on the trust securities issued by that Morgan Stanley Capital Trust in accordance with their terms. The capital securities issued by a Morgan Stanley Capital Trust will rank equally, and payments will be made proportionately, with the common securities issued by that Morgan Stanley Capital Trust except as described below under “—Subordination of Common Securities” and in the applicable prospectus supplement. Payments on the capital securities will be fully and unconditionally guaranteed by us to the extent described under “Description of Guarantees” and in the applicable prospectus supplement.

     The Morgan Stanley Capital Trusts may offer such aggregate offering price of capital securities as may be authorized by them and by us from time to time for issuance under the registration statement of which this prospectus is a part.

     Each Morgan Stanley Capital Trust will describe the specific terms of the capital securities it is offering in the applicable prospectus supplement, including:

  the specific designation, liquidation amount, number to be issued by the Morgan Stanley Capital Trust and purchase price;

  the currency or units based on or relating to currencies in which distributions and other payments will or may be payable;

  the distribution rates (or the method by which the rates will be determined), if any;

  the dates on which any distributions will be payable;

  any provisions relating to deferral of distribution payments;

  the places where distributions and other amounts payable on the capital securities will be payable;

  any repayment, redemption, prepayment or sinking fund provisions;

  any conversion or exchange provisions;

  the voting rights, if any, of holders of the capital securities;

  the terms and conditions, if any, upon which the assets of the Morgan Stanley Capital Trust may be distributed to holders of the capital securities;

  any applicable U.S. federal income tax consequences; and

  any other specific terms of the capital securities.

     If indicated in the applicable prospectus supplement, the terms of the trust agreement for, and capital securities offered by, a Morgan Stanley Capital Trust may differ from the terms summarized in this prospectus.

Distributions

     Distributions on the capital securities will be cumulative, unless otherwise indicated in the applicable prospectus supplement. Distributions will accumulate from and including the date of original issuance and will be payable on the dates specified in the applicable prospectus supplement. The amount of distributions payable for any period less than a full distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in that period, unless otherwise specified in the applicable prospectus supplement. Distributions payable for each full distribution period will be computed by dividing the annual rate by four, unless otherwise specified in the applicable prospectus supplement.

Subordination of Common Securities

     Payment of distributions on, and other amounts payable under, the capital securities and the common securities issued by a Morgan Stanley Capital Trust will be made proportionately based on the liquidation amount of the capital securities and the common securities. However, unless otherwise provided in the applicable prospectus supplement, if on any distribution date or other payment date, there exists with respect to the subordinated debentures owned by a Morgan Stanley Capital Trust a default as a result of any failure by us to pay any amounts in respect of the junior subordinated debentures when due (a “debenture default”) or an event of default, no payment of any distribution on, or other amounts payable under, the common securities will be made unless cash payment in full of all accumulated amounts then due and payable with respect to all of the Morgan Stanley Capital Trust’s outstanding capital securities has been made or provided for, and all funds immediately available to the property trustee will first be applied to the cash payment in full of all distributions on, and all other amounts with respect to, capital securities then due and payable.

     In the case of any event of default under the applicable trust agreement occurring as a result of a debenture default or an event of default with respect to the junior subordinated debentures owned by the Morgan Stanley Capital Trust, the holders of the applicable Morgan Stanley Capital Trust’s common securities will have no right to act with respect to the event of default under the applicable trust agreement until the effects with respect to the capital securities of all such events of default have been cured, waived or otherwise eliminated. Until all such events of default have been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the capital securities and not on behalf of the holders of the common securities, and only the holders of the capital securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution upon Dissolution

     Unless otherwise specified in the applicable prospectus supplement, the amount payable on capital securities in the event of any liquidation of a Morgan Stanley Capital Trust will be the stated liquidation amount per capital security plus accumulated and unpaid distributions, which, unless otherwise specified in the applicable prospectus supplement, may be in the form of a distribution of the junior subordinated debentures owned by the Morgan Stanley Capital Trust.

     The holders of all the outstanding common securities of a Morgan Stanley Capital Trust will have the right at any time to dissolve the Morgan Stanley Capital Trust and, after satisfaction of liabilities to creditors of the Morgan Stanley Capital Trust as provided by applicable law, cause the junior subordinated debentures owned by the Morgan Stanley Capital Trust to be distributed to the holders of the capital securities and common securities in liquidation of the Morgan Stanley Capital Trust as described in the applicable prospectus supplement. Other terms for the dissolution of a Morgan Stanley Capital Trust and the distribution or liquidation of its assets to holders of trust securities will be set forth in the applicable prospectus supplement.

Capital Securities Events of Default; Notice

     Unless otherwise specified in the applicable prospectus supplement, any one of the following events constitutes an event of default under a trust agreement, which we refer to as a “capital securities event of default,” regardless of the reason for the capital securities event of default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

  the occurrence of a default with respect to the junior subordinated debentures in which the proceeds from the sale of the trust securities have been invested;

  default by the applicable Morgan Stanley Capital Trust or the property trustee in the payment of any distribution on the capital securities when it becomes due and payable, and continuation of the default for a period of 30 days;

  default by the applicable Morgan Stanley Capital Trust or the property trustee in the payment of any redemption price of any trust security issued pursuant to its trust agreement when it becomes due and payable;

  default in the performance, or breach, in any material respect, of any covenant or warranty of the applicable property trustee and Delaware trustee (other than a covenant or warranty described above dealing with default in the payment of any distribution or redemption price) and continuation of such default or breach for a period of 60 days after written notice has been given, by registered or certified mail, to the applicable property trustee and Delaware trustee and us by the holders of at least 25% in aggregate liquidation amount of the capital securities outstanding, which notice must specify the default or breach, demand it be remedied and state that it is a “Notice of Default” under the applicable trust agreement; or

  the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee or all or substantially all of its property if a successor property trustee has not been appointed within 90 days of the event.

     Within ten business days after the occurrence of any capital securities event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the applicable trust securities and the administrators, unless the capital securities event of default has been cured or waived. In addition, the property trustee will notify each holder of the capital securities of any notice of default received by it with respect to the junior subordinated debentures. We, as depositor, and the administrators are required to file annually with the property trustee a certificate as to whether or not the applicable Morgan Stanley Capital Trust is in compliance with all the conditions and covenants under its trust agreement.

     The existence of a capital securities event of default does not entitle the holders of capital securities to accelerate the maturity thereof.

     If a debenture default or event of default has occurred and is continuing in respect of the junior subordinated debentures owned by a Morgan Stanley Capital Trust, the capital securities issued by that Morgan Stanley Capital Trust will have a preference over the common securities issued by the Morgan Stanley Capital Trust with respect to payments of any amounts in respect of the capital securities as described above under “––Subordination of Common Securities.”

Removal of Morgan Stanley Capital Trustees; Appointment of Successors

     The holders of at least a majority in aggregate liquidation amount of the outstanding capital securities may remove the property trustee or the Delaware trustee for cause or, if a default has occurred and is continuing with respect to the junior subordinated debentures owned by the Morgan Stanley Capital Trust, with or without cause. If a property trustee or Delaware trustee is removed by the holders of the outstanding capital securities, the successor may be appointed by the holders of at least 25% in liquidation amount of the outstanding capital securities. If a property trustee or Delaware trustee resigns, the resigning property trustee or Delaware trustee will appoint its successor. If a resigning property trustee or Delaware trustee fails to appoint a successor, the holders of at least 25% in liquidation amount of the outstanding capital securities may appoint a successor. If a successor has not been appointed by the holders, any holder of capital securities or common securities or the property trustee or the Delaware trustee may petition a court of competent jurisdiction to appoint a successor. Any Delaware trustee must meet the applicable requirements of Delaware law. Any property trustee must be a national or state-chartered bank and at the time of appointment have capital and surplus of at least $50,000,000. No resignation or removal of a property trustee or Delaware trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.

Merger or Consolidation of Morgan Stanley Capital Trustees

     Any entity into which a property trustee or Delaware trustee is merged or converted or with which it is consolidated, or any entity resulting from any merger, conversion or consolidation to which the property trustee or the Delaware trustee is a party, or any entity succeeding to all or substantially all the corporate trust business of the property trustee or the Delaware trustee, will be the successor of that property trustee or Delaware trustee under each trust agreement, provided it is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Morgan Stanley Capital Trusts

     A Morgan Stanley Capital Trust may not merge with or into, consolidate or amalgamate with, be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as otherwise set forth in the applicable trust agreement. A Morgan Stanley Capital Trust may, at the request of the holders of its common securities and with the consent of the holders of at least a majority in aggregate liquidation amount of its outstanding capital securities, merge with or into, consolidate or amalgamate with, be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state of the United States, so long as the successor entity either:

expressly assumes all the obligations of the Morgan Stanley Capital Trust with respect to the capital securities of that Morgan Stanley Capital Trust, or substitutes for the capital securities of that Morgan Stanley Capital Trust other securities having substantially the same terms as those capital securities so long as the successor securities have the same priority as the capital securities with respect to distributions and payments upon liquidation, redemption and otherwise;

  the successor entity has a trustee possessing the same powers and duties as the property trustee appointed to hold the junior subordinated debentures;

  the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the capital securities of that Morgan Stanley Capital Trust (including any successor securities) to be downgraded by any nationally recognized statistical rating organization;

  the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) in any material respect;

  the successor entity has a purpose substantially identical to that of the Morgan Stanley Capital Trust;

  prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the property trustee and Delaware trustee have received an opinion from independent counsel experienced in these matters to the effect that:

  the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) of that Morgan Stanley Capital Trust in any material respect, and following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Morgan Stanley Capital Trust nor the successor entity will be required to register as an “investment company” under the Investment Company Act of 1940; and
  Morgan Stanley or any permitted transferee to whom Morgan Stanley has transferred the common securities owns, directly or indirectly, all of the common securities of the successor entity and guarantees the obligations of the successor entity with respect to the successor securities at least to the extent provided by the related guarantee with respect to the capital securities.

Notwithstanding the foregoing, a Morgan Stanley Capital Trust may not, except with the consent of holders of 100% in aggregate liquidation amount of the capital securities of that Morgan Stanley Capital Trust, merge with or into, consolidate or amalgamate with, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to merge with or into, consolidate or amalgamate with, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Morgan Stanley Capital Trust or the successor entity to be taxable as a corporation for U.S. federal income tax purposes.

Voting Rights; Amendment of Trust Agreements

     Except as provided below and under “—Removal of Morgan Stanley Capital Trustees; Appointment of Successors” and “Description of Guarantees—Amendments and Assignment” and as otherwise required by law and the applicable trust agreement, the holders of the capital securities will have no voting rights.

     Each trust agreement may be amended from time to time by the holders of at least a majority in aggregate liquidation amount of the common securities and the property trustee, without the consent of the holders of the capital securities, to:

  cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, provided that the amendment will not adversely affect in any material respect the interests of any holder of trust securities; or

  modify, eliminate or add to any provisions of the trust agreement to the extent necessary to ensure that the Morgan Stanley Capital Trust will not be taxable as a corporation for U.S. federal income tax purposes at any time that any trust securities are outstanding or to ensure that the Morgan Stanley Capital Trust will not be required to register as an “investment company” under the Investment Company Act of 1940.

     Any amendment of the trust agreement without the consent of the holders of the capital securities will become effective when notice of the amendment is given to the holders of trust securities.

     Each trust agreement may be amended by the holders of at least a majority in aggregate liquidation amount of the common securities and the property trustee with:

  the consent of holders representing at least a majority in aggregate liquidation amount of the outstanding capital securities; and

  receipt by the Delaware trustee and the property trustee of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the Delaware trustee and the property trustee in accordance with the amendment will not cause the Morgan Stanley Capital Trust to be taxable as a corporation for U.S. federal income tax purposes or affect the Morgan Stanley Capital Trust’s exemption from status as an “investment company” under the Investment Company Act of 1940;

except that, without the consent of each holder of trust securities affected, a trust agreement may not be amended to:

  change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date, or restrict the right of a holder of trust securities to institute suit for the enforcement of payment of any distribution on the trust securities on or after such date.

     So long as any junior subordinated debentures are held by a Morgan Stanley Capital Trust, the property trustee will not:

  direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or execute any trust or power conferred on the property trustee with respect to the junior subordinated debentures, waive any past default that may be waived under the relevant indenture,

  exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal amount of the junior subordinated debentures, or consent to any amendment, modification or termination of the relevant indenture or junior subordinated debentures, where the consent is required,

without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate liquidation amount of the outstanding capital securities, except that, if a consent under the relevant indenture would require the consent of each holder of the junior subordinated debentures affected, no consent will be given by the property trustee without the prior consent of each holder of the capital securities.

     In addition to obtaining the foregoing approvals of the holders of the capital securities, before taking any of the foregoing actions, the property trustee will obtain an opinion of counsel experienced in these matters to the effect that the Morgan Stanley Capital Trust will not be taxable as a corporation for U.S. federal income tax purposes on account of the action. The property trustee may not revoke any action previously authorized or approved by a vote of the holders of the capital securities issued by the Morgan Stanley Capital Trust except by subsequent vote of the holders of the capital securities.

     Any required approval of holders of capital securities may be given at a meeting of holders of capital securities convened for that purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of capital securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be given to each registered holder of capital securities in the manner set forth in each trust agreement.

     No vote or consent of the holders of capital securities will be required to redeem and cancel the capital securities in accordance with the applicable trust agreement.

     Any capital securities that are owned by us, the Delaware trustee, the property trustee, the administrators or any of our affiliates or affiliates of any Delaware trustee or property trustee, will, for purposes of a vote or consent under any of the circumstances described above, be treated as if they were not outstanding.

Expenses and Taxes

     In the junior subordinated debentures owned by a Morgan Stanley Capital Trust, we, as borrower, will agree to pay all debts and other obligations (other than with respect to the capital securities issued by the Morgan Stanley Capital Trust) and all costs and expenses of the Morgan Stanley Capital Trust (including costs and expenses relating to the organization of the Morgan Stanley Capital Trust, the fees and expenses of the Delaware trustee and property trustee on behalf of the Morgan Stanley Capital Trust and the costs and expenses relating to the operation of the Morgan Stanley Capital Trust) and to pay any and all taxes and all costs and expenses with respect to those taxes (other than U.S. withholding taxes) to which the Morgan Stanley Capital Trust might become subject. The foregoing obligations under the junior subordinated debentures owned by a Morgan Stanley Capital Trust are for the benefit of, and shall be enforceable by, any person to whom any of those debts, obligations, costs, expenses and taxes payable by the Morgan Stanley Capital Trust are owed, whether or not that person has received notice of the debts, obligations, costs, expenses or taxes. Any such person may enforce these obligations directly against us, and we will irrevocably waive any right or remedy to require that person to take any action against a Morgan Stanley Capital Trust or any other person before proceeding against us. We will also agree in the junior subordinated debentures owned by a Morgan Stanley Capital Trust to execute additional agreements necessary or desirable to give full effect to the foregoing.

Payment and Paying Agency

     The applicable prospectus supplement will specify the manner in which payments in respect of the capital securities will be made. Unless otherwise specified in the applicable prospectus supplement, the paying agent for capital securities will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrators. The paying agent will be permitted to resign as paying agent upon 30 days’ written notice to the property trustee and the administrators. If the property trustee is no longer the paying agent, the property trustee will appoint a successor (which must be a bank or trust company) reasonably acceptable to the administrators to act as paying agent.

Registrar and Transfer Agent

     Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the capital securities.

     Registration of transfers and exchanges of capital securities will be effected without charge by or on behalf of each Morgan Stanley Capital Trust, but the property trustee may require payment to cover any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Morgan Stanley Capital Trusts will not be required to register or cause to be registered the transfer of, or exchange or to cause to be exchanged, any capital securities that have been called for redemption.

Information Concerning the Property Trustee

     The property trustee, other than during the occurrence and continuance of a capital securities event of default, undertakes to perform only those duties specifically set forth in each trust agreement or provided by the Trust Indenture Act and, after a capital securities event of default has occurred that has not been cured or waived, must exercise the rights and powers vested in it by the applicable trust agreement for the benefit of the holders of trust securities using the same degree of care and skill as a prudent person would exercise in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the rights or powers vested in it by the applicable trust agreement, other than those vested in it upon the occurrence of a capital securities event of default, at the request of any holder of trust securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred in complying with the request or direction.

     For information concerning the relationships between The Bank of New York, which will initially be the property trustee, and us, see “Description of Junior Subordinated Debentures—Information Concerning the Indenture Trustee.”

Miscellaneous

     The administrators and the property trustee of each Morgan Stanley Capital Trust are authorized and directed to conduct the affairs of, and to operate, the applicable Morgan Stanley Capital Trust in such a way that the Morgan Stanley Capital Trust will not be deemed to be an “investment company” required to be registered under the Investment Company Act or taxed as a corporation for U.S. federal income tax purposes and so that the junior subordinated debentures owned by the Morgan Stanley Capital Trust will be treated as indebtedness of Morgan Stanley for U.S. federal income tax purposes. In this regard, the property trustee and the holders of common securities are authorized to take any action, not inconsistent with applicable law or the certificate of trust or the trust agreement of the applicable Morgan Stanley Capital Trust, that the property trustee and the holders of common securities determine in their discretion to be necessary or desirable for those purposes, as long as the action does not materially adversely affect the interests of the holders of the capital securities of the applicable Morgan Stanley Capital Trust.

      Holders of the trust securities have no preemptive or similar rights.

      The Morgan Stanley Capital Trusts may not borrow money, issue debt or mortgage or pledge any of their assets.

Governing Law

      Each trust agreement will be governed by, and construed in accordance with, the laws of the State of Delaware.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

     The junior subordinated debentures will constitute junior subordinated debt of Morgan Stanley and will be issued under a junior subordinated indenture entered into between us and The Bank of New York, as indenture trustee. The registration statement of which this prospectus forms a part includes as exhibits a junior subordinated indenture, dated as of October 1, 2004, between us and The Bank of New York, as indenture trustee (the “2004 indenture”), and four forms of junior subordinated indenture that may be entered into in the future between us and The Bank of New York, as indenture trustee. These indentures are substantially similar in all respects, except as described under “— Subordination” and as otherwise described below. The indenture governing the junior subordinated debentures to be owned by a particular Morgan Stanley Capital Trust will be identified in the prospectus supplement for the offering of the capital securities to be issued by that Morgan Stanley Capital Trust. The indentures contain, and the junior subordinated debentures, when issued, will contain, additional important terms and provisions. The following summaries of certain provisions of the indentures and the junior subordinated debentures do not purport to be complete and are subject to the detailed provisions of the indentures and junior subordinated debentures. Where appropriate, we use parentheses to refer you to the particular sections of the relevant indenture. Any reference to particular sections or defined terms of an indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

     This summary of the indentures and the junior subordinated debentures relates to terms and conditions applicable to the junior subordinated debentures generally. The particular terms of any series of junior subordinated debentures will be summarized in the applicable prospectus supplement. If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below.

General

     Each series of junior subordinated debentures issued under an indenture will, unless otherwise indicated in the applicable prospectus supplement, rank equally with all other series of junior subordinated debentures issued under that indenture and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in that indenture to all senior indebtedness of Morgan Stanley. See “—Subordination.” Most of our assets are owned by our subsidiaries. Therefore, our rights and the rights of our creditors, including holders of junior subordinated debentures, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we ourselves may be a creditor with recognized claims against the subsidiary. In addition, dividends, loans and advances to us from certain subsidiaries are restricted by legal requirements, including (in the case of Morgan Stanley & Co. Incorporated and Morgan Stanley DW Inc.) net capital requirements under the Securities Exchange Act of 1934 and under rules of certain exchanges and other regulatory bodies, and (in the case of Discover Bank, a Delaware-chartered bank and our wholly-owned indirect subsidiary, and other bank subsidiaries) by banking regulations. Except as otherwise provided in the applicable prospectus supplement, the relevant indenture will not limit the incurrence or issuance of other secured or unsecured debt of Morgan Stanley, including senior indebtedness, whether under that indenture, any other existing indenture or any other indenture that Morgan Stanley may enter into in the future, or otherwise afford holders of junior subordinated debentures protection in the event of a highly leveraged or similar transaction that may adversely affect the holders of the junior subordinated debentures. See “Subordination” and the applicable prospectus supplement relating to any offering of capital securities or junior subordinated debentures.

     We may issue junior subordinated debentures under an indenture from time to time in one or more series pursuant to a supplemental indenture or a resolution of our board of directors or a committee of our board of directors.

     The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered junior subordinated debentures:

  the title of the indenture under which the junior subordinated debentures will be issued;

  the title of the junior subordinated debentures;

  any limit upon the aggregate principal amount of the junior subordinated debentures;

  the date or dates on which the principal of the junior subordinated debentures is payable or the method of determination thereof, including the right or obligation, if any, of Morgan Stanley to shorten or extend the stated maturity date in certain circumstances;

  the rate or rates, if any, at which the junior subordinated debentures will bear interest, the dates on which that interest will be payable, the right or obligation, if any, of Morgan Stanley to defer or extend an interest payment date, the permitted duration of any such deferral or extension period, and, if applicable, the circumstances under which any such right or obligation will be exercisable or will arise and the record dates for any interest payable on any interest payment date or the method by which any of the foregoing will be determined;

  the place or places where the principal of and premium, if any, and interest on the junior subordinated debentures will be payable and where, subject to the terms of the relevant indenture as described below under “—Registration and Transfer of Junior Subordinated Debentures,” the junior subordinated debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon Morgan Stanley in respect of the junior subordinated debentures and that indenture may be made;

  any period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions upon which junior subordinated debentures may be redeemed, in whole or in part, at the option of Morgan Stanley or a holder of junior subordinated debentures;

  the obligation, if any, of Morgan Stanley to redeem, purchase or repay the junior subordinated debentures and the period or periods within which, the price or prices at which, and the other terms and conditions upon which the junior subordinated debentures will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

  the denominations in which any junior subordinated debentures will be issuable if other than denominations of $25 and any integral multiple of $25;

  if other than in U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the junior subordinated debentures will be payable, or in which the junior subordinated debentures will be denominated;

  if other than the principal amount, the portion of the principal amount of junior subordinated debentures that will be payable upon declaration of acceleration of maturity;

  any index or indices used to determine the amount of payments of principal of and premium, if any, and interest on the junior subordinated debentures and the manner in which those amounts will be determined;

  whether the junior subordinated debentures will be issuable in registered form or bearer form or both and, if bearer securities are issuable, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of the bearer securities;

  any additions or changes to the relevant indenture with respect to a series of junior subordinated debentures as will be necessary to permit or facilitate the issuance of that series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

  the appointment of any trustees, depositaries, authenticating or paying agents, transfer agents or registrars or other agents;

  whether the junior subordinated debentures will be convertible or exchangeable for other securities or property and, if so, the terms of any conversion or exchange and the terms of the other securities; and

  any other terms of the junior subordinated debentures, including any additions, modifications or deletions in the events of default or defaults under the relevant indenture or covenants of Morgan Stanley specified in that indenture with respect to the junior subordinated debentures, and any terms required by or advisable under applicable laws or regulations.

Registration and Transfer of Junior Subordinated Debentures

     Holders may present junior subordinated debentures for exchange, and holders of registered junior subordinated debentures may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the junior subordinated debentures and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the relevant indenture.

     Holders may transfer junior subordinated debentures in bearer form and the related coupons, if any, by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities.

Subordination

     Holders of the junior subordinated debentures should recognize that contractual provisions in the relevant indenture may prohibit us from making payments on these securities. The junior subordinated debentures are subordinate and junior in right of payment, to the extent and in the manner stated in the indenture under which the junior subordinated debentures are issued, to all of our senior indebtedness. The 2004 indenture defines senior indebtedness as (i) obligations of, or guaranteed or assumed by, Morgan Stanley for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, including obligations with respect to securities issued under the senior indenture or the senior subordinated indentures of Morgan Stanley, and amendments, renewals, extensions, modifications and refundings of any of that indebtedness or of those obligations, (ii) capitalized lease obligations of Morgan Stanley, (iii) obligations of Morgan Stanley issued or assumed as the deferred purchase price of property, (iv) obligations of Morgan Stanley in respect of interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements and (v) all obligations of the type referred to in clauses (i) through (iv) of other persons which Morgan Stanley has guaranteed or is responsible or liable for as obligor or otherwise. The definition of senior indebtedness set forth in the relevant indenture, if the junior subordinated debentures are not issued under the 2004 indenture, will differ from the definition set forth above and will be described in an applicable prospectus supplement. Non-recourse obligations and any other obligations specifically designated as being subordinate in right of payment to senior indebtedness are not senior indebtedness as defined under the indentures. (Section 1.01)

      The indentures do not restrict our ability to issue senior indebtedness.

     The indentures provide that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment of principal of, or any premium or interest on, any junior subordinated debentures may be made in the event:

  of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving us or a substantial part of our property;

  that (a) a default has occurred in the payment of principal, any premium, interest or other monetary amounts due and payable on any senior indebtedness or (b) there has occurred any other event of default concerning senior indebtedness, that permits the holder or holders of the senior indebtedness to accelerate the maturity of the senior indebtedness, with notice or passage of time, or both, and that event of default has continued beyond the applicable grace period, if any, and that default or event of default has not been cured or waived or has not ceased to exist; or

  that the principal of and accrued interest on any junior subordinated debentures have been declared due and payable upon an event of default as defined under the relevant indenture and that declaration has not been rescinded and annulled as provided under that indenture. (Section 13.01)

     We currently have outstanding four series of junior subordinated debentures, which were issued under a junior subordinated indenture, dated March 1, 1998, between us and The Bank of New York and purchased, respectively, by Morgan Stanley Capital Trust II, Morgan Stanley Capital Trust III, Morgan Stanley Capital Trust IV and Morgan Stanley Capital Trust V and have offered and sold an additional series of junior subordinated debentures, to be issued under the 2004 indenture, to Morgan Stanley Capital Trust VI (the “existing junior subordinated debentures”) with terms and conditions substantially similar to those of the junior subordinated debentures described in this prospectus. At November 30, 2005, there was $2,764 million aggregate principal amount of such junior subordinated debentures outstanding and we expect to issue approximately $889.2 million aggregate principal amount of additional junior subordinated debentures on or around January 26, 2006. The currently outstanding junior subordinated debentures contain certain acceleration provisions that could be triggered prior to the acceleration provisions of the junior subordinated debentures described in this prospectus. Accordingly, the four series of junior subordinated debentures outstanding could become due and payable prior to the junior subordinated debentures described in this prospectus. In addition, if the existing junior subordinated debentures were to be included in the definition of senior indebtedness pursuant to a supplemental indenture, the junior subordinated debentures described in this prospectus would also be subordinate and junior in right of payment, to the extent and in the manner stated in the relevant indenture, to the existing junior subordinated debentures.

Merger, Consolidation, Sale, Lease or Conveyance

     The relevant indenture provides that we will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of our assets to any other person, unless:

  we will be the continuing corporation; or

  the successor corporation or person that acquires all or substantially all of our assets:

    will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

    will expressly assume all of our obligations under the indenture and the junior subordinated debentures issued under that indenture; and

  immediately after the merger, consolidation, sale, lease or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of that indenture applicable to us. (Section 9.01)

     There are no covenants or other provisions in the relevant indenture that would afford holders of junior subordinated debentures additional protection in the event of a recapitalization transaction, a change of control of Morgan Stanley or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of Morgan Stanley or a sale, lease or conveyance of all or substantially all of our assets. However, we may provide specific protections, such as a put right or increased interest, for particular junior subordinated debentures, which we would describe in the applicable prospectus supplement.

Events of Default and Defaults

     The relevant indenture provides holders of junior subordinated debentures with remedies if we fail to perform specific obligations, such as making payments on the junior subordinated debentures, or if we become bankrupt. Holders should review these provisions and understand which of our actions trigger an event of default or a default and which actions do not. The relevant indenture permits the issuance of junior subordinated debentures in one or more series, and, in many cases, whether an event of default or a default has occurred is determined on a series by series basis.

     Events of Default. An event of default is defined under the relevant indenture, with respect to any series of junior subordinated debentures issued under that indenture, as being:

  failure to pay in full the interest accrued on any junior subordinated debentures of that series upon the conclusion of an extension of the interest payment period of a number of payment periods specified in that indenture or any indenture supplement or form of junior subordinated debenture and described in an applicable prospectus supplement and continuance of that failure for a period of 30 days;

  events of bankruptcy, insolvency or reorganization; or

  any other event of default provided in a supplemental indenture under which the series of junior subordinated debentures is issued. (Section 5.01)

     Defaults. A default is defined under the relevant indenture, with respect to any series of junior subordinated debentures issued under that indenture, as being:

  an event of default with respect to such series;

  default in payment of any principal of the junior subordinated debentures of that series, either at maturity or upon any redemption, by declaration or otherwise;

  default for 30 days in payment of any interest on any junior subordinated debentures of that series, provided, however, that a valid extension of an interest payment period by Morgan Stanley in accordance with the terms of the junior subordinated debentures of any series will not constitute a default in the payment of interest for this purpose;

  default for 60 days after written notice in the observance or performance of any other covenant or agreement in the junior subordinated debentures of that series or the indenture (other than a covenant or warranty with respect to the junior subordinated debentures of that series the breach or nonperformance of which is otherwise included in the definition of “event of default” or “default”); or

  any other default provided in a supplemental indenture under which the series of junior subordinated debentures is issued. (Section 5.06)

     Acceleration of Junior Subordinated Debentures upon an Event of Default and Other Remedies. The relevant indenture provides that:

  if an event of default due to the default in the payment of accrued interest on any series of junior subordinated debentures issued under that indenture occurs and is continuing, except for junior subordinated debentures the principal of which shall have already become due and payable, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding junior subordinated debentures of each affected series, voting as one class, or, if the junior subordinated debentures are held by a Morgan Stanley Capital Trust or a trustee of such Trust and in the absence of the indenture trustee or holders of the junior subordinated debentures so acting, the holders of at least 25% in aggregate liquidation amount of the outstanding capital securities of such Trust (voting as a separate class), by notice in writing to Morgan Stanley, may declare the principal of all junior subordinated debentures of each affected series and interest accrued thereon to be due and payable immediately; and

  if an event of default due to specified events of bankruptcy, insolvency or reorganization of Morgan Stanley occurs and is continuing, unless the principal of all the junior subordinated debentures shall have already become due and payable, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding junior subordinated debentures issued under that indenture, voting as one class, or, if the junior subordinated debentures are held by a Morgan Stanley Capital Trust or a trustee of such Trust and in the absence of the indenture trustee or holders of the junior subordinated debentures so acting, the holders of at least 25% in aggregate liquidation amount of the outstanding capital securities of such Trust (voting as a separate class), by notice in writing to Morgan Stanley may declare the principal of all those junior subordinated debentures and interest accrued thereon to be due and payable immediately. (Section 5.01)

     There is no right of acceleration with respect to defaults, except for those defaults that are also events of default. If a default in the payment of principal of, or any interest on, any series of junior subordinated debentures issued under an indenture occurs and is continuing and we fail to pay the full amount then due and payable with respect to all junior subordinated debentures of the affected series immediately upon the demand of the indenture trustee, the indenture trustee is entitled to institute an action or proceeding to collect the amount due and unpaid. (Section 5.02)

If any default occurs and is continuing, the indenture trustee may pursue legal action to enforce the performance of any provision in the relevant indenture to protect the rights of the indenture trustee and the holders of the junior subordinated debentures. (Section 5.04)

Annulment of Acceleration and Waiver of Defaults. In some circumstances, if any and all defaults under the relevant indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of affected junior subordinated debentures outstanding under that indenture, voting as one class, may waive past defaults of and annul past declarations of acceleration of the junior subordinated debentures. (Section 5.01)

     Prior to the acceleration of any junior subordinated debentures issued under the relevant indenture, the holders of a majority in aggregate principal amount of all series of junior subordinated debentures outstanding under that indenture with respect to which a default has occurred and is continuing, voting as one class, may waive any past default, other than a default in the payment of principal or interest (unless such default has been cured and an amount sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the trustee) or a default in respect of a covenant or provision in that indenture that cannot be modified or amended without the consent of the holder of each junior subordinated debenture affected. (Section 5.10)

Indemnification of Trustee for Actions Taken on Your Behalf. The relevant indenture contains a provision entitling the indenture trustee, subject to the duty of the indenture trustee during a default to act with the required standard of care, to be indemnified by the holders of junior subordinated debentures issued under that indenture before proceeding to exercise any right or power at the request of holders. (Section 6.02) Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each series of outstanding junior subordinated debentures of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the indenture trustee. (Section 5.09)

Limitation on Actions by You as an Individual Holder. The relevant indenture provides that no individual holder of junior subordinated debentures may institute any action against us under that indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

  the holder must have previously given written notice to the trustee of the continuing default;

  the holders of not less than 25% in aggregate principal amount of the outstanding junior subordinated debentures of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the indenture trustee reasonable indemnity;

  the indenture trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

  the holders of a majority in principal amount of the outstanding junior subordinated debentures of each affected series, voting as one class, must not have given directions to the indenture trustee inconsistent with those of the holders referred to above. (Sections 5.06 and 5.09)

Annual Certification. The relevant indenture contains a covenant that we will file annually with the indenture trustee a certificate of no default or a certificate specifying any default that exists. (Section 3.05)

Discharge, Defeasance and Covenant Defeasance

     We have the ability to eliminate most or all of our obligations on any series of junior subordinated debentures prior to maturity if we comply with the following provisions. (Section 10.01)

     Discharge of Indenture. If at any time we have:

  paid or caused to be paid the principal of and interest on all of the outstanding junior subordinated debentures of the series in accordance with their terms;

  delivered to the indenture trustee for cancellation all of the outstanding junior subordinated debentures of the series; or

  irrevocably deposited with the indenture trustee cash or, in the case of a series of junior subordinated debentures payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of junior subordinated debentures issued under the relevant indenture that have either become due and payable, or are by their terms due and payable within one year or are scheduled for redemption within one year in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, those junior subordinated debentures;

and if, in any such case, we also pay or cause to be paid all other sums payable by us under that indenture with respect to the series of junior subordinated debentures, then that indenture shall cease to be of further effect with respect to the junior subordinated debentures of such series, except as to certain rights with respect to the transfer and exchange of securities, rights of the holders to receive payment and certain other rights.

Defeasance of a Series of Securities at Any Time. We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of junior subordinated debentures at any time, which we refer to as “defeasance.”

     We may be released with respect to any outstanding series of junior subordinated debentures from the covenants described above limiting consolidations, mergers, asset sales and leases, and elect not to comply with that section without creating an event of default or a default. Discharge under these procedures is called “covenant defeasance.”

     Defeasance or covenant defeasance may be effected only if, among other things:

  we irrevocably deposit with the indenture trustee cash or, in the case of junior subordinated debentures payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, all outstanding junior subordinated debentures of the series being defeased;

  we deliver to the indenture trustee an opinion of counsel to the effect that:

    the holders of the series of junior subordinated debentures being defeased will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance; and

    the defeasance or covenant defeasance will not otherwise alter those holders’ U.S. federal income tax treatment of principal and interest payments on the series of junior subordinated debentures being defeased;

in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in U.S. federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law;

  no event or condition will exist that, under the provisions described under “—Subordination” above, would prevent us from making payments of principal or interest on the junior subordinated debentures at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after that deposit date; and

  we deliver to the indenture trustee an opinion of counsel to the effect that:

    the trust funds will not be subject to any rights of holders of senior indebtedness; and

    after the 91st day following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the indenture trustee and the holders of the junior subordinated debentures would be entitled to some enumerated rights as secured creditors in the trust funds. (Section 10.01)

Modification of Indentures

Modification Without Consent of Holders. We and the indenture trustee may enter into supplemental indentures without the consent of the holders of junior subordinated debentures issued under the relevant indentures to:

  secure any junior subordinated debentures;

  evidence the assumption of our obligations by a successor corporation;

  add covenants for the protection of the holders of junior subordinated debentures;

  cure any ambiguity or correct any inconsistency in the relevant indenture;

  establish the forms or terms of junior subordinated debentures of any series; and

  evidence the acceptance of appointment by a successor indenture trustee. (Section 8.01)

Modification with Consent of Holders. We and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of junior subordinated debentures outstanding under the relevant indenture, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, that indenture or modify in any manner the rights of the holders of those junior subordinated debentures. However, except as specified in the applicable prospectus supplement, we and the trustee may not make any of the following changes to any outstanding junior subordinated debenture without the consent of each holder that would be affected by such change:

  extend the final maturity of the principal;

  reduce the principal amount;

  reduce the rate or extend the time of payment of interest;

  reduce any amount payable on redemption;

  change the currency in which the principal, including any amount of original issue discount, premium, or interest thereon is payable;

  reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

  alter certain provisions of that indenture relating to the junior subordinated debentures not denominated in U.S. dollars;

  impair the right of any holder to institute suit for the enforcement of any payment on any junior subordinated debenture when due; or

  reduce the percentage of junior subordinated debentures the consent of whose holders is required for modification of that indenture.

     If the junior subordinated debentures are owned by a Morgan Stanley Capital Trust, none of the modifications described above may be made without the prior written consent of all the holders of capital securities of the Morgan Stanley Capital Trust. (Section 8.02)

Modification of Subordination Provisions. We may not amend an indenture to alter the subordination of any outstanding junior subordinated debentures without the written consent of each potentially adversely affected holder of senior indebtedness then outstanding. (Section 8.06)

Information Concerning the Indenture Trustee

     We and our subsidiaries maintain credit facilities and other ordinary banking relationships with The Bank of New York.

Governing Law

     The junior subordinated debentures and the indentures will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF GLOBAL SECURITIES

     We may issue the registered junior subordinated debentures and capital securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

     The specific terms of the depositary arrangement with respect to any portion of a series of securities to be represented by a registered global security will be described in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depositary arrangements.

     Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

     So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the relevant indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the relevant indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the relevant indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the relevant indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

     Payments of principal of, and premium, if any, and interest on, junior subordinated debentures, and any payments to holders with respect to capital securities, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Morgan Stanley, the indenture trustee, the Delaware trustee, the property trustee or any other agent of Morgan Stanley, agent of the applicable Morgan Stanley Capital Trust or agent of any of the aforementioned trustees, as the case may be, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     We and the Morgan Stanley Capital Trusts expect that the depositary for any securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution with respect to underlying securities to holders in respect of the registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We and the Morgan Stanley Capital Trusts also expect that payments by participants to owners of beneficial interests in the registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

     If the depositary for any securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us or the applicable Morgan Stanley Capital Trust, as the case may be, within 90 days, we or the applicable Morgan Stanley Capital Trust, as the case may be, will issue the securities in definitive form in exchange for the registered global security. In addition, we or the applicable Morgan Stanley Capital Trust, as the case may be, may at any time and in our sole discretion determine not to have any of the securities of a series represented by one or more registered global securities. We understand, however, that, under current industry practices, the depositary would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names as the depositary instructs the relevant trustee or other relevant agent of Morgan Stanley, the applicable Morgan Stanley Capital Trust or that trustee. It is expected that those instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security.

     The securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to those securities. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

DESCRIPTION OF GUARANTEES

     Morgan Stanley will execute and deliver a guarantee concurrently with the issuance by each Morgan Stanley Capital Trust of its capital securities for the benefit of the holders from time to time of those capital securities. The guarantee trustee will hold the guarantee for the benefit of the holders of the related Morgan Stanley Capital Trust’s capital securities. Morgan Stanley will qualify each of the guarantees as an indenture under the Trust Indenture Act. The guarantees will be subject to, and governed by, the Trust Indenture Act. This summary of certain provisions of the guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each guarantee, including the definitions of terms, and those provisions made part of each guarantee by the Trust Indenture Act. A form of guarantee is filed as an exhibit to the registration statement that includes this prospectus. A copy of the form of the guarantee is available upon request from the guarantee trustee. If indicated in the applicable prospectus supplement, the terms of a particular guarantee may differ from the terms discussed below.

General

     Morgan Stanley will irrevocably and unconditionally agree to pay in full, to the extent set forth in the guarantee, the guarantee payments to the holders of the capital securities covered by the guarantee, as and when due, regardless of any defense, right of set-off or counterclaim that the Morgan Stanley Capital Trust that issued the capital securities may have or assert other than the defense of payment. The following payments constitute guarantee payments with respect to capital securities that, to the extent not paid by or on behalf of the Morgan Stanley Capital Trust, will be subject to the applicable guarantee:

  any accumulated and unpaid distributions required to be paid on the applicable capital securities, to the extent that the applicable Morgan Stanley Capital Trust has funds on hand available for that purpose at that time;

  the applicable redemption price with respect to any capital securities called for redemption, which will include all accumulated and unpaid distributions to but excluding the date of redemption, to the extent that the applicable Morgan Stanley Capital Trust has funds on hand available for that purpose at that time; and

  upon a voluntary or involuntary dissolution, winding-up or liquidation of the applicable Morgan Stanley Capital Trust (unless the junior subordinated debentures owned by the Morgan Stanley Capital Trust are distributed to holders of the capital securities in accordance with the terms of the applicable trust agreement), the lesser of:

    the aggregate of the liquidation amount and all accumulated and unpaid distributions to the date of payment, and the amount of assets of the applicable Morgan Stanley Capital Trust remaining available for distribution to holders of capital securities on liquidation of the Morgan Stanley Capital Trust.

     Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the capital securities or by causing the applicable Morgan Stanley Capital Trust to pay those amounts to the holders.

     Each guarantee will be an irrevocable guarantee of the related Morgan Stanley Capital Trust’s payment obligations described above under the capital securities covered by the guarantee, but will apply only to the extent that the Morgan Stanley Capital Trust has funds sufficient to make such payments, and is not a guarantee of collection.

     If we do not make payments on the junior subordinated debentures owned by a Morgan Stanley Capital Trust, the Morgan Stanley Capital Trust will not be able to pay any amounts payable in respect of its capital securities and will not have funds legally available for that purpose. In that event, holders of the capital securities would not be able to rely upon the guarantee for payment of those amounts. Each guarantee will have the same ranking as the junior subordinated debentures owned by the Morgan Stanley Capital Trust that issues the capital securities covered by the guarantee. See “—Status of the Guarantees.” No guarantee will limit the incurrence or issuance of other secured or unsecured debt of Morgan Stanley.

Status of the Guarantees

     Each guarantee will constitute an unsecured obligation of Morgan Stanley and will rank equal to the junior subordinated debentures owned by the Morgan Stanley Capital Trust that issues the capital securities covered by the guarantee.

     Each guarantee will constitute a guarantee of payment and not of collection. Any holder of capital securities covered by the guarantee may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. Each guarantee will be held by the guarantee trustee for the benefit of the holders of the related capital securities. Each guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by or on behalf of the Morgan Stanley Capital Trust or, if applicable, distribution to the holders of the capital securities of the junior subordinated debentures owned by the Morgan Stanley Capital Trust.

Amendments and Assignment

     Except with respect to any changes that do not materially adversely affect the rights of holders of the capital securities issued by the Morgan Stanley Capital Trust, in which case no approval will be required, the guarantee that covers the capital securities may not be amended without the prior approval of the holders of at least a majority of the aggregate liquidation amount of the outstanding capital securities covered by the guarantee. The manner of obtaining any such approval will be as set forth under “Description of Capital Securities—Voting Rights; Amendment of Trust Agreements” and in the applicable prospectus supplement. All guarantees and agreements contained in each guarantee will bind the successors, assigns, receivers, trustees and representatives of Morgan Stanley and will inure to the benefit of the holders of the then outstanding capital securities covered by the guarantee.

Events of Default

     An event of default under a guarantee will occur upon the failure of Morgan Stanley to perform any of its payment obligations under that guarantee, or to perform any non-payment obligation if the non-payment default remains unremedied for 30 days. If an event of default under a guarantee occurred and is continuing, the guarantee trustee will enforce the guarantee for the benefit of the holders of capital securities covered by the guarantee. The holders of a majority in aggregate liquidation amount of the outstanding capital securities covered by the guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any right or power conferred upon the guarantee trustee under the guarantee.

     Any holder of capital securities covered by the guarantee may institute a legal proceeding directly against Morgan Stanley to enforce its rights under the guarantee without first instituting a legal proceeding against the applicable Morgan Stanley Capital Trust, the guarantee trustee or any other person or entity.

     We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants under the guarantee.

Information Concerning the Guarantee Trustee

     The guarantee trustee, other than during the occurrence and continuance of an event of default under the guarantee, undertakes to perform only those duties as are specifically set forth in the guarantee and, after the occurrence of an event of default with respect to the guarantee that has not been cured or waived, must exercise the rights and powers vested in it by the guarantee using the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the rights or powers vested in it by the guarantee at the request of any holder of the capital securities covered by the guarantee unless it is offered reasonable indemnity, including reasonable advances requested by it, against the costs, expenses and liabilities that might be incurred in complying with the request or direction.

     For information concerning the relationship between The Bank of New York, which will initially be the guarantee trustee, and Morgan Stanley, see “Description of Junior Subordinated Debentures—Information Concerning the Indenture Trustee.”

Termination of the Guarantee

     Each guarantee will terminate upon full payment of the redemption price of all of the capital securities covered by the guarantee, upon full payment of the amounts payable with respect to the capital securities upon liquidation of the related Morgan Stanley Capital Trust or upon distribution of the junior subordinated debentures owned by the Morgan Stanley Capital Trust to the holders of all the capital securities covered by the guarantee. Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the capital securities covered by the guarantee must repay any sums with respect to the capital securities or the guarantee.

Governing Law

     Each guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

PLAN OF DISTRIBUTION

     We may sell junior subordinated debentures and a Morgan Stanley Capital Trust may sell capital securities in three ways: (1) through agents, (2) through underwriters and (3) through dealers. The agents, underwriters or dealers in the United States will include Morgan Stanley & Co. Incorporated, which we refer to as MS & Co., and/or Morgan Stanley DW Inc., which we refer to as MSDWI, or other affiliates of ours, and the agents, underwriters or dealers outside the United States will include Morgan Stanley & Co. International Limited, which we refer to as MSIL, or other affiliates of ours.

     We and/or the applicable Morgan Stanley Capital Trust may designate agents from time to time to solicit offers to purchase these securities. We will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, and state any commissions we are to pay to that agent in the applicable prospectus supplement. That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

     If any underwriters are utilized in the sale of these securities, we and/or the applicable Morgan Stanley Capital Trust, as the case may be, will enter into an underwriting agreement with the underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public.

     If a dealer is utilized in the sale of these securities, we and/or the applicable Morgan Stanley Capital Trust, as the case may be, will sell the securities to the dealer, as principal, and will name the dealer in the applicable prospectus supplement. The dealer may then resell the securities to the public at varying prices to be determined by such dealer at the time of resale.

     In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any overallotment option. The underwriters can close out a covered short sale by exercising the overallotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of these securities compared to the price available under the overallotment option. The underwriters may also sell these securities or any other securities in excess of the overallotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters or dealer group, the agent acting on behalf of the underwriting syndicate or for itself may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the agent repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The underwriters are not required to engage in these activities and may end any of these activities at any time.

     If so indicated in the applicable prospectus supplement, one or more firms, including MS & Co., MSDWI and MSIL, which we refer to as “remarketing firms,” acting as principals for their own accounts or as agents for us and/or a Morgan Stanley Capital Trust, as the case may be, may offer and sell these securities as part of a remarketing upon their purchase, in accordance with their terms. We will identify any remarketing firm, the terms of its agreement, if any, with us and/or a Morgan Stanley Capital Trust, as the case may be, and its compensation in the applicable prospectus supplement.

     Remarketing firms, agents, underwriters and dealers may be entitled under agreements with us and/or a Morgan Stanley Capital Trust to indemnification by us and/or a Morgan Stanley Capital Trust, against some civil liabilities, including liabilities under the Securities Act of 1933, and may be customers of, engage in transactions with, or perform services for, us and/or a Morgan Stanley Capital Trust in the ordinary course of business.

     If so indicated in the applicable prospectus supplement, we and/or a Morgan Stanley Capital Trust will authorize agents, underwriters or dealers to solicit offers by some purchasers to purchase these securities from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to only those conditions described in the applicable prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers.

     Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

     MS & Co., MSDWI and MSIL are wholly owned subsidiaries of Morgan Stanley. Each initial offering of securities will be conducted in compliance with the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc., which is commonly referred to as the NASD, regarding a NASD member firm’s distributing the securities of an affiliate. Following the initial distribution of any of these securities, MS & Co., MSDWI, MSIL and other affiliates of Morgan Stanley may offer and sell these securities in the course of their business as broker-dealers, subject to obtaining any necessary approval of the New York Stock Exchange, Inc. for any of the offers and sales. MS & Co., MSDWI, MSIL and other affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. MS & Co., MSDWI, MSIL and other affiliates may use this prospectus in connection with these transactions. None of MS & Co., MSDWI, MSIL or any other affiliate is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

     Underwriters, agents and dealers participating in offerings of the securities that are not affiliates of Morgan Stanley or the applicable Morgan Stanley Capital Trust may presently or from time to time engage in business transactions with us, including extending loans to us.

     In the event that MS & Co., MSDWI or any other NASD member participates in a public offering of these securities: (a) post-effective amendments or prospectus supplements disclosing the actual price and selling terms will be submitted to the NASD’s Corporate Financing Department (the “Department”) at the same time they are filed with the SEC; (b) the Department will be advised if, subsequent to the filing of the offering, any 5% or greater shareholder of ours is or becomes an affiliate or associated person of an NASD member participating in the distribution; and (c) all NASD members participating in the offering will confirm their understanding of the requirements that have to be met in connection with SEC Rule 415 and Notice-to-Members 88-101. Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.

LEGAL MATTERS

     The validity of the capital securities will be passed upon for the Morgan Stanley Capital Trusts by Richards, Layton & Finger, P.A., or other counsel who is satisfactory to MS & Co. and/or MSDWI, as the case may be, and who may be an officer of Morgan Stanley. The validity of the junior subordinated debentures and the guarantees will be passed upon for Morgan Stanley by Davis Polk & Wardwell, or other counsel who is satisfactory to MS & Co. and/or MSDWI, as the case may be, and who may be an officer of Morgan Stanley. Certain legal matters relating to the securities will be passed upon for the underwriters by Sidley Austin LLP. Sidley Austin LLP has in the past represented Morgan Stanley and continues to represent Morgan Stanley and its affiliates on a regular basis and in a variety of matters.

EXPERTS

     The consolidated financial statements and financial statement schedules of Morgan Stanley and its subsidiaries, at November 30, 2004 and 2003 and for each of the three fiscal years in the period ended November 30, 2004, and management’s report on the effectiveness of internal control over financial reporting, which are incorporated in this prospectus by reference to Exhibit 99.1 to Morgan Stanley’s Current Report on Form 8-K filed October 12, 2005, Schedule I of Morgan Stanley’s Annual Report on Form 10-K for the fiscal year ended November 30, 2004, filed on February 11, 2005 (“2004 Form 10-K”) and Item 9A of the 2004 Form 10-K, respectively, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and include an explanatory paragraph referring to the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123 “Accounting for Stock-Based Compensation,” as amended by SFAS No. 148 “Accounting for Stock-Based Compensation Transition and Disclosure, an amendment of FASB Statement No. 123,” in 2003, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so included in reliance upon the respective reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to the unaudited interim financial information for the periods ended February 28, 2005 and February 29, 2004, May 31, 2005 and May 31, 2004 and August 31, 2005 and August 31, 2004, which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in Morgan Stanley’s Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2005 and in Exhibits 99.2 and 99.3 to the Current Report on Form 8-K filed October 12, 2005, and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933.

Morgan Stanley